                                                                   Exhibit 4.1.1
================================================================================

                           TRUMP CASINO HOLDINGS, LLC
                           TRUMP CASINO FUNDING, INC.
                                   as Issuers

                                       and

                                 THE GUARANTORS
                                  Named Herein


                      11 5/8% FIRST PRIORITY MORTGAGE NOTES
                                    DUE 2010

                                   ----------

                                    INDENTURE

                           DATED AS OF MARCH 25, 2003

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                     INDENTURE
ACT SECTION                                                          SECTION

310(a)(1)......................................................           7.10
   (a)(2)......................................................           7.10
   (a)(3)......................................................           N.A.
   (a)(4)......................................................           N.A.
   (a)(5)......................................................           7.10
   (b).........................................................           7.10
   (c).........................................................           N.A.
311(a).........................................................           7.11
   (b).........................................................           7.11
   (c).........................................................           N.A.
312(a).........................................................           2.05
   (b).........................................................          13.03
   (c).........................................................          13.03
313(a).........................................................           7.06
   (b)(1)......................................................          10.03
   (b)(2)......................................................      7.06;7.07
   (c).........................................................     7.06;13.02
   (d).........................................................           7.06
314(a).........................................................           4.03
   (b).........................................................          10.02
   (c)(1)......................................................          13.04
   (c)(2)......................................................          13.04
   (c)(3)......................................................           N.A.
   (d).........................................................          10.03
   (e).........................................................          13.05
   (f).........................................................           N.A.
315(a).........................................................           7.01
   (b).........................................................     7.05;13.02
   (c).........................................................           7.01
   (d).........................................................           7.01
   (e).........................................................           6.11
316(a) (last sentence).........................................           2.09
   (a)(1)(A)...................................................           6.05
   (a)(1)(B)...................................................           6.04
   (a)(2)......................................................           N.A.
   (b).........................................................           6.07
317(a)(1)......................................................           6.08
   (a)(2)......................................................           6.09
   (b).........................................................           2.04
318(a).........................................................          13.01
   (b).........................................................           N.A.
   (c).........................................................          13.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   Definitions.................................................   1
SECTION 1.02.   Other Definitions...........................................  35
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act...........  36
SECTION 1.04.   Rules of Construction.......................................  37

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.   Form and Dating.............................................  38
SECTION 2.02.   Execution and Authentication................................  38
SECTION 2.03.   Registrar and Paying Agent..................................  39
SECTION 2.04.   Paying Agent to Hold Money in Trust.........................  39
SECTION 2.05.   Holder Lists................................................  40
SECTION 2.06.   Transfer and Exchange.......................................  40
SECTION 2.07.   Replacement Notes...........................................  40
SECTION 2.08.   Outstanding Notes...........................................  41
SECTION 2.09.   Treasury Notes..............................................  41
SECTION 2.10.   Temporary Notes.............................................  41
SECTION 2.11.   Cancellation................................................  42
SECTION 2.12.   Defaulted Interest..........................................  42
SECTION 2.13.   Deposit of Monies...........................................  42
SECTION 2.14.   CUSIP Number................................................  42
SECTION 2.15.   Book-Entry Provisions for Global Notes......................  43
SECTION 2.16.   Registration of Transfers and Exchanges.....................  43
SECTION 2.17.   Restrictive Legends.........................................  48
SECTION 2.18.   Issuance of Additional Notes................................  49
SECTION 2.19.   Designation.................................................  50

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee..........................................  50
SECTION 3.02.   Selection of Notes to Be Redeemed...........................  50
SECTION 3.03.   Notice of Redemption........................................  51
SECTION 3.04.   Effect of Notice of Redemption..............................  51
SECTION 3.05.   Deposit of Redemption Price.................................  52
SECTION 3.06.   Notes Redeemed in Part......................................  52

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                                                                            PAGE

SECTION 3.07.   Optional Redemption.........................................  52
SECTION 3.08.   No Mandatory Redemption.....................................  53
SECTION 3.09.   Mandatory Disposition in Accordance with Gaming Laws........  53
SECTION 3.10.   Open Market Repurchases.....................................  54

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Payment of Notes............................................  54
SECTION 4.02.   Maintenance of Office or Agency.............................  55
SECTION 4.03.   Reports.....................................................  55
SECTION 4.04.   Compliance Certificate......................................  56
SECTION 4.05.   Taxes.......................................................  57
SECTION 4.06.   Stay, Extension and Usury Laws..............................  57
SECTION 4.07.   Limitation on Restricted Payments...........................  57
SECTION 4.08.   Limitation on Incurrence of Additional Indebtedness and
                Disqualified Equity Interests...............................  59
SECTION 4.09.   Limitation on Liens.........................................  60
SECTION 4.10.   Limitation on Dividends and Other Payment Restrictions
                Affecting Subsidiaries......................................  60
SECTION 4.11.   Limitation on Sale of Assets and Subsidiary Stock...........  61
SECTION 4.12.   Line of Business............................................  64
SECTION 4.13.   Corporate Existence.........................................  64
SECTION 4.14.   Repurchase of Notes at the Option
                of the Holder upon a Change of Control......................  64
SECTION 4.15.   Restriction on Sale and Issuance of Subsidiary Stock........  66
SECTION 4.16.   Events of Loss..............................................  66
SECTION 4.17.   Future Guarantors...........................................  68
SECTION 4.18.   Maintenance of Insurance and Properties.....................  68
SECTION 4.19.   Limitation on BHR Joint Venture.............................  70
SECTION 4.20.   Limitation on Transactions with Affiliates..................  71
SECTION 4.21.   Limitation on Activities of TC Funding......................  72
SECTION 4.22.   Restriction on Certain Agreements...........................  72
SECTION 4.23.   Limitation on Capital Expenditures..........................  72
SECTION 4.24.   Limitation on Status as Investment Company..................  73
SECTION 4.25.   Excess Cash Flow Offer......................................  73
SECTION 4.26.   Maintenance of Capex Reserve Account........................  74
SECTION 4.27.   Restriction on Repurchase or
                Redemption of Second Priority Notes.........................  74

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.   Limitation on Merger, Sale or Consolidation.................  75
SECTION 5.02.   Successor Corporation Substituted for the Company...........  76

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                                                                            PAGE

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default and Remedies..............................  76
SECTION 6.02.   Acceleration................................................  78
SECTION 6.03.   Other Remedies..............................................  79
SECTION 6.04.   Waiver of Past Defaults.....................................  79
SECTION 6.05.   Control by Majority.........................................  79
SECTION 6.06.   Limitation on Suits.........................................  79
SECTION 6.07.   Rights of Holders to Receive Payment........................  80
SECTION 6.08.   Collection Suit by Trustee..................................  80
SECTION 6.09.   Trustee May File Proofs of Claim............................  80
SECTION 6.10.   Priorities..................................................  81
SECTION 6.11.   Undertaking for Costs.......................................  81

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee...........................................  82
SECTION 7.02.   Rights of Trustee...........................................  83
SECTION 7.03.   Individual Rights of Trustee................................  84
SECTION 7.04.   Trustee's Disclaimer........................................  84
SECTION 7.05.   Notice of Defaults..........................................  84
SECTION 7.06.   Reports by Trustee to Holders...............................  84
SECTION 7.07.   Compensation and Indemnity..................................  85
SECTION 7.08.   Replacement of Trustee......................................  86
SECTION 7.09.   Successor Trustee by Merger, etc............................  87
SECTION 7.10.   Eligibility; Disqualification...............................  87
SECTION 7.11.   Preferential Collection of Claims Against Company...........  87

                                    ARTICLE 8

                          DISCHARGE OF INDENTURE; LEGAL
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   Satisfaction and Discharge..................................  87
SECTION 8.02.   Option to Effect Legal Defeasance
                or Covenant Defeasance......................................  88
SECTION 8.03.   Legal Defeasance and Discharge..............................  88
SECTION 8.04.   Covenant Defeasance.........................................  89
SECTION 8.05.   Conditions to Legal or Covenant Defeasance..................  89
SECTION 8.06.   Deposited Money and Government Securities to Be Held in
                Trust; Other Miscellaneous Provisions.......................  90
SECTION 8.07.   Repayment to Company........................................  91
SECTION 8.08.   Reinstatement...............................................  91

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                                                                            PAGE

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   Without Consent of Holders..................................  92
SECTION 9.02.   With Consent of Holders.....................................  92
SECTION 9.03.   Compliance with Trust Indenture Act.........................  94
SECTION 9.04.   Revocation and Effect of Consents...........................  94
SECTION 9.05.   Notation on or Exchange of Notes............................  94
SECTION 9.06.   Trustee to Sign Amendments, etc.............................  94

                                   ARTICLE 10

                                   COLLATERAL

SECTION 10.01.  Collateral Documents; Additional Collateral; Substitute
                Collateral..................................................  95
SECTION 10.02.  Recording, Registration and Opinions........................  97
SECTION 10.03.  Release of Collateral.......................................  98
SECTION 10.04.  Possession, Use and Release of Collateral...................  98
SECTION 10.05.  Specified Releases of Collateral............................  99
SECTION 10.06.  Unconditional Release of Collateral
                from Lien of Collateral Documents........................... 101
SECTION 10.07.  Form and Sufficiency of Release............................. 103
SECTION 10.08.  Purchaser Protected......................................... 103
SECTION 10.09.  Authorization of Actions to Be Taken
                by the Trustee Under the Collateral Documents............... 104
SECTION 10.10.  Authorization of Receipt of Funds by the
                Trustee Under the Collateral Documents...................... 104
SECTION 10.11.  Powers Exercisable by Receiver or Trustee................... 104
SECTION 10.12.  Access Intercreditor Agreement.............................. 104
SECTION 10.13.  Certain Provisions Relating to Mortgaged Property........... 105

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

SECTION 11.01.  Collateral Account.......................................... 106
SECTION 11.02.  Withdrawal of Loss Proceeds................................. 107
SECTION 11.03.  Withdrawal of Net Asset Sale
                Proceeds to Fund an Asset Sale Offer........................ 110
SECTION 11.04.  Withdrawal of Trust Monies for
                Investment in Replacement Assets............................ 110
SECTION 11.05.  Withdrawal of Capex Reserve Amount.......................... 112
SECTION 11.06.  Investment of Trust Monies.................................. 112
SECTION 11.07   Withdrawal of Net Loss Proceeds to Fund an Event of Loss
                Offer....................................................... 113
SECTION 11.07.  Use of Trust Monies; Retirement of Notes.................... 113
SECTION 11.08.  Withdrawal of Trust Monies for Open Market Repurchases...... 114
SECTION 11.09.  Disposition of Notes Retired................................ 115

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                                                                            PAGE

                                   ARTICLE 12

                                   GUARANTEES
SECTION 12.01.  Guarantees.................................................. 115
SECTION 12.02.  Execution and Delivery of Guarantees........................ 117
SECTION 12.03.  Guarantors May Consolidate, etc., on Certain Terms.......... 117
SECTION 12.04.  Limitation of Guarantor's Liability......................... 119
SECTION 12.05.  Application of Certain Terms
                and Provisions to the Guarantors............................ 119

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls................................ 120
SECTION 13.02.  Notices..................................................... 120
SECTION 13.03.  Communication by Holders with Other Holders................. 121
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.......... 121
SECTION 13.05.  Statements Required in Certificate or Opinion............... 122
SECTION 13.06.  Rules by Trustee and Agents................................. 122
SECTION 13.07.  No Personal Liability of Members,
                Stockholders, Officers, Directors; Non-Recourse............. 122
SECTION 13.08.  Governing Law............................................... 122
SECTION 13.09.  No Adverse Interpretation of Other Agreements............... 123
SECTION 13.10.  Successors.................................................. 123
SECTION 13.11.  Severability................................................ 123
SECTION 13.12.  Counterpart Originals....................................... 123
SECTION 13.13.  Table of Contents, Headings, etc............................ 123
SECTION 13.14.  Gaming Authorities.......................................... 123

EXHIBITS

EXHIBIT A    FORM OF NOTE AND GUARANTEE
EXHIBIT B    FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C    FORM OF TRANSFEREE LETTER OF REPRESENTATION
EXHIBIT D    FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH REGULATION S
             TRANSFERS
EXHIBIT E    FORM OF SECURITY AGREEMENT
EXHIBIT F-1  FORM OF MORTGAGE
EXHIBIT F-2  FORM OF LEASEHOLD MORTGAGE
EXHIBIT F-3  FORM OF SHIP MORTGAGE
EXHIBIT F-4  FORM OF PRIORITY INTERCREDITOR AGREEMENT

ANNEXES

ANNEX A      TERMS OF AMENDMENT TO PRIORITY INTERCREDITOR AGREEMENT

SCHEDULES

SCHEDULE 4.20(b)           RELATED TRANSACTIONS

                INDENTURE, dated as of March 25, 2003, among Trump Casino Holdings, LLC, a Delaware limited liability company (the "Company"), Trump Casino Funding, Inc., a Delaware corporation ("TC Funding", and together with the Company, the "Issuers"), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

                Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.           Definitions.

                "Accreted Value" means as of any date of determination, an amount per $1,000 principal amount at maturity of the Notes that is equal to the sum of (a) the original issue price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such original issue price which shall have been amortized through the end of the fiscal quarter immediately preceding such date.

                "Acquired Indebtedness" means Indebtedness or Disqualified Equity Interests of any person (a) existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries or (b) assumed in connection with the acquisition of property from such person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition, consolidation or merger. Indebtedness shall be deemed to be incurred on the date of the related acquisition of property from any person or the date the acquired person becomes a Subsidiary, including by designation, or the date of such merger or consolidation, as applicable.

                "Acquisition" means the purchase or other acquisition of any person or substantially all the property of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

                "Additional Interest" means, at any time, all liquidated damages then owing pursuant to the Registration Rights Agreement.

                "Additional Notes" means up to $25.0 million aggregate principal amount of Notes issued hereunder after the Issue Date.

                "Additional Second Priority Notes" means Second Priority Notes issued under the Second Priority Indenture after the Issue Date.

                "Administrative Services Agreement" means the Second Amended and Restated Services Agreement, dated as of January 1, 1998, by and among Trump Casino Services, L.L.C., Trump Plaza Associates, Trump Taj Mahal Associates, Trump Marina Associates, L.P. and Trump Indiana, Inc. (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

                "Affiliate" means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 5% or more of such person's Equity Interests or any officer or director of any such person or other person or with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "After-Acquired Property" means property acquired after the date hereof which is required to constitute Collateral pursuant to the provisions of this Indenture.

                "Agent" means any Registrar, Paying Agent or co-registrar.

                "Asset Acquisition" means (1) an Investment by the Company or any of its Subsidiaries in any other person pursuant to which such person shall become a Subsidiary of the Company or any of its Subsidiaries, or shall be merged with or into the Company or any Subsidiary of the Company or (2) the acquisition by the Company or any Subsidiary of the Company of the property of any person (other than a Subsidiary of the Company) that constitutes all or substantially all of the property of such person or comprises any division or line of business of such person or any other properties of such person other than in the ordinary course of business.

                "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale and leaseback transaction) to any person other than the Company or a Subsidiary, in one transaction or a series of related transactions, of:

                (1) any Equity Interest of any Subsidiary (excluding minimum issuances of directors' qualifying shares); or

                (2) the property of the Company or any of its Subsidiaries which constitutes substantially all of an operation unit or line of business of the Company or any of its Subsidiaries; or

                (3) any other property of the Company or any of its Subsidiaries outside of the ordinary course of business;

provided that notwithstanding the foregoing, the term "Asset Sale" shall not include:

                (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the property of the Company and its Subsidiaries, as permitted pursuant to Section 5.01 hereof;

                (b) the sale or lease of equipment, Inventory, Receivables or other property (including obsolete property) in the ordinary course of business and to the extent that such sales or leases are not part of a sale of the business in which such equipment was used or in which such Inventory or Receivables arose;

                (c) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

                (e) the sale, lease, conveyance, disposition or other transfer of any property to the Company or any other Subsidiary of the Company that is a Guarantor; or

                (f) the sale, lease, conveyance, disposition or other transfer of any property which has become obsolete or unfit for use, is no longer necessary in the conduct of the Company's businesses or has a fair market value less than $100,000 as determined in good faith by the board of directors of the Company.

                "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

                "Bankruptcy Code" means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

                "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

                "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                "Berthing Agreement" means the Trump Berthing Agreement, dated as of April 23, 1996, as amended, by and between Trump Indiana, Inc. and BHR Joint Venture as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as (i) the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect or (ii) the Berthing Agreement between BHR Joint Venture and Majestic Star, LLC is simultaneously amended in analogous fashion).

                "BHR Attributed Debt" means the product of (i) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to Section 4.19(a)(2) hereof times (ii) the Company's percentage interest in the BHR Joint Venture; provided that any such Indebtedness shall cease to be BHR

Attributed Debt, as of the first date after the date such Indebtedness is so incurred on which the Company can incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in Section 4.08(a).

                "BHR Joint Venture" means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Trump Indiana, Inc. currently owns a 50% membership interest, and any other flow through entity owned solely by the members of the BHR Joint Venture.

                "Board of Directors" means

                (1) with respect to a corporation, the board of directors of the corporation;

                (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                "Board Resolution" means a resolution duly adopted by the Board of Directors and certified by an Officers' Certificate.

                "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                "Capex Reserve Account" shall have the meaning given such term in the Priority Intercreditor Agreement.

                "Capex Reserve Amount" means up to $10.0 million of Consolidated Excess Cash Flow for the fiscal year ending December 31, 2003 (without giving effect to clause (ix) of the definition thereof) that is projected in the good faith estimation of the Company to be used for any Marina Slot Improvements during the fiscal year ending December 31, 2004.

                "Capital Contribution" means, with respect to any person, that amount of money or the Fair Market Value of any property (net of liabilities to which such property is subject) irrevocably and unconditionally contributed to such person in exchange for Qualified Equity Interests of such person.

                "Capitalized Lease Obligation" of any person means any obligation of such person or its Subsidiaries on a Consolidated basis under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations as reflected on the consolidated balance sheet of such person, as determined in accordance with GAAP.

                "Cash Equivalents" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300.0 million, and whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300.0 million.

                "Casino Properties" means, collectively, the Trump Marina Property and the Trump Indiana Property.

                "Clearstream" means Clearstream Banking, societe anonyme.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Collateral" means, collectively, all of the property and assets described in the Collateral Documents, together with all other property that is from time to time subject to the Lien of the Collateral Documents.

                "Collateral Account" means the collateral account established pursuant to the Priority Intercreditor Agreement.

                "Collateral Agent" shall mean U.S. Bank National Association in such capacity, until a successor replaces it in accordance with the terms of the Priority Intercreditor Agreement and thereafter means the successor serving thereunder.

                "Collateral Documents" means, collectively, the Mortgages, the Ship Mortgages, the Security Agreement, the Priority Intercreditor Agreement, any Access Intercreditor Agreements and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

                "Company Order" means a written request or order signed in the name of the Company by an authorized signatory (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

                "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period (determined, for purposes of this definition only, without taking into effect the last sentence of the definition thereof) adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of

                (i)     Consolidated income tax expense;

                (ii) Consolidated depreciation and amortization expense, provided that Consolidated depreciation and amortization of a Subsidiary than is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary;

                (iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; and

                (iv) Non-cash write-down and charges related to required regulatory obligations.

                "Consolidated Excess Cash Flow" means, without duplication, with respect to any person, the aggregate for such person and its subsidiaries for such period, of the following:

                (i) Consolidated EBITDA (provided that for the purpose of making any calculation of Consolidated Excess Cash Flow in respect of any period in the fiscal year ending December 31, 2003, Consolidated EBITDA shall be reduced by the amount of any payments actually made pursuant to Section 4.07(b)(5) hereof); minus

                (ii)    Consolidated Interest Expense; plus (minus)

                (iii) changes in net working capital and accrued long-term liability accounts (provided that such changes shall be calculated before giving effect to any reclassification of debt of the Issuers or their Subsidiaries that has been repaid through the application of the proceeds of the issuance and sale, on the Issue Date, of the Notes and the Second Priority Notes); minus

                (iv)    non-cash gains included in net income; minus

                (v) cash payments related to required regulatory obligations; minus

                (vi) repayments of long-term debt (other than repayments of revolving credit borrowings that may be reborrowed and repayments financed with other long-term borrowings); minus

                (vii) an amount reserved for Permitted Tax Distributions and amounts paid in respect of income taxes; minus

                (viii) aggregate cash expenditures made during such period for property, plant or equipment as reflected in the consolidated balance sheet of such person; minus

                (ix) with respect to the fiscal year ending on December 31, 2003, the Capex Reserve Amount.

                "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of

                (a)     Consolidated Interest Expense; and

                (b) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such person and to the extent permitted under Section 4.10 hereof, its Subsidiaries (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective, consolidated federal, state and local income tax rate of such person, expressed as a decimal.

                "Consolidated Interest Expense" means, interest expensed or capitalized, paid, accrued or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication)

                (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of property outside the ordinary course of business or from the issuance or sale of any capital stock), less all fees and expenses relating thereto;

                (b) the net income, if positive, of any person, other than a Consolidated Wholly-Owned Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Wholly-Owned Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period; and

                (c) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

                To the extent not already reduced thereby, Consolidated Net Income of the Company for any period shall be reduced by the aggregate amount of all Permitted Tax Distributions made during, or distributable in respect of, such period.

                "Consolidated Net Worth" of any person at any date means, in the case of a limited liability company, such person's members' capital and, in the case of a corporation, the aggregate Consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the Consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity)

                (a) the amount of any such stockholders' equity attributable to Disqualified Equity Interests or treasury stock of such person and its Consolidated Subsidiaries;

                (b) all upward revaluations and other write-ups in the book value of an asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date; and

                (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

                "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

                "Consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

                "Contested Collateral Lien Conditions" means the following conditions:

                (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                (2) at the option and upon request of the Collateral Agent, the Issuers or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent's reasonable estimate of all interest and penalties related thereto; and

                (3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

                "Corporate Trust Office" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                "Default" means any event which is, or after the passage of time or the giving of notice or both would be, an Event of Default.

                "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in this Indenture as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                "Disqualified Equity Interests" means, with respect to any person, an Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event (other than (i) the disqualification of the holder thereof by a Gaming Authority, (ii) an event that would constitute a Change of Control, or (iii) an event that would constitute an Asset Sale) or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) in whole or in part on or prior to the Stated Maturity of the Notes.

                "Equity Interest" of any person means any shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Equity Interests issued by, or member interests in, such person.

                "Equity Offering" means (i) any public offering or private sale of Equity Interests (other than Disqualified Equity Interests) of the Company pursuant to which the Company receives net proceeds of at least $20.0 million or
(ii) any public offering or private sale of Equity Interests of THCR to the extent cash proceeds thereof are contributed to the equity of the Company.

                "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                "Event of Loss" means, with respect to any property, any (i) loss, destruction or damage of such property, (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property or (iii) settlement in lieu of (ii) above.

                "Excess Cash Flow Offer" means a First Half Excess Cash Flow Offer or a Full Fiscal Year Excess Cash Flow Offer, as the case may be.

                "Excess Cash Flow Offer Amount" means the First Half Excess Cash Flow Offer Amount or the Full Fiscal Year Excess Cash Flow Amount, as the case may be.

                "Excess Cash Flow Offer Price" means, with respect to any Note as of any Excess Cash Flow Offer Date, the sum of (i) lesser of (a) 103% of the Accreted Value of such Note as of such Excess Cash Flow Offer Date and (b) if such Note is then redeemable pursuant to Section 3.07(b) hereof, the redemption price of such Note at such Excess Cash Flow Offer Date if such Note were to be redeemed pursuant to Section 3.07(b) hereof on such Excess Cash Flow Offer Date (it being understood that if such Note were not then redeemable pursuant to Section 3.07(b) hereof, the amount set forth in clause (a) of this definition shall apply) and (ii) the accrued and unpaid interest on such Note up to but not including such Excess Cash Flow Offer Date.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exchange Notes" means the Notes issued in the Exchange Offer.

                "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange the Notes for the Exchange Notes.

                "Fair Market Value" means, with respect to any property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any redemption of Notes pursuant to the applicable Gaming Laws, means

                (1) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ")) on which such Notes shall have traded on such trading day;

                (2) if no such sales of such Notes occurred on such trading day, the mean between the "bid" and "asked" prices on such national securities exchange or as quoted on the National Market System of NASDAQ, as the case may be, on such last trading day;

                (3) if the Notes are not listed or quoted on any national securities exchange or the National Market System of NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Notes have not been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Notes, selected for such purpose by the Company; or

                (4) if none of clauses (1) through (3) are applicable, the fair market value of such Notes as of the date of determination as determined in such manner as shall be satisfactory to the Company, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Notes.

                "FF&E Financing Agreement" means an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

                "First Half Excess Cash Flow" means, with respect to any fiscal year, the Consolidated Excess Cash Flow generated in the first two quarters of such fiscal year.

                "First Half Excess Cash Flow Offer Amount" means, for any fiscal year, the First Half Excess Cash Flow for such fiscal year; provided that if (a) the First Half Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the First Half Excess Cash Flow shall be deemed to be zero and (b) if such First Half Excess Cash Flow is over $5.0 million, the First Half Excess Cash Flow Offer Amount shall be deemed to be $5.0 million.

                "First Priority Leverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate outstanding principal amount of the Notes and First Priority Pari Passu Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that, for purposes of such calculation,

                (i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

                (ii) transactions giving rise to the need to calculate the First Priority Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

                (iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

                "First Priority Pari Passu Indebtedness" means any Indebtedness (other than Additional Notes) permitted to be incurred pursuant to clause (g) of the definition of "Permitted Indebtedness" and secured by the Lien permitted to be incurred pursuant to clause (h) or clause (i) of the definition of "Permitted Liens"; provided that any such First Priority Pari Passu Indebtedness shall be on terms no less favorable in any material respect to the Company than the Notes.

                "Full Fiscal Year Excess Cash Flow" means, with respect to any fiscal year, the sum of (a) the Consolidated Excess Cash Flow generated in such fiscal year plus (b) with respect to the fiscal year ending December 31, 2004 only, the Unused Capex Reserve Amount, if any.

                "Full Fiscal Year Excess Cash Flow Offer Amount" means, for any fiscal year, (a) the Full Year Excess Cash Flow for such fiscal year less (b) the First Half Excess Cash Flow Offer Amount (if any) for such fiscal year; provided that if the Full Fiscal Year Excess Cash Flow for such fiscal year shall be less than $1.0 million, then the Full Fiscal Year Excess Cash Flow shall be deemed to be zero.

                "Gaming Authorities" means the New Jersey Casino Control Commission ("CCC"), the New Jersey Division of Gaming Enforcement, The Indiana Gaming Commission or any other governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts gaming activities.

                "Gaming Law" means any gaming laws or regulations of any jurisdictions to which the Company or any of its Subsidiaries is or may at any time after the Issue Date be subject.

                "Gaming Licenses" means every material license, material franchise or other material authorization required to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction where the Company or its Subsidiaries conduct business, and any applicable liquor licenses.

                "Generally Accepted Accounting Principles" or "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

                "Government Securities" means direct Obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged and which are not callable or redeemable at the option of the issuer thereof.

                "Guaranteed Debt" of any person means, without duplication, all indebtedness of any other person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement

                (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

                (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

                (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

                (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

                (5) otherwise to assure a creditor against loss; provided that the term "Guaranteed Debt" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or indemnity obligations arising in favor of officers, directors or employees.

                "Guarantors" means each Subsidiary that executes a Guarantee in accordance with this Indenture and their respective successors and assigns.

                "Holder" means a person who at any particular time is the owner of a Note.

                "Indebtedness" means, with respect to any person, without duplication,

                (a) all liabilities and obligations, contingent and otherwise, of such person for borrowed money or representing the balance deferred and unpaid of the purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interest of such person, or any warrants, rights or options to acquire such Equity Interest, now or hereafter outstanding;

                (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

                (c) every obligation of such person issued as payment in consideration of the purchase by such person or an Affiliate of such person of the Equity Interest or all or substantially all of the property of another person or in consideration for the merger or consolidation with respect to which such person or an Affiliate of such person was a party;

                (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business;

                (e) all obligations under Interest Swap and Hedging Obligations of such person;

                (f) all Purchase Money Obligations and Capitalized Lease Obligations of such person;

                (g) all indebtedness referred to in clauses (a) through (f) above of other persons and all dividends of other persons the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness;

                (h)     all Guaranteed Debt of such person; and

                (i) all Disqualified Equity Interests of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

                For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Equity Interests.

                "Indenture" means this Indenture, as amended, supplemented or otherwise modified in accordance with the terms hereof from time to time.

                "Indian Gaming" means any and all activities defined as class II or class III gaming under the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. Section 2701 et seq., as the same may, from time to time, be amended.

                "Initial Notes" means $425,000,000 aggregate principal amount of 11 5/8% First Priority Mortgage Notes due 2010 issued by the Issuers on the Issue Date substantially in the form of Exhibit A hereto.

                "Initial Purchasers" means Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc., as initial purchasers of the Notes.

                "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

                "Insurance Certificate" shall mean a certificate evidencing the insurance requirements (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the insurance policies, (B) provides an unequivocal obligation to give notice in advance to additional interested parties of termination and notification in advance of changes and (C) purports to convey all the privileges of the insurance policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in
Section 4.18.

                "Intellectual Property" means "Intellectual Property Collateral" as defined in the Security Agreement.

                "Intercreditor Agreements" means the Priority Intercreditor Agreement and any Access Intercreditor Agreements.

                "Interest Payment Date" means each March 15, June 15, September 15 and December 15, commencing June 15, 2003.

                "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against changes in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

                "Inventory" shall have the meaning ascribed to such term in
Article 9 of the UCC from time to time.

                "Investment" means, with respect to any person, directly or indirectly,

                (a) any advance, loan or other extension of credit or capital contribution to any other person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), excluding travel and other similar advances made to officers and employees made in the ordinary course of business;

                (b) any purchase or other acquisition by such person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other person; or

                (c) other than guarantees of Indebtedness of the Issuers or any Subsidiary to the extent permitted by Section 4.08, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or any other liability of any other person.

                "Issue Date" means March 25, 2003, the date of first issuance of the Notes under this Indenture.

                "Legal Requirements" means all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers of governments, federal, state and municipal.

                "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance of any kind (whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired by an Issuer or Guarantor.

                "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company, to be dated on or prior to the Issue Date, as amended from time to time in accordance with its terms.

                "Marina Associates" means Trump Marina Associates, L.P.

                "Marina Slot Improvements" means all improvements, accessions, alterations, replacements and repairs to the existing, or all development or construction of new, gaming, hotel, entertainment, parking or retail facilities or related amenities at the Trump Marina Property.

                "Members" means each of THCR Holdings or any additional or substitute members admitted under the Limited Liability Company Agreement so long as (i) each is a member under the Limited Liability Company Agreement, unless removed as a member in accordance with the Limited Liability Company Agreement, and (ii) no Default or Event of Default occurs as a result thereof.

                "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                "Mortgage" means each a fee and leasehold mortgage or leasehold mortgage, as applicable, substantially in the form of Exhibit F-1 or F-2, attached hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded) as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                "Mortgaged Property" means each Real Property encumbered by a Mortgage.

                "Net Asset Sale Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes, the Second Priority Notes, the Guarantees or the Second Priority Guarantees) secured by a Lien (provided that in the case of any Asset Sale involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Lien granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Asset Sale and any reserve for indemnifications or any reserve for adjustment in respect of the sale price of such property established in accordance with GAAP.

                "Net Cash Proceeds" of an issuance of Indebtedness or Equity Interests means the cash proceeds of such issuance, net of attorneys' fees, accountants' fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of any taxes paid or payable as a result thereof by the entity making such sale.

                "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien (provided that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Liens granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Event of Loss, and any taxes attributable to such Event of Loss paid or payable as a result thereof.

                "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

                "Note Registrar" means the Trustee, as security registrar, together with any successor of the Trustee, in such capacity.

                "Notes" means the Initial Notes, any Additional Notes and, following the Exchange Offer, any Exchange Notes or Private Exchange Notes issued in accordance with the terms of the Registration Rights Agreement.

                "Obligation" means any principal, premium or interest payment, or Additional Interest, or monetary penalty, or damages, due by the Issuers or the Guarantors under the terms of the Notes or this Indenture.

                "Offering" means the offering of the Notes by the Issuers on the Issue Date.

                "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                "Officers' Certificate" means a certificate signed on behalf of the Company or any Subsidiary by two Officers of the Company or such Subsidiary, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Subsidiary, as applicable, that meets the requirements of Section 13.05 hereof.

                "Open Market Repurchase Account" means an account established by the Company with the Collateral Agent as a sub-account of the Collateral Account and funded, to the extent required, pursuant to Sections 4.11 and 4.25.

                "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                "Parking Lease" means the Parking Lease, dated as of June 19, 2000, by and between Buffington Harbor Parking Associates, LLC, as lessor, and Trump Indiana, Inc., as lessee, as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect).

                "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                "Permit" means any license (including, without limitation, all Gaming Licenses), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of either of the Casino Properties, whether held by Marina Associates, Trump Indiana, Inc. or any other person (which may be temporary or permanent) (including, without limitation, those required for the use of either of the Casino Properties as a licensed casino facility), in accordance with all applicable Legal Requirements.

                "Permitted Business" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business, including, without limitation, Indian Gaming.

                "Permitted Holder" means Trump and the spouse and descendants of Trump (including any related grantor trusts controlled by, and established and maintained for the sole benefit of, Trump or such spouse or descendants), and the estate of any of the foregoing, but no other person.

                "Permitted Indebtedness" means the following:

                (a) Indebtedness of the Company to any Guarantor that is a Wholly-Owned Subsidiary, and any Guarantor that is a Wholly-Owned Subsidiary to any other Guarantor that is a Wholly-Owned Subsidiary or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and expressly subordinated in right of payment to the Company's Obligations pursuant to the Notes, and that the date of any event that causes such Guarantor to no longer be a Wholly-Owned Subsidiary shall be an Incurrence Date;

                (b) Indebtedness of the Company and the Guarantors existing on the Issue Date (other than any Indebtedness repaid with the proceeds of the offering of the Notes and the Second Priority Notes);

                (c) (i) Indebtedness of the Company, TC Funding and the Guarantors in an aggregate principal amount not to exceed $425.0 million evidenced by the Notes and the Guarantees thereof and represented by this Indenture and (ii) Indebtedness of the Company, TC Funding and the Guarantors in aggregate principal amount not to exceed $65.0 million evidenced by the Second Priority Notes and the Second Priority Guarantees and represented by the Second Priority Indenture;

                (d) Indebtedness of the Company and the Guarantors represented by Interest Swap and Hedging Obligations;

                (e) Indebtedness of the Company and the Guarantors represented by Purchase Money Obligations relating to after-acquired gaming or related equipment (or other after-acquired property) of the Company and the Guarantors not to exceed $5.0 million in aggregate principal amount outstanding at any time pursuant to this clause (e);

                (f) Indebtedness of the Company and the Guarantors represented by FF&E Financing Agreements and/or Capitalized Lease Obligations relating to after-acquired property of (or, in the case of Capitalized Lease Obligations, leased by) the Company and the Guarantors not to exceed $25.0 million in aggregate principal amount outstanding at any time pursuant to this clause (f);

                (g) Indebtedness of the Company and the Guarantors consisting of First Priority Pari Passu Indebtedness and/or Additional Notes in an aggregate amount outstanding at any time pursuant to this clause (g) of up to $25.0 million incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements or Replacement Riverboat, so long as the aggregate principal amount of such Indebtedness does not exceed 80% of the projected Fair Market Value of such Marina Slot Improvements or Replacement Riverboat as determined in the good faith judgment of the Company; provided that (1) no more than $10.0 million of such Indebtedness may be used for Marina Slot Improvements, (2) on the Incurrence Date of any such Indebtedness, the First Priority Leverage Ratio is less than or equal to 4.0 to 1.0 and
        (3) the aggregate principal amount of Indebtedness pursuant to this clause (g) plus the aggregate principal amount of any Additional Notes shall not exceed $25.0 million.

                (h)     Refinancing Indebtedness; and

                (i) Indebtedness under Additional Second Priority Notes (and Second Priority Guarantees thereof) issued to pay interest on the Second Priority Notes (and Additional Second Priority Notes) in accordance with the terms of the Second Priority Indenture as in effect on the Issue Date.

                "Permitted Investment" means

                (a) Investments in any of the Notes otherwise in compliance with this Indenture, including Section 3.10 hereof;

                (b)     Investments in cash or Cash Equivalents;

                (c)     intercompany notes to the extent permitted under clause
        (a) of the definition of "Permitted Indebtedness";

                (d)     loans, advances or investments existing on the Issue
        Date;

                (e) loans or advances to officers and employees of the Company or any Subsidiary in an aggregate amount not exceeding $500,000 at any one time outstanding;

                (f) Interest Swap and Hedging Obligations permitted to be incurred under clause (d) of the definition of "Permitted Indebtedness";

                (g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business;

                (h) Investments consisting of (x) Receivables created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) endorsements of negotiable instruments for collection in the ordinary course of business, and (z) lease, utility and other similar deposits in the ordinary course of business;

                (i) Investments required to be made in order to comply with the rules, regulations and requirements of Gaming Authorities and/or Gaming Laws, including, but not limited to, Investments made by Marina Associates in connection with its annual investment alternative tax obligation;

                (j) any Investment in any Wholly-Owned Subsidiary or any entity that upon consummation of such Investment will become a Wholly-Owned Subsidiary, other than an Unrestricted Subsidiary;

                (k) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

                (l) Investments made pursuant to the Berthing Agreement, the Parking Lease and the Trump 29 Management Agreement;

                (m) Investments in Permitted Businesses not to exceed $2.0 million in any fiscal year;

                (n) any Investment consisting of the extension of gaming credit to customers consistent with industry practice in the ordinary course of business; and

                (o) other Investments that do not exceed $2.5 million at any time outstanding.

                "Permitted Liens" means

                (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                (b) Liens in respect of property of the Issuers or any Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Issuers and their Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuers and their Subsidiaries, taken as a whole, (ii) which do not continue for a period in excess of 30 days after the claims giving rise to such Liens become due and payable unless such claims and/or Liens are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                (c) Liens on property of the Issuers or any Subsidiary existing on the date hereof;

                (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Issuers or any Subsidiary at such real property;

                (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Issuers or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $20.0 million at any time outstanding;

                (f) Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions; provided, further, that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $10.0 million in the aggregate;

                (g) Leases, subleases, licenses, occupancy or concession agreements with respect to the properties of the Issuers or any Subsidiary or their respective Subsidiaries, in each case entered into in the ordinary course of the Issuers' or any Subsidiary's business, so long as such leases, subleases, licenses, occupancy or concession agreements are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

                (h) pari passu first priority Liens on the Collateral securing the Indebtedness described in clause (g) of the definition of "Permitted Indebtedness" and incurred for the purpose of financing all or any part of the costs of any Marina Slot Improvements; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into an amendment to the Priority Intercreditor Agreement which amendment shall be on the terms set forth on Annex A hereto;

                (i) pari passu first priority Liens on the Trump Indiana Property securing the Indebtedness described in clause (g) of the definition of "Permitted Indebtedness" and incurred for the purpose of financing all or any part of the costs of a Replacement Riverboat; provided that the Representative of such Indebtedness secured by such pari passu Liens shall have entered into an amendment to the Priority Intercreditor Agreement which amendment shall be on the terms set forth on Annex A hereto;

                (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuers or any Subsidiary in the ordinary course of business in accordance with the past practices of the Issuers or any Subsidiary;

                (k) Liens arising pursuant to FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations securing the Indebtedness described in clauses (e) and (f) of the definition of "Permitted Indebtedness"; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired, leased or financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such FF&E Financing Agreements, Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

                (l) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuers or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                (m) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Issuers or any Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

                (n) Liens securing obligations under this Indenture, the Notes, the Additional Notes, the Second Priority Notes, the Additional Second Priority Notes, the Guarantees, the Second Priority Guarantees and the Collateral Documents (and any Liens securing obligations incurred pursuant to a refinancing of all, but not less than all, of the then outstanding Second Priority Notes and Additional Second Priority Notes) pursuant to and in accordance with clause (h) of the definition of Permitted Indebtedness, so long as any such Liens are, when taken as a whole, no less favorable to the Holders of Notes than the Liens securing the obligations under the Second Priority Indenture, the Second Priority Notes and the Second Priority Guarantees on the Issue Date); provided that any such Liens with respect to any Additional Second Priority Notes shall only be permitted to the extent (x) such Additional Second Priority Notes shall have been issued in compliance with clause
        (i) of Permitted Indebtedness or (y) that on the Incurrence Date of the Indebtedness secured by such Liens, the Total Leverage Ratio of the Company, after giving effect on a pro forma basis to such incurrence of such Additional Second Priority Notes, would be 5.0 to 1.0 or less;

                (o) Liens securing Acquired Indebtedness (and any Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with Section 4.08; provided that (i) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuers or a Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Issuers or a Subsidiary and (ii) such Liens do not extend to or cover any property of the Issuers or of any of the Subsidiaries other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuers or a Subsidiary;

                (p) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes, granted by the Issuers or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuers or any Subsidiary;

                (q) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

                (r) Liens in favor of the Issuers or any Guarantor; provided that such Liens are subject to the Liens of the Collateral Documents;

                (s) Liens on all right, title and interest of the Company and the Guarantors in and to any and all (i) Receivables, Inventory and commercial tort claims, (ii) cash, Cash Equivalents, securities and deposit accounts (except as expressly provided to be part of the Collateral) and (iii) proceeds and products of any and all of the foregoing property in clauses (i) and (ii) of this clause (s), including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect thereto; and

                (t) Liens on after-acquired property (other than any Marina Slot Improvements or any Replacement Riverboat) securing Indebtedness (other than Permitted Indebtedness) permitted to be incurred pursuant to
        Section 4.08; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness, (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of the Company or any Subsidiary and (iii) if necessary, the Representative of such Indebtedness secured by such Liens shall have entered into an Access Intercreditor Agreement which shall be in form and substance reasonably acceptable to the Trustee;

provided, however, that (except as set forth in clauses (c) (solely in respect of Equity Interests in the BHR Joint Venture and Buffington Harbor Parking Associates, LLC), (h), (i), (m), (n) and (q) above) no Liens shall be permitted to exist, directly or indirectly, on any Equity Interests, intercompany notes or other securities constituting Collateral.

                "Permitted Tax Distributions" means for each tax year that the Company qualifies as a limited liability company or substantially similar pass-through entity under the Code or any similar provision of state or local law, distributions of Tax Amounts in respect of the jurisdictions in which the Company so qualifies as a limited liability company or substantially similar pass-through entity; provided that (A) prior to any Permitted Tax Distribution, a knowledgeable and duly authorized officer of the Company shall certify, and counsel reasonably acceptable to the Trustee shall opine, that the Company qualifies as a limited liability company or substantially similar pass-through entity for federal income tax purposes and under similar laws of the states in respect of which such distributions are being made and (B) at the time of such distributions, the most recent audited financial statements of the Company provide that the Company was treated as a limited liability company for federal income tax purposes for the period of such financial statements. Distributions of Tax Amounts may be made between the tenth and twentieth day of each January (provided that payments in respect of estimated state or local taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December), April, June and September, based upon the minimum estimated tax payments in respect of Tax Amounts which would then be due and payable, and during the tenth through twentieth day of April or within ten days of the reconciliation described in the immediately succeeding sentence, with respect to any additional tax payments owing in respect of the prior fiscal year. Within 60 days of the Company's filing of the Internal Revenue Service Form 1065 for the applicable tax year, a reconciliation shall be made of the Permitted Tax Distributions actually paid versus the amount permitted to be paid as Permitted Tax Distributions based upon the final results of the applicable tax year. In addition, prior to any Permitted Tax Distributions, each Member shall have entered into a binding agreement promptly to reimburse the Company for any positive difference between the distributed amount and the Tax Amount as finally determined; provided, however, that if the Members of the Company do not promptly reimburse the Company for any positive difference between the distributed amount and the Tax Amount, then the Permitted Tax Distributions during the year in which such reimbursement should have been made shall be reduced by the unreimbursed amount until the Permitted Tax Distributions for such year are zero and, thereafter, Permitted Tax Distributions shall be reduced in the succeeding years until the unreimbursed amount not used to reduce Permitted Tax Distributions is zero.

                "person" means any individual, corporation, partnership, limited or general liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Pledgor" means each of the Company and the Subsidiaries party to any of the Collateral Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Collateral Document.

                "Priority Intercreditor Agreement" means the priority intercreditor agreement dated as of the Issue Date, by and among the Collateral Agent, the Trustee and the Second Priority Trustee substantially in the form of Exhibit F-4 attached hereto as amended from time to time.

                "Private Exchange" means the offer that may be made by the Company and TC Funding pursuant to the Registration Rights Agreement to exchange the Notes for Private Exchange Notes.

                "Private Exchange Notes" means the Notes issued in the Private Exchange.

                "property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                "Prudent Operator" has the meaning set forth in the applicable Collateral Document.

                "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                "QIB" or "Qualified Institutional Buyer" shall have the meaning ascribed to "qualified institutional buyer" in Rule 144A promulgated under the Securities Act.

                "Qualified Equity Interests" means any Equity Interest of the Company that is not Disqualified Equity Interests.

                "Qualified Exchange" means (a) any repurchase, redemption or other acquisition or retirement of any shares of any class of Equity Interests of the Company on or after the Issue Date in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests of the Company; or (b) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Indebtedness of, or guaranteed by, the Company on or after the Issue Date in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, Qualified Equity Interests of the Company.

                "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

                "Receivables" shall include all receivables arising out of the sale or lease of Inventory or the provision of services in the ordinary course of the Issuers' or any Guarantor's business, including all casino receivables (markers, instruments, notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivable and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

                "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

                "Refinancing Indebtedness" means Indebtedness or Disqualified Equity Interests issued in exchange for, or the net proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, a "Refinancing"), any Indebtedness or Disqualified Equity Interests that was permitted to be incurred under Section 4.08 (other than Indebtedness described in clauses (a), (d), (e), (f) and (g) of the definition of "Permitted Indebtedness") in each case a principal amount or, in the case of Disqualified Equity Interests, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of

                (i) the principal amount or, in the case of Disqualified Equity Interests, liquidation preference of the Indebtedness or Disqualified Equity Interests so refinanced (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); and

                (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing (plus the amount of required premium, if any, and reasonable expenses incurred in connection therewith); provided that

                        (A) such Refinancing Indebtedness of any Subsidiary shall only be used to refinance outstanding Indebtedness or Disqualified Equity Interests of such Subsidiary;

                        (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Equity Interests to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Equity Interests to be so refinanced;

                        (C) such Refinancing Indebtedness shall be secured only by the property (if any) securing the Indebtedness to be so refinanced; and

                        (D) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of the corresponding installment of principal of the Indebtedness or Disqualified Equity Interests to be so refinanced which was scheduled to come due prior to the Stated Maturity.

                "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, TC Funding, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time relating to, among other things, a registered exchange offer relating to the Notes and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes.

                "Regulation S" means Regulation S promulgated under the Securities Act.

                "Related Business" means the business conducted (or proposed to be conducted) by Marina Associates or Trump Indiana, Inc. as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses in Atlantic City, New Jersey or Gary, Indiana or are related to the Permitted Business.

                "Replacement Riverboat" means the replacement, in any manner, of the Riverboat existing on the Issue Date including, without limitation, any replacement of such Riverboat with a riverboat, vessel, barge or improvement on real property, whether such riverboat, vessel, barge or improvement is acquired or constructed and whether or not such riverboat, vessel, barge or improvement is temporarily or permanently moored or affixed to any real property.

                "Representative" means any agent on behalf of any lender, creditor or group of creditors or lenders constituting the holders of the First Priority Pari Passu Indebtedness or other Indebtedness permitted to be incurred under Section 4.08, including Permitted Indebtedness.

                "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Issuers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

                "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend.

                "Restricted Investment" means, in one or a series of related transactions, any Investment other than Permitted Investments.

                "Restricted Notes" means Restricted Definitive Notes and Restricted Global Notes.

                "Restricted Payment" means, with respect to any person:

                (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any Subsidiary or parent of such person;

                (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person;

                (c) any purchase, redemption or other acquisition or retirement for value or any payment in respect of any amendment of the terms of or any defeasance of any Subordinated Indebtedness of, or guaranteed by, such person, any parent of such person or any Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Subordinated Indebtedness or seeks to shorten any such due date);

                (d) in connection with the designation of a person as an Unrestricted Subsidiary, a Restricted Payment shall be deemed to exist in the amount provided in the definition of Unrestricted Subsidiary contained herein; and

                (e)     any Restricted Investment by such person;

provided that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Equity Interests of such Issuer; or (ii) any dividend, distribution or other payment to the Company or to any of its Subsidiaries or any Guarantor.

                "Riverboat" means the gaming vessel "Trump Casino", official number 1039617, and fixtures and equipment located thereon that is docked at Buffington Harbor, Gary, Indiana or any Replacement Riverboat.

                "Rule 144" means Rule 144 promulgated under the Securities Act.

                "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                "S&P" means Standard & Poor's Ratings Services or any successor thereto.

                "SEC" means the Securities and Exchange Commission.

                "Second Priority Guarantees" means the guarantees of the Second Priority Notes.

                "Second Priority Indenture" means the indenture governing the Second Priority Notes.

                "Second Priority Notes" means the 17-5/8% Second Priority Notes due 2010 issued by the Issuers.

                "Second Priority Trustee" means U.S. Bank National Association, as trustee under the Second Priority Indenture.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Security Agreement" means each security agreement substantially in the form of Exhibit E attached hereto, as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                "Ship Mortgage" means each ship mortgage substantially in the form of Exhibit F-3 attached hereto, as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

                "Stated Maturity," when used with respect to any Note, means March 15, 2010 and when used with respect to any other Indebtedness means the dates specified in such other Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

                "Subordinated Indebtedness" means Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Notes or any Guarantees, respectively.

                "Subsidiary" of any person means

                (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person;

                (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof have a majority ownership interest; or

                (iii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the time, general partner or a managing member and has a majority ownership interest.

                Notwithstanding the foregoing, no Unrestricted Subsidiary shall be considered a Subsidiary of the Company or any of its other Subsidiaries for purposes of the Notes and this Indenture. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to the direct and indirect to Subsidiaries of the Company for purposes of the Notes and this Indenture.

                "Survey" means a survey of any parcel of Real Property (and all improvements thereon)

                (1) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such Real Property is located;

                (2) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery);

                (3) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages; and

                (4) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

                "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. Section 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

                "Tax Amounts" with respect to any year means an amount no greater than (a) the higher of (i) the product of (A) the taxable income of the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Company (computed as if the Company were an individual taxpayer) for such year as determined in good faith by the Board of Directors of the Company and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its Members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

                "Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any Member of the Company would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm); provided that in no event shall the Tax Percentage be greater than the sum of (x) the highest aggregate effective marginal rate of federal, state, and local income tax or, when applicable, alternative minimum tax, to which the Company would have been subject if it were a C corporation, for federal income tax purposes, and (y) 5 percentage points. If any Member or Upper Tier Owner of the Company is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or member of such Member or Upper Tier Owner, as the case may be.

                "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                "THCR" means Trump Hotels & Casino Resorts, Inc., a Delaware corporation.

                "THCR Holdings" means Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership.

                "Total Indebtedness" means all Indebtedness other than Indebtedness within the meaning of clause (d) of the definition of the term "Indebtedness."

                "Total Leverage Ratio" of any person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the Total Indebtedness on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding the Transaction Date; provided that, for purposes of such calculation:

                (i) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. Further, if such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

                (ii) transactions giving rise to the need to calculate the Total Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

                (iii) the incurrence of any Indebtedness or issuance of any Disqualified Equity Interests during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

                "Trump", used alone, means Donald J. Trump.

                "Trump Indiana Property" means, collectively, the Riverboat and hotel complex currently known as the "Trump Casino Hotel" in Gary, Indiana and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein and all Equity Interests in any joint ventures related thereto (to the extent owned or leased by Trump Indiana, Inc.).

                "Trump Marina Property" means, collectively, the casino and hotel complex currently known as the "Trump Marina" in Atlantic City, New Jersey and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein.

                "Trump 29 Casino" means, collectively, the casino complex currently known as the "Trump 29 Casino" in Coachella, California and any related ancillary structures and facilities existing on the Issue Date or thereafter.

                "Trump 29 Management Agreement" means the Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 between The Twenty-Nine Palms Band of Luiseno Mission Indians of California, Twenty-Nine Palms Enterprises Corporation and Trump 29 Services, as in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect taken as a whole).

                "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

                "Trust Monies" means all cash and Cash Equivalents received by the Trustee or the Collateral Agent

                (a) upon the release of Collateral from the Lien of this Indenture or the Collateral Documents, including all Net Asset Sale Proceeds and Net Loss Proceeds;

                (b)     pursuant to the Collateral Documents;

                (c) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; or

                (d) for application as provided in the relevant provisions of this Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in this Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer, an Asset Sale Offer, an Event of Loss Offer or an Excess Cash Flow Offer.

                "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                "UCC" means the Uniform Commercial Code as in effect on the date hereof and as it may hereafter be in effect from time to time in the relevant states.

                "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                "Unrestricted Global Note" means a permanent Global Note that does not bear the Private Placement Legend.

                "Unrestricted Notes" means Unrestricted Global Notes and Unrestricted Definitive Notes.

                "Unrestricted Subsidiary" means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below); provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Company may designate any person (other than Marina Associates, Trump Indiana, Inc., TC Funding and any direct or indirect holder of Equity Interest therein) to be an Unrestricted Subsidiary if

                (a) no Default or Event of Default is existing or shall occur as a consequence thereof;

                (b) either (x) such Subsidiary, at the time of designation thereof, has no property, (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of Acquisition by the Company, in the case of Subsidiaries acquired after the Issue Date or (z) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and Leverage Ratio tests set forth in
        Section 4.08(a); and

                (c) such Subsidiary does not own any Equity Interests in, or own or hold any Lien on any property of, the Company or any other Subsidiary (excluding other Unrestricted Subsidiaries).

                Any such designation also constitutes a Restricted Payment (to the extent such amount is in excess of $0.00) in an amount equal to the sum of
(x) the net assets of such Subsidiary at the time of the designation, unless in the case of this clause (x) the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Company and its Subsidiaries to effect such Acquisition (excluding Qualified Equity Interests of THCR issued in connection therewith) shall be the amount for purposes of this clause (x), and (y) the maximum amount of Guaranteed Debt of the Company and its Subsidiaries in respect of the designated Subsidiary which is to be outstanding immediately after such designation, in each case for purposes of Section 4.07. Subject to the foregoing, the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that (i) no Default or Event of Default is existing or shall occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in Section 4.08(a). Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                "Upper Tier Owner" means (i) if a Member is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such Member and (ii) if any such shareholder or member referred to in clause (i) above is an S corporation, limited liability company or similar pass-through entity for federal income tax purposes, any shareholder or member of such person.

                "Voting Stock" with respect to any person means all classes of Equity Interests of such person then outstanding and normally entitled to vote in elections of directors or similar governing body of such person.

                "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-Owned Subsidiary of the Company (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law).

SECTION 1.02.           Other Definitions.

                                                                      Defined in
                        Term                                          Section
                        ----                                          ----------
                        "Access Intercreditor Agreement"............     10.12
                        "Agent Members".............................      2.15
                        "Asset Sale Offer"..........................      4.11
                        "Asset Sale Offer Amount"...................      4.11
                        "Asset Sale Offer Period"...................      4.11
                        "Asset Sale Purchase Date"..................      4.11
                        "Authentication Order"......................      2.02
                        "Benefited Party"...........................     12.01
                        "Change of Control".........................      4.14
                        "Change of Control Offer"...................      4.14
                        "Change of Control Offer Period"............      4.14
                        "Change of Control Purchase Date"...........      4.14
                        "Change of Control Purchase Price"..........      4.14
                        "Covenant Defeasance".......................      8.04
                        "Event of Default"..........................      6.01
                        "Event of Loss Offer".......................      4.16
                        "Event of Loss Offer Amount"................      4.16
                        "Event of Loss Offer Period"................      4.16
                        "Event of Loss Purchase Date"...............      4.16

                                                                      Defined in
                        Term                                          Section
                        ----                                          ----------

                        "Excess Cash Flow Offer Date"...............      4.25
                        "Excess Cash Flow Offer Notice".............      4.25
                        "Excess Loss Proceeds"......................      4.16
                        "Excess Loss Proceeds Payment Date".........      4.16
                        "Excess Proceeds"...........................      4.11
                        "First Half Excess Cash Flow Offer".........      4.25
                        "Full Fiscal Year Excess Cash Flow Offer"...      4.25
                        "Global Note"...............................      2.01
                        "Global Note Legend"........................      2.17
                        "Guarantee".................................     12.01
                        "Guarantee Obligations".....................     12.01
                        "incur".....................................      4.08
                        "Incurrence Date"...........................      4.08
                        "Interest Rate Test Date"...................      4.01
                        "Issuers' Obligations"......................      4.01
                        "Investment Company Act"....................      4.24
                        "Legal Defeasance"..........................      8.03
                        "Material Excess Proceeds"..................      4.11
                        "Ordinary Excess Proceeds"..................      4.11
                        "Paying Agent"..............................      2.03
                        "Payment Default"...........................      6.01
                        "Private Placement Legend"..................      2.17
                        "Registrar".................................      2.03
                        "Regulation S Global Note"..................      2.01
                        "Released Collateral".......................     10.05
                        "Released Trust Monies".....................     11.04
                        "Replacement Assets"........................      4.11
                        "Required Filing Date"......................      4.03
                        "Required Regulatory Redemption"............      3.09
                        "Resale Restriction Termination Date".......      2.16
                        "Rule 144A Global Notes"....................      2.01
                        "Subject Property"..........................      4.16
                        "Surviving Entity"..........................      5.01
                        "Surviving Guarantor Entity"................     12.03
                        "Transaction Date"..........................      1.01
                        "Unused Capex Reserve Amount"...............     11.05
                        "Valuation Date"............................     10.05

SECTION 1.03.           Incorporation by Reference of Trust Indenture Act.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Notes;

                "indenture security holder" means a Holder;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Trustee; and

                "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.           Rules of Construction.

                Unless the context otherwise requires,

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5)     provisions apply to successive events and transactions;

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                (7) reference to "subject to the terms of the Intercreditor Agreements" or words of similar meaning shall have effect if the Intercreditor Agreement is then in effect.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.           Form and Dating.

                (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                (b) Global Notes. The Notes shall be issued initially in the form of two or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"). Global Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.           Execution and Authentication.

                One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount of $425,000,000. Subject to compliance with Section 4.08 and Section 4.09, the Trustee may authenticate Additional Notes for issuance up to an aggregate principal amount not to exceed $25,000,000 after the Issue Date upon receipt of an Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed $450,000,000 except as provided in Section 2.07 hereof. In addition, upon receipt of an Authentication Order, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed the principal amount of the then outstanding Notes for issuance in exchange for all Notes previously issued pursuant to an Exchange Offer registered under the Securities Act or pursuant to a Private Exchange. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03.           Registrar and Paying Agent.

                The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04.           Paying Agent to Hold Money in Trust.

                The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.           Holder Lists.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.06.           Transfer and Exchange.

                Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.11, 4.14, 4.16, 4.25 or 8.07, in which event the Issuers shall be responsible for the payment of such taxes).

                The Issuers shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

                Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.07.           Replacement Notes.

                If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this
Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                Every replacement Note is an additional Obligation of the Issuers.

SECTION 2.08.           Outstanding Notes.

                Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

                If on a Redemption Date or the Stated Maturity, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.           Treasury Notes.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so considered. The Issuers shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.           Temporary Notes.


                Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 Definitive Notes in exchange for temporary Notes.

SECTION 2.11.           Cancellation.

                The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.           Defaulted Interest.

                If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Issuers shall mail to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.           Deposit of Monies.

                Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Purchase Date and Stated Maturity, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Purchase Date or Stated Maturity, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Purchase Date or Stated Maturity, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

SECTION 2.14.           CUSIP Number.

                The Issuers in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.           Book-Entry Provisions for Global Notes.

                (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

                Members of, or Participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary
(x) notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes.

                (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

                (d) Any Definitive Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.           Registration of Transfers and Exchanges.

                (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or co-Registrar with a request:

                (i)     to register the transfer of the Definitive Notes; or

                (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Definitive Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Definitive Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                        (A) if such Definitive Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit B hereto); or

                        (B) if such Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

                        (C) if such Definitive Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

                        (D) if such Definitive Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit B hereto), certificates of the transferee in substantially the form of Exhibit C and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                        (E) if such Definitive Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit B hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                        (F) if such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                (A) in the case of Definitive Notes the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit B hereto, that such Definitive Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

                (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Definitive Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate such a Global
Note in the appropriate principal amount.

                (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit B hereto); or

                (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit B hereto); or

                (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

                (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit B hereto), a certificate of the transferee in substantially the form of Exhibit C and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

                (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.           Restrictive Legends.

                Each Global Note and Definitive Note that constitutes a Restricted Note shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE

        IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                Each Global Note shall also bear the following legend (the "Global Note Legend"):

                THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

SECTION 2.18.           Issuance of Additional Notes.

                Subject to compliance with Sections 4.08 and 4.09 hereof, the Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms to the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first Interest Payment Date applicable thereto (and, if such Additional Notes shall be issued in the form of Restricted Notes, other than with respect to transfer restrictions, a Registration Rights Agreement and Additional Interest with respect thereto). The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

                With respect to any Additional Notes, the Company shall set forth in or pursuant to a resolution of its Board of Directors and in a Company Order, a copy of each of which shall be delivered to the Trustee, the following information:

                (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                (2) the issue price, the issue date, the CUSIP number of such Additional Notes, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and

                (3) whether such Additional Notes shall be Restricted Notes or shall be Unrestricted Notes.

SECTION 2.19.           Designation.

                Any Additional Notes issued under this Indenture will rank pari passu in right of payment with the Initial Notes.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.           Notices to Trustee.

                If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any interest (including any Additional Interest) and (v) the redemption price.

                In the event of a Required Regulatory Redemption, the Company shall notify the Trustee as soon as practicable but in any event before notice of the Required Regulatory Redemption is to be mailed to any Holder (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02.           Selection of Notes to Be Redeemed.

                In the event of a redemption of less than all of the Notes issued pursuant to this Indenture (other than a Required Regulatory Redemption), Notes will be chosen for redemption by the Trustee as provided in this Indenture, but, in general, pro rata or by lot. On and after the redemption date, interest ceases to accrue on such Notes or portions thereof called for redemption unless the Issuers default in the payment thereof. If a Note is redeemed subsequent to an interest record date but on or prior to the related interest payment date, then any accrued interest (and Additional Interest, if any) will be paid to the person in whose name such Note is registered at the close of business on such record date; provided that (x) no Notes of $1,000 or less will be redeemed in part and (y) if a partial redemption is made with the proceeds of an Equity Offering, Event of Loss, Asset Sale or Excess Cash Flow Offer the Trustee will select the Notes only on a pro rata basis or as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited.

SECTION 3.03.           Notice of Redemption.

                At least 30 days but not more than 60 days before a Redemption Date (other than in connection with a Required Regulatory Redemption), the Company shall mail or cause to be mailed, by first class mail, an unconditional notice of redemption to each Holder (or the affected Holder in the case of a Required Regulatory Redemption) whose Notes are to be redeemed at its registered address. In the event of a Required Regulatory Redemption, notice of redemption shall be given in accordance with Section 3.09.

                The notice shall identify the Notes to be redeemed and shall state

                (a)     the Redemption Date;

                (b) the redemption price and the amount of interest (including Additional Interest), if any;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                (d)     the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or 5 days prior to the date of any Required Regulatory Redemption, in the case of a Required Regulatory Redemption), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.           Effect of Notice of Redemption.

                Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.           Deposit of Redemption Price.

                On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.12 hereof.

SECTION 3.06.           Notes Redeemed in Part.

                Upon surrender of a Note that is redeemed in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.           Optional Redemption.

                (a) At any time prior to March 15, 2006, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with the Net Cash Proceeds of any Equity Offering; provided that

                (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                (2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.

                (b) Except as set forth in Section 3.07(a) and Section 3.09, the Issuers do not have the right to redeem any Notes prior to March 15, 2007. The Notes shall be redeemable at the option of the Issuers, in whole or in part, at any time on or after March 15, 2007, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 15 of the years indicated below, in each case (subject to the right of Holders of record on a record date to receive interest due (and Additional Interest due, if any) on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest (and Additional Interest, if any) thereon to the Redemption Date:

        YEAR                                             PERCENTAGE

        2007..........................................    108.719%
        2008..........................................    104.359%
        2009..........................................    100.000%

SECTION 3.08.           No Mandatory Redemption.

                Other than as set forth in Section 3.09 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.           Mandatory Disposition in Accordance with Gaming Laws.

                (a) Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority, or such lesser period as may be required by such Gaming Authority, or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable, the Holder or beneficial owner, as the case may be, will be required to dispose of its Notes within 30 days, or such lesser period as may be required by the Gaming Authority, and the Issuers will have the right to redeem the Notes of the Holder or beneficial owner, subject to the approval of any Gaming Authority, at the lesser of

                (1) the principal amount thereof plus accrued interest up to the date of notice from the Gaming Authority that such Holder or beneficial owner will not be licensed or qualified;

                (2) the price at which such Holder or beneficial owner acquired such Notes; or

                (3)     Fair Market Value of such Notes.

                (b) Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner will have no further rights with respect to the Notes

                (1)     to receive any interest with respect to the Notes;

                (2) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or

                (3) to receive any remuneration in any form for services rendered or otherwise.

                (c) The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the license application or investigation for such qualification or finding of suitability. Such expense shall be the obligation of such Holder or beneficial owner.

                Notice of any redemption shall be sent, by first-class mail, at least 30 days and not more than 60 days (unless another notice period shall be required by applicable law or by order of any Gaming Authority) prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued.

SECTION 3.10.           Open Market Repurchases.

                The Issuers may repurchase Notes on the open market at any time; provided that (a) after giving effect pro forma effect to any such purchase, no Default or Event of Default shall have occurred and be continuing and (b) such repurchase may only be (i) funded from amounts in the Open Market Repurchase Account and (ii) made in accordance with the procedures set forth in Section
11.07 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.           Payment of Notes.

                (a) The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Issuers' Obligations under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents are referred to herein as the "Issuers' Obligations."

                (b) On or before February 28 of each fiscal year, beginning with February 28, 2004 (each such February 28, an "Interest Rate Test Date"), the Issuers shall calculate the First Priority Leverage Ratio as of and for the fiscal year ended December 31st of the immediately preceding fiscal year (the first such fiscal year being the fiscal year ending December 31, 2003). For each determination of the First Priority Leverage Ratio made pursuant to this Section 4.01(b), the amount in clause

(a) of the definition thereof shall be reduced by the amount in the Open Market Repurchase Account as of the date of such determination.

SECTION 4.02.           Maintenance of Office or Agency.

                The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.03 hereof.

SECTION 4.03.           Reports.

                (a) Whether or not required by the SEC, so long as any Notes are outstanding, each of the Company and TC Funding (in each case as applicable) shall furnish by mail, as their names and addresses appear in the Note Registers, to the Holders, without cost to such Holders and within 15 days of the date by which the Company or TC Funding would have been required to so file with the SEC (the "Required Filing Date") pursuant to Section 13(a) or 15(d) of the Exchange Act if such person were so subject,

                (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company or TC Funding were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's or TC Funding's certified independent accountants; and

                (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company or TC Funding were required to file such reports.

                (b) In addition, whether or not required by the rules and regulations of the SEC, the Company and TC Funding shall file a copy of all information and reports referred to in clause (a) with the SEC for public availability on or prior to the respective Required Filing Dates (to the extent permitted by applicable law) and make such information available to securities analysts and prospective investors upon request. The Company and TC Funding shall at all times comply with TIA Section 314(a).

                (c) For so long as any Notes remain outstanding, the Company, TC Funding and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                (d) In addition, each of the Company and TC Funding shall, within 15 days of each Required Filing Date, file with the Trustee a copy of all information and reports referred to in clause (a), together with supplemental information in respect of summary financial data for each of the Casino Properties at the Company's cost. Delivery of the reports, information and other documents set forth in this Section 4.03 to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or TC Funding's compliance with any of its covenants under this Indenture.

SECTION 4.04.           Compliance Certificate.

                (a) Each of the Company, TC Funding and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, TC Funding and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and TC Funding have kept, observed, performed and fulfilled their Obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and TC Funding have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and TC Funding (as applicable) are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and TC Funding (as applicable) are taking or propose to take with respect thereto.

                (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's and TC Funding's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or TC Funding (as applicable) has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                (c) The Company and TC Funding shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or TC Funding (as applicable) is taking or proposes to take with respect thereto.

SECTION 4.05.           Taxes.

                The Company shall pay or discharge or shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (1) all material Taxes levied or imposed upon the Company or any of its Subsidiaries or upon its or any of its Subsidiaries' income, profits or property and (2) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Collateral Documents, neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP. The Company and each of its Subsidiaries shall prepare and timely file with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or such Subsidiary, and each such Tax Return shall be complete and accurate in all material respects.

SECTION 4.06.           Stay, Extension and Usury Laws.

                The Company, TC Funding and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, TC Funding and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.           Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis,

                (1) a Default or an Event of Default shall have occurred and be continuing;

                (2) the Total Leverage Ratio of the Company is less than or equal to 4.0 to 1.0 and the First Priority Leverage Ratio of the Company is less than or equal to 3.0 to 1.0, in each case, both before and after giving effect to such Restricted Payment; or

                (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of

                        (A) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day of the first fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

                        (B) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date and on or prior to the date of such proposed Restricted Payment from (i) the sale of its Qualified Equity Interests (other than (x) to a Subsidiary of the Company or (y) to the extent applied in connection with a Qualified Exchange) or (ii) Capital Contributions.

                (b) The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, shall not prohibit

                (1)     a Qualified Exchange;

                (2) payments under the Administrative Services Agreement in an amount not to exceed $6.0 million in any fiscal year;

                (3) the redemption, repurchase, retirement or other acquisition of, or any distributions or dividends to any direct or indirect parent of the Company to effect the redemption, repurchase, retirement or other acquisition of, any Equity Interests of the Company or any direct or indirect parent of the Company to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct gaming operations;

                (4) payments under any indemnification agreements in effect on the Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect) with the members of the Board of Directors of any direct or indirect parent of the Company;

                (5) a previously earned one-time payment of incentive compensation to Trump Casinos II, Inc. for the year ended December 31, 2002, which will be paid in 2003 pursuant to a management agreement that will be terminated upon the consummation of the offering of the Notes on the Issue Date;

                (6) for so long as the Company is a limited liability company or substantially similar pass-through entity for Federal income tax purposes, cash distributions made by the Company to its Members from time to time in amounts not to exceed the Permitted Tax

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

        Distributions, so long as the payments are made at the time permitted by the second sentence of the definition of Permitted Tax Distributions contained herein;

                (7) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

                (8) the distribution of a portion of the proceeds of the offering of Initial Notes and the Second Priority Notes on the Issue Date to THCR Holdings for the purpose of acquiring, redeeming or otherwise repurchasing THCR Holdings' 15.5% Senior Notes due 2005.

                (c) The full amount of any Restricted Payment made pursuant to clauses (3) and (7) of Section 4.07(b) hereof, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in Section 4.07(a)(3).

SECTION 4.08. Limitation on Incurrence of Additional Indebtedness and Disqualified Equity Interests.

                (a) Except as set forth below in this Section 4.08, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (other than Permitted Indebtedness) or issue any Disqualified Equity Interests (including Acquired Indebtedness). Notwithstanding the foregoing if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Equity Interests and (ii) on the date of such incurrence (the "Incurrence Date"), after giving effect on a pro forma basis to such incurrence of such Indebtedness or issuance of Disqualified Equity Interests, the Total Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date, would be less than or equal to 5.0 to 1.0 and the First Priority Leverage Ratio of the Company as of and for the Reference Period immediately preceding the Incurrence Date would be less than or equal to 4.0 to 1.0, then the Company may incur such Indebtedness or issue such Disqualified Equity Interests or a Guarantor that is a Wholly-Owned Subsidiary may incur such Indebtedness.

                (b) Indebtedness of any person which is outstanding at the time such person becomes a Subsidiary of the Company, including by designation, or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. Except to the extent provided otherwise in the definition of Permitted Indebtedness, any Guarantor may guarantee Indebtedness of the Company or another Guarantor to the extent and at the time the Company or such other Guarantor incurs such Indebtedness in compliance with this Section 4.08.

                                      -59-

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SECTION 4.09.           Limitation on Liens.

                The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of its property now owned or acquired after the date hereof or upon any income or profits therefrom.

SECTION 4.10. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise transfer property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

                (1) with respect to a Subsidiary that is not a Subsidiary on the date hereof, any restrictions in existence at the time such person becomes a Subsidiary of the Company (but not created in connection with or in contemplation of such person becoming a Subsidiary and not applicable to any person, property or business, other than the person, property or business so acquired);

                (2) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property of such Subsidiary (which restrictions shall be for the benefit of the purchaser thereof and no other person and apply only to the property of the Subsidiary to be sold);

                (3) restrictions imposed by a Permitted Lien on the transfer of the respective property subject thereto;

                (4) restrictions contained in this Indenture and the Collateral Documents, as the same may be amended from time to time in accordance with the terms hereof and thereof;

                (5) restrictions contained in the Second Priority Indenture, as the same may be amended from time to time in accordance with the terms thereof; provided that no such amendment shall result in such restrictions being more unfavorable, taken as a whole, to the Holders of the Notes than the restrictions contained in the Second Priority Indenture as the same is in effect on the Issue Date;

                (6) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses;

                (7) any restrictions existing under any agreement which refinances or replaces the agreements containing any restrictions in clause (1) or clause (4) of this Section 4.10, provided that the terms and conditions of any such agreement are not more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced; and

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

                (8) restrictions imposed under customary non-assignment provisions contained in leases and licenses entered into in the ordinary course of business.

SECTION 4.11.           Limitation on Sale of Assets and Subsidiary Stock.

                (a) The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless:

                (1) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or Equity Interests sold or otherwise disposed of in such Asset Sale;

                (2) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this Section 4.11(a), each of the following shall be deemed to be cash:

                (a) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such property; and

                (b) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion);

                (3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with Section
        10.04 and the Net Asset Sale Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents so deposited into the Collateral Account is included in such Net Asset Sale Proceeds, such property shall be made subject to the Lien of this Indenture and the applicable Collateral Documents; and

                (4) the Company or such Subsidiary, as the case may be, applies the Net Asset Sale Proceeds as provided in this Section 4.11.

                (b) If the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries from an Asset Sale or a series of related Asset Sales are less than $10.0 million, the Company may, at its option, apply any such Net Asset Sale Proceeds (whether or not relating to Collateral) within 365 days of the related Asset Sale to the acquisition of another business or the acquisition of other long-term property, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("Replacement Assets"); provided that any Replacement Assets acquired with any Net Asset Sale Proceeds of Collateral shall be owned by the Company or by a Guarantor and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Collateral Agent on behalf of the Trustee, for the benefit of the Holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property).

                (c) If the Company does not use any portion of the Net Asset Sale Proceeds as described in Section 4.11(b) within 365 days, such unused portion of the Net Asset Sale Proceeds shall constitute "Ordinary Excess Proceeds" subject to the provisions described in this Section 4.11. In addition, if the Net Asset Sale Proceeds (whether or not relating to Collateral) received by the Company or any of its Subsidiaries in an Asset Sale or a series of related Asset Sales aggregates $10.0 million or more, such Net Asset Sale Proceeds shall constitute "Material Excess Proceeds" subject to the provisions described in this Section 4.11; provided that any Net Asset Sale Proceeds received from the sale of the Riverboat shall not constitute Material Excess Proceeds if the Company applies such Net Asset Sale Proceeds within 365 days of the Asset Sale of the Riverboat to the acquisition of a Replacement Riverboat; provided, further, that any Replacement Riverboat shall be owned by the Company or by the Guarantor that made the Asset Sale and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause the Replacement Riverboat to become subject to a Lien in favor of the Collateral Agent on behalf of the Trustee, for the benefit of the Holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property). Ordinary Excess Proceeds and Material Excess Proceeds are collectively referred to as "Excess Proceeds."

                (d) On or prior to 365 days after any such Asset Sale or Asset Sales that cause the aggregate amount of Ordinary Excess Proceeds to exceed $10.0 million or within 10 days of the receipt of any Material Excess Proceeds (taking into account any time period for reinvestment allowed by the first proviso of the preceding paragraph), the Company will be required to make an offer or offers (each an "Asset Sale Offer"), on a pro rata basis to all Holders of Notes and to all holders of First Priority Pari Passu Indebtedness (to the extent such person's collateral is subject to such Asset Sale) to purchase the maximum principal amount of Notes and First Priority Pari Passu Indebtedness, to the extent applicable, that may be purchased out of the aggregate amount of such Ordinary Excess Proceeds and/or Material Excess Proceeds, as the case may be.

                (e) The offer price of any Asset Sale Offer in the case of any Ordinary Excess Proceeds will be equal to 100% of the Accreted Value thereof and in the case of any Material Excess Proceeds will be 102% of the Accreted Value thereof, in each case, plus accrued and unpaid interest (and Additional Interest, if any) thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth herein. To the extent that the aggregate amount of Notes and First Priority Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate Excess Proceeds, the excess (a) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is equal to or less than 10% of the aggregate principal amount of the Notes then outstanding, shall promptly be deposited in the Open Market Repurchase Account and (b) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is more than 10% of the aggregate principal amount of the Notes then outstanding, may be used by the Issuers for any purpose not otherwise prohibited by this Indenture, including, without limitation,

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

pursuant to Section 4.23 hereof. Upon completion of such Asset Sale Offer and the deposit of such remaining Excess Proceeds in the Collateral Account, the amount of Excess Proceeds shall be reset at zero.

                (f) All Net Asset Sale Proceeds of any Collateral in respect of any Asset Sale, pending their application in accordance with this Section
4.11 or the release thereof in accordance with Sections 10.04, 10.05 and 11.06, shall be deposited in the Collateral Account.

                (g) Any Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section
4.11 (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                (h) If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                (i) On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

                (j) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations or Gaming Laws conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and Gaming Laws and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

SECTION 4.12.           Line of Business.

                The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business or investment activities other than a Permitted Business. Neither the Company nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the Issue Date if the Holders of the Notes would be required to be licensed as a result thereof; provided, however, that the provisions described in this Section 4.12 shall not prohibit the Company or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder.

SECTION 4.13.           Corporate Existence.

                Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.           Repurchase of Notes at the Option
                        of the Holder upon a Change of Control.

                (a) In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 75 days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued interest (and Additional Interest, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall purchase all Notes properly tendered in response to the Change of Control Offer. If required by applicable law, the Change of Control Purchase Date and the Change of Control Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Change of Control Purchase Date does not occur within 90 days of the Change of Control.

                (b) As used herein, a "Change of Control" means any of the following events:

                (1) THCR Holdings ceases to be the "beneficial owner," directly or indirectly, of 65% of the Equity Interests of the Company;

                (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, THCR Holdings or THCR on a consolidated basis to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, other than the Permitted Holder, together with any Affiliates thereof (whether or not otherwise in compliance with this Indenture);

                (3) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Permitted Holder, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of THCR Holdings or THCR, or any successor thereto by merger, consolidation or otherwise, unless the Permitted Holder "beneficially owns" (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of THCR Holdings or THCR than such other person or group and has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of THCR Holdings or THCR (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holder "beneficially owns" (as so defined), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of THCR (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of THCR is approved by the Permitted Holder or by a vote of 66 2/3% of the directors of THCR then still in office either who are directors at the beginning of such period or whose election or nomination for election was previously so approved) have ceased for any reason to constitute a majority of the Board of Directors of THCR then in office.

                (c) On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Additional Interest, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Note or Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

SECTION 4.15.           Restriction on Sale and Issuance of Subsidiary Stock.

                The Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly Owned Subsidiary of the Company, except that all of the Equity Interests of a Subsidiary may be sold if such Asset Sale complies with Sections 4.11 and 5.01 hereof.

SECTION 4.16.           Events of Loss.

                (a) If an Event of Loss occurs with respect to Collateral, the Net Loss Proceeds therefrom shall be paid directly to the Collateral Agent for deposit into the Collateral Account. In the event of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Guarantor, as the case may be, shall apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected property (the "Subject Property"), with no concurrent obligation to make any purchase of any Notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss

                (1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 365 days from the date of such certification; and

                (2) an Officers' Certificate certifying that the Company or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

                (b) Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this Section
4.16 shall be deemed "Excess Loss Proceeds." Within 10 days following the date that the aggregate amount of Excess Loss Proceeds received by the Company or the applicable Guarantor exceeds $10.0 million, the Company shall make an offer, on a pro rata basis (an "Event of Loss Offer"), to all Holders of Notes and holders of First Priority Pari Passu Indebtedness (to the extent such person's collateral is subject to such Event of Loss) with the proceeds of Events of Loss to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase,

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

and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, such remaining Excess Loss Proceeds shall be deposited in the Collateral Account and shall only be released to the Issuers upon the satisfaction of the conditions to release described in the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes so tendered. Upon completion of any such Event of Loss Offer and the deposit of such remaining Excess Loss Proceeds in the Collateral Account, the amount of Excess Loss Proceeds shall be reset at zero.

                (c) In the event of any settlement relating to any Event of Loss, the Company or the affected Guarantor, as the case may be, will be required to receive consideration at least equal to the Fair Market Value of the property subject to the Event of Loss.

                (d) Any Event of Loss Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Event of Loss Offer Period"). No later than five Business Days after the termination of the Event of Loss Offer Period (the "Event of Loss Purchase Date"), the Company shall purchase a principal amount of Notes equal to the Excess Loss Proceeds (the "Event of Loss Offer Amount") or, if less than the Event of Loss Offer Amount has been tendered, all Notes tendered in response to the Event of Loss Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                (e) If the Event of Loss Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Event of Loss Offer.

                (f) On or before the Event of Loss Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Event of Loss Offer Amount of Notes or portions thereof tendered pursuant to the Event of Loss Offer or, if less than the Event of Loss Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Event of Loss Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Event of Loss Offer on the Event of Loss Purchase Date.

                (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Event of Loss. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.16,
the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.           Future Guarantors.

                (a) All present and future domestic Subsidiaries of the Company (other than TC Funding, which is one of the Issuers) jointly and severally will Guarantee irrevocably and unconditionally all principal, premium, if any, and interest and Additional Interest, if any, on the Notes on a senior basis, unless any such Subsidiary has total assets with a Fair Market Value of less than $500,000.

                (b) All newly acquired or created Subsidiaries Guaranteeing the Notes shall execute and deliver to the Trustee (i) a supplemental indenture,
(ii) a joinder to the Security Agreement in the form of Exhibit 3 to the Security Agreement, (iii) an Opinion of Counsel and (iv) all the Collateral Documents and other items required pursuant to Section 10.01 relating to such Subsidiary's property to the extent required by the terms of the Security Agreement.

SECTION 4.18.           Maintenance of Insurance and Properties.

                (a)     The Company shall, and shall cause its Subsidiaries to,

                (1) obtain, prior to the Issue Date, mortgagee title insurance policies insuring a first mortgage lien on the real estate portion of the Collateral, as constituted on the Issue Date, subject to certain exceptions, in an amount not less than the principal amount of the Notes; and

                (2) with respect to each Mortgaged Property, from and at all times after the Issue Date until the Notes have been paid in full, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Collateral, shall maintain the following insurance policies and coverages with policy limits and deductibles in such amounts as would be maintained by a Prudent Operator or as the Collateral Agent may otherwise reasonably request:

                        (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by such policies, in an amount equal to the full replacement cost of the Mortgaged Property and Equipment;

                        (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (and any other adjoining streets, sidewalks and passageways) and other Collateral covering such matters as are customarily covered by such policies, arising out of or connected with the possession, use, leasing, operation or condition of the Collateral;

                        (iii) Explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Mortgaged Property and Equipment;

                        (iv) If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance;

                        (v) Worker's compensation insurance as required by the laws of the state where the Collateral is located to protect the Pledgors and the Collateral Agent against claims for injuries sustained in the course of employment at the premises of the Pledgors; and

                        (vi) Such other types of insurance against such risks as the Collateral Agent may from time to time reasonably require to the extent such Insurance is commercially available at commercially reasonable prices to the extent secured lenders are requiring borrowers to obtain such insurance in connection with financings of the type contemplated by this Indenture.

                (b) Each insurance policy described in Section 4.18(a)(2) shall provide that:

                (i) it may not be materially modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to the Collateral Agent;

                (ii) the Collateral Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

                (iii) all losses thereunder shall be payable notwithstanding any act or negligence of the applicable Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

                (iv) with respect to the insurance policies described in clauses (i), (iii), (iv) and (v) of Section 4.18(a)(2), all losses payable thereunder shall be payable to the Collateral Agent, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount, at least sufficient to prevent coinsurance liability; and

                (v) with respect to the insurance policies described in clauses (ii) and to the extent applicable (vi) and (vii) of Section 4.18(a)(2), the Collateral Agent shall be named as an additional insured.

                (c) Settlement or adjustment of any claim under any of the insurance policies described in Section 4.18(a), if such claim involves any loss in excess of $5,000,000 (as determined by the Board of Directors acting reasonably and in good faith) shall require the consent of the Collateral Agent.

                (d) On an annual basis, the Pledgors shall deliver to the Collateral Agent an Officers' Certificate certifying that any insurance policy described in Section 4.18(a) has been renewed or extended and that any such policy is in full force and effect.

                (e) The Pledgors shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with the insurance policies required to be maintained under this Section 4.18 unless the Collateral Agent is included thereon as an additional insured and, if applicable, with loss payable to the Collateral Agent under an endorsement containing the provisions described in Section 4.19(b). The Pledgors shall immediately notify the Collateral Agent whenever any such separate insurance policy is obtained and shall promptly deliver to the Mortgagee the insurance policy or Insurance Certificate evidencing such insurance.

                (f)     The Pledgors may maintain the coverages required by this
Section 4.18 under blanket policies covering the Collateral and other locations owned or operated by the Pledgors or an Affiliate of the Pledgors if the terms of such blanket policies otherwise comply with the provisions of Section 4.18(b) and contain specific coverage allocations in respect of the Premises complying with the provisions of Section 4.18(b).

                (g) All insurance with respect to the Collateral required under Section 4.18(a) hereof (except worker's compensation) shall name the Collateral Agent as additional insured or loss payee, as applicable. Unless otherwise agreed to by the Collateral Agent, all such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company may effect the insurance required by the preceding paragraph under blanket and/or umbrella policies covering properties owned or leased by Affiliates of the Company; provided that such policies otherwise comply with this Indenture.

SECTION 4.19.           Limitation on BHR Joint Venture.

                The Company shall not permit the BHR Joint Venture to, directly or indirectly,

                (a) incur any Indebtedness or issue any Disqualified Equity Interests; provided that the BHR Joint Venture may incur:

                        (1) Indebtedness if the Company could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in Section 4.08(a) hereof;

                        (2) Indebtedness other than Indebtedness permitted under clause (a)(1) above; provided that after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed $10.0 million; and

                        (3) Indebtedness incurred to refinance any Indebtedness incurred pursuant to clause (a)(1) above or Indebtedness of the BHR Joint Venture outstanding on the Issue Date;

                (b) create, incur, assume or suffer to exist any Lien on any property of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens and Liens securing Indebtedness permitted to be incurred pursuant to clause (a)(1) above;

                (c) declare or pay any dividend or make any distribution on account of any Equity Interests of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member's ownership interest therein;

                (d) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the BHR Joint Venture (other than any such Equity Interest owned by the Company or any Subsidiary); or

                (e) transfer, other than in the ordinary course of business, any property of the BHR Joint Venture, unless:

                        (i) the BHR Joint Venture receives consideration at the time of such transfer not less than the Fair Market Value of the property subject to such transfer;

                        (ii) at least 75% of the consideration for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferees of such property (provided that following such transfer there is not further recourse to the BHR Joint Venture with respect to such liabilities); and

                        (iii) within 270 days of such transfer, the net proceeds thereof are (A) invested in property related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with clause (c) above.

SECTION 4.20.           Limitation on Transactions with Affiliates.

                (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any contract, agreement, arrangement, understanding or transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of property or services) with any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company) unless:

                (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and, with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than:

                        (x) $2.0 million, such transaction or series of related transactions is approved by a majority of the members of the Board of Directors of the Company; or

                        (y) $10.0 million, prior to the consummation of such transaction or series of related transactions, the Company also obtains a written favorable opinion as to the fairness thereof to the Company from a financial point of view from an independent investment banking firm of national reputation; and

                (2) the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with clause (a)(1) above.

                (b) The foregoing restriction shall not apply to (1) pro rata dividends or distributions paid in cash on any class of Equity Interests and not prohibited under Section 4.07 hereof, (2) the Limited Liability Company Agreement as in effect on the Issue Date, (3) the arrangements, as in effect on the Issue Date (and any renewals or replacements thereof so long as the terms of such renewals or replacements are not less favorable to the Holders in any material respect), (x) which are described in Schedule 4.20(b) or (y) with the BHR Joint Venture and with Buffington Harbor Parking Associates, LLC or (4) agreements and payments not prohibited by Section 4.07 hereof.

SECTION 4.21.           Limitation on Activities of TC Funding.

                TC Funding shall not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under this Indenture, the Notes, the Second Priority Indenture and the Second Priority Notes. TC Funding shall not incur or otherwise become liable for any Indebtedness (other than this Indenture, the Notes, the Second Priority Indenture and the Second Priority Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with this Indenture) or make any Restricted Payments.

SECTION 4.22.           Restriction on Certain Agreements.

                Other than (i) employment agreements in the ordinary course of business consistent with industry practice and approved by the compensation committee and (ii) the Administrative Services Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any management or consulting agreement with Trump or any Affiliate of Trump.

SECTION 4.23.           Limitation on Capital Expenditures.

                The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any capital expenditure or series of related capital expenditures in any fiscal year in excess of (A) for each of the fiscal years ending December 31, 2003 and December 31, 2004, an annual amount equal to $32.0 million (provided that up to $10 million may be carried forward from the fiscal year ending December 31, 2003 to the fiscal year ending December 31, 2004 by depositing such Capex Reserve Amount into the Capex Reserve Account and such amount carried forward may only be used for Marina Slot Improvements) and (B) for each fiscal year thereafter, 67% of Consolidated EBITDA for the immediately preceding fiscal year less (1) all cash interest payments included in Consolidated Interest Expense for such fiscal year and (2) all cash payments to New Jersey Casino Reinvestment Development Authority (CRDA) for such fiscal year; provided, however, that (x) the amounts available for capital expenditures in any such fiscal year shall be increased by the amount that would have been deposited in the Open Market Repurchase Account but was in excess of 10% of the aggregate principal amount of Notes then outstanding and
(y) the foregoing amounts shall be in addition to any expenditures described in clause (g) of the definition of Permitted Indebtedness.

SECTION 4.24.           Limitation on Status as Investment Company.

                The Company and its Subsidiaries shall not be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) or otherwise subject to regulation under the Investment Company Act.

SECTION 4.25.           Excess Cash Flow Offer.

                (a) If the First Half Excess Cash Flow Offer Amount for any fiscal year is greater than zero, the Issuers shall make a pro rata offer to repurchase Notes (the "First Half Excess Cash Flow Offer") at the Excess Cash Flow Offer Price per Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the First Half Excess Cash Flow Offer Amount for such fiscal year. In addition, if the Full Fiscal Year Excess Cash Flow Offer Amount is greater than zero, the Issuers will make a pro rata offer to repurchase Notes (the "Full Fiscal Year Excess Cash Flow Offer") at the Excess Cash Flow Offer Price per Note in the largest principal amount that is an integral multiple of $1,000 that may be repurchased with an amount equal to the Full Fiscal Year Excess Cash Flow Offer Amount for such fiscal year.

                (b) If a First Half Excess Cash Flow Offer or Full Year Excess Cash Flow Offer is required in any fiscal year, the Issuers shall mail a notice (an "Excess Cash Flow Offer Notice") to each Holder by (i) in the case of a First Half Excess Cash Flow Offer, October 1 of such fiscal year and (ii) in the case of a Full Fiscal Year Excess Cash Flow Offer, April 1 of the subsequent fiscal year, in each case to purchase Notes on the applicable Excess Cash Flow Offer Date (as defined below) pursuant to the procedures required by Section 4.25(c) and (d) hereof and described in such notice. Any Excess Cash Flow Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. No later than five Business Days after the termination of any Excess Cash Flow Offer (an "Excess Cash Flow Offer Date"), the Issuers shall purchase, on a pro rata basis if necessary, all Notes tendered in response to such Excess Cash Flow Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                (c) If any Excess Cash Flow Offer Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes are accepted for purchase pursuant to such Excess Cash Flow Offer. On or before any Excess Cash Flow Offer Date the Issuers shall, to the extent lawful, accept for payment (on a pro rata basis if necessary) (a) that number of Notes (or portions thereof) that may be purchased with the applicable Excess Cash Flow Offer Amount or (b) if Notes with an Excess Cash Flow Offer Price equal to or less than the applicable Excess Cash Flow Offer Amount have been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating the number of Notes or portions thereof that were accepted for payment by the Issuers in accordance with this
Section 4.25. To the extent the aggregate purchase price expended in any Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the excess (a) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is equal to or less than 10% of the aggregate principal amount of the Notes then outstanding, shall promptly be deposited in the Open Market Repurchase Account and (b) to the extent such excess, together with any amounts still held in the Open Market Repurchase Account, is more than 10% of the aggregate principal amount of the Notes then outstanding, may be used by the Issuers for any purpose not otherwise prohibited by this Indenture, including, without limitation, pursuant to Section 4.23. Upon completion of any Full Fiscal Year Excess Cash Flow Offer, the amount of Consolidated Excess Cash Flow shall be reset at zero. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after any Excess Cash Flow Offer Date) mail or deliver to each tendering Holder a cash amount equal to the purchase price of the Notes being purchased on such Excess Cash Flow Offer Date, and the Trustee, upon delivery of an Officers' Certificate, will authenticate and mail or deliver a new Note to such Holder in a principal amount equal to the unpurchased portion of such Holder's Note that is surrendered. Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of any Excess Cash Flow Offer on the applicable Excess Cash Flow Offer Date.

                (d) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.25, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.25 by virtue thereof.

SECTION 4.26.           Maintenance of Capex Reserve Account.

                On or prior to the Excess Cash Flow Offer Date with respect to the fiscal year ending December 31, 2003, the Company may deposit the Capex Reserve Amount into the Capex Reserve Account. The Collateral Agent shall hold and invest these funds in Cash Equivalents that will be held in the Capex Reserve Account until the funds are needed to pay for the capital expenditures provided for in the definition of "Capex Reserve Amount". Any interest income on the funds deposited in the Capex Reserve Account shall be disbursed by the Collateral Agent into any account specified by the Company for use in any manner not prohibited by this Indenture. All of the funds and securities in the Capex Reserve Account shall be pledged to the Collateral Agent on behalf of the Trustee for the benefit of the Holders.

SECTION 4.27.           Restriction on Repurchase or
                        Redemption of Second Priority Notes.

                For so long as any Notes shall be outstanding, the Issuers shall not purchase, redeem or otherwise retire for value any Second Priority Notes, except (a) pursuant to a Qualified Exchange made in compliance with clause (b) of the definition thereof, (b) in connection with a refinancing of all of the then outstanding Second Priority Notes consummated in compliance with clause (h) of the definition of "Permitted Indebtedness" and clause (n) of the definition of "Permitted Liens" and (c) a redemption of the Second Priority Notes required pursuant to Section 3.09 of the Second Priority Indenture.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.           Limitation on Merger, Sale or Consolidation.

                (a) The Company shall not consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any person or group of affiliated persons or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the property of the Company on a Consolidated basis to any other person, unless:

                (1) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties of the Company are transferred (the "Surviving Entity") shall be a limited liability company or corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Collateral Documents, and the Notes, this Indenture and the Collateral Documents shall remain in full force and effect;

                (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default or Default shall have occurred and be continuing;

                (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity, as applicable, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                (4) immediately before and after giving effect to such transaction on a pro forma basis, the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness under the Total Leverage Ratio and First Priority Leverage Ratio tests set forth in Section 4.08(a) hereof; and

                (5) immediately after such transaction, the Company or the Surviving Entity, as applicable, holds all Permits required for the operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business. The Company or the Surviving Entity shall also deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that (i) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture and the Collateral Documents and (ii) the transaction shall not impair the rights and powers of the Trustee and Holders of the Notes under this Indenture or the Collateral Documents.

                (b) Notwithstanding anything herein to the contrary, TC Funding shall, at all times that the Company is a partnership or limited liability company, be maintained as a C corporation and a direct Wholly-Owned Subsidiary of the Company.

SECTION 5.02.           Successor Corporation Substituted for the Company.

                Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property of the Company on a consolidated basis in accordance with Section
5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or the Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Subsidiary" shall refer instead to the successor corporation and not to the Company or the Subsidiary), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company or the Subsidiary herein; provided, however, that the predecessor of the Company shall not be relieved from the Obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's or the Subsidiary's property that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.           Events of Default and Remedies.

                An "Event of Default" wherever used herein means any one of the following events:

                (1) the failure by the Issuers to pay any installment of interest (including any defaulted interest) or Additional Interest, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                (2) the failure by the Issuers to pay all or any part of the principal or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise including, without limitation, payment of the Change of Control Purchase Price or purchase price in any Excess Cash Flow Offer, Event of Loss Offer, Asset Sale Offer or otherwise;

                (3) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                (4) the Issuers or any of their Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                        (A)     commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its creditors, or

                        (E) generally is not paying its debts as they become due; or

                (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                        (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                        (C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

                (6) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers, any Guarantor or any of the Company's Subsidiaries (or the payment of which is guaranteed by any Issuer or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

                        (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                        (B) results in the acceleration of such Indebtedness prior to its express maturity,

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

        and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                (7) final unsatisfied judgments aggregating in excess of $20.0 million at any one time rendered against either or both of the Issuers or any of their Subsidiaries and not stayed, bonded or discharged within 60 days;

                (8) the revocation, suspension or involuntary loss of any Permit which results in the cessation of all or a substantial portion of the operations of either of the Casino Properties for a period of more than 90 consecutive days;

                (9) except as permitted by this Indenture and the Notes, the cessation of effectiveness of any Guarantee of the Obligations in any material respect or the finding by any judicial proceeding that any such Guarantee is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guarantee; or

                (10) a default by any Issuer or any Guarantor in the performance of any of their respective obligations under the Collateral Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, a repudiation or disaffirmation by any Issuer or any Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against any Issuer or any Guarantor for any reason.

SECTION 6.02.           Acceleration.

                (a) If a Default occurs and is continuing, the Trustee shall, within 90 days after it receives actual notice thereof, give to the Holders notice of such Default.

                (b) If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (4) and (5) of Section 6.01 hereof), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.01 hereof occurs, all principal and accrued interest thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes (or such higher percentage as would be required to amend such provision) are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

                                      -78-

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SECTION 6.03.           Other Remedies.

                (a) If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreements, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

                (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.           Waiver of Past Defaults.

                Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of Section 7.01 of this Indenture, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.           Control by Majority.

                Subject to all provisions of this Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.06.           Limitation on Suits.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

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

                (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

                (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture or the Collateral Documents to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.           Rights of Holders to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, and Additional Interest, if any, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon any of the Collateral.

SECTION 6.08.           Collection Suit by Trustee.

                If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium and interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.           Trustee May File Proofs of Claim.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.           Priorities.

                Subject to the terms of the Intercreditor Agreements, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for all amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders for amounts due and unpaid on the Notes for principal and interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest and Additional Interest, if any, respectively; and

                Third: subject to the Intercreditor Agreements, to the Company or to such party as a court of competent jurisdiction shall direct.

                The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.           Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturity or payment dates expressed in such Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.           Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or Obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Collateral Documents. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
        (b) of this Section 7.01;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in exercising any trust or power conferred upon the Trustee under this Indenture.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

                (e) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                (f) The Trustee is hereby authorized to, instruct the Collateral Agent to, upon request from the Issuers, enter into the Priority Intercreditor Agreement on terms set forth on Annex A hereto and/or an Access Intercreditor Agreement.

                (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.           Rights of Trustee.

                (a) In connection with the Trustee's rights and duties under this Indenture or the Collateral Documents, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting upon any document or instrument believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting under this Indenture or the Collateral Documents, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder or pursuant to the Collateral Documents in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

                (e) Unless otherwise specifically provided in this Indenture or the Collateral Documents, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney.

                (i) To the extent any provisions of the Collateral Documents conflict with or are silent with respect to the matters set forth in this
Article 7, this Article 7 shall be controlling.

SECTION 7.03.           Individual Rights of Trustee.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.           Trustee's Disclaimer.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.           Notice of Defaults.

                If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.           Reports by Trustee to Holders.

                Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA

Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.           Compensation and Indemnity.

                The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services rendered by it hereunder and thereunder. The Trustee's compensation shall not be limited by any law in regard to the law of compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                The Issuers shall indemnify the Trustee and its officers, directors, employees, agents and affiliates against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents and any landlord waiver or consent, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their Obligations hereunder, under the Collateral Documents or under any landlord waiver or consent. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

                The Obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Document.

                To secure the Issuers' payment Obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money and property held or collected by the Trustee, except money held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(1) or 6.01(2) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.           Replacement of Trustee.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.           Successor Trustee by Merger, etc.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.           Eligibility; Disqualification.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.           Preferential Collection of Claims Against Company.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                          DISCHARGE OF INDENTURE; LEGAL
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.           Satisfaction and Discharge.

                This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes and the Trustee, on demand of and at the expense of the Issuers, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture and all Collateral Documents, when either:

                (1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

                (2) (a) all such Notes not theretofore delivered to the Trustee for cancellation have or shall (upon the mailing of a notice or notices deposited with the Trustee together with irrevocable instructions to mail such notice or notices to Holders of the Notes) become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the

        Trustee as trust funds in the trust solely for the benefit of the Holders, an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (b) the Issuers have paid all sums payable by them under this Indenture; and (c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                In addition, the Issuers shall deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

                Notwithstanding the foregoing paragraphs, the Issuers' Obligations in Article 2 and in Sections 4.01, 4.02, 4.13, 7.07, 7.08, 8.07 and
8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Issuers' Obligations in Sections 7.07, 8.07 and
8.08 shall survive.

                After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Issuers' Obligations under the Notes, the Guarantees and this Indenture except for those surviving Obligations specified above.

SECTION 8.02.           Option to Effect Legal Defeasance
                        or Covenant Defeasance.

                The Company or the Issuers may, at the option of their Boards of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.03.           Legal Defeasance and Discharge.

                Upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, and interest, if any, and Additional Interest, if any, on such Notes when such payments are due, (2) the Issuers' Obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' Obligations in connection therewith and (4) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04.           Covenant Defeasance.

                Upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their Obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21,
4.22, 4.23, 4.24, 4.25, 4.26 and 4.27 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, the events set forth in Sections 6.01(3) through 6.01(10) hereof shall not constitute Events of Default.

SECTION 8.05.           Conditions to Legal or Covenant Defeasance.

                (a) In order to exercise either Legal Defeasance or Covenant Defeasance,

                (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (2) in the case of Legal Defeasance, the Issuers will have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of Covenant Defeasance, the Issuers will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers, the Guarantors or any of the Company's Subsidiaries is a party or by which the Issuers, the Guarantors or any of the Company's Subsidiaries is bound;

                (5) the Issuers must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers, the Guarantors or others; and

                (7) the Issuers must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent to Legal Defeasance or Covenant Defeasance have been complied with.

                (b) Notwithstanding the provisions of Section 8.05(a), the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving or notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds, except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof.

                Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.           Repayment to Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.08.           Reinstatement.

                If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or
8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.           Without Consent of Holders.

                Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may, from time to time, amend or supplement this Indenture, the Notes, the Guarantees or the Collateral Documents without the consent of any Holder and the Collateral Agent may amend the Priority Intercreditor Agreement without the consent of any Holder to:

                (a)     cure any ambiguity, defect or inconsistency;

                (b) provide for uncertificated Notes in addition to or in place of Definitive Notes;

                (c) provide for the assumption of the Issuers' or any Guarantor's Obligations to the Holders in the case of a merger or consolidation pursuant to Articles 5 or 12 hereof or a sale of all or substantially all of the Issuers' or any Guarantor's property;

                (d)     provide for additional Guarantors as set forth in
        Section 4.17 or to provide for the release of a Guarantor pursuant to
        Section 12.03;

                (e) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder;

                (f) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                (g) amend the Priority Intercreditor in accordance with the terms set forth on Annex A hereto in order to add the Representative of any First Priority Pari Passu Indebtedness that is secured by a Lien on all or part of the Collateral.

                Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.           With Consent of Holders.

                Except as provided below in this Section 9.02, this Indenture, the Notes, the Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for,

Notes), and any existing default or compliance with any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment or waiver may not:

                (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, Notes, Guarantees or Collateral Documents;

                (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

                (3) reduce the rate of or change the time for payment of interest on any Note;

                (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration in accordance with the provisions of Article 6);

                (5) make any Note payable in money other than that stated in the Notes;

                (6) make any change in the provisions of this Indenture, the Notes, the Guarantees or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes;

                (7) amend, modify or supplement, or permit or consent to any amendment, modification or supplement of the Collateral Documents in any way that would be adverse to the Holders in any material respect (except as provided in Article 9);

                (8)     waive a redemption payment with respect to any Note;

                (9) following an event or circumstance which may give rise to the requirement to make an offer as required by the covenants described above under Sections 4.11, 4.14, 4.16 and 4.25 modify the provisions of any such covenant (or related definition) in this Indenture requiring the Company of make an offer to purchase in a manner materially adverse to the Holders of Notes affected thereby; or

                (10) make any change in the foregoing amendment and waiver provisions.

                Notwithstanding the foregoing, Collateral may only be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to releases of Collateral expressly permitted by this Indenture and the Collateral Documents.

                It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.           Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.           Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.           Notation on or Exchange of Notes.

                The Trustee may (but shall not be obligated to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee upon receipt of an Authentication Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.           Trustee to Sign Amendments, etc.

                The Trustee shall sign any amended or supplemental Indenture or Collateral Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or Collateral Document is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   COLLATERAL

SECTION 10.01.          Collateral Documents; Additional Collateral;
                        Substitute Collateral.

                (a) Collateral Documents. In order to secure the due and punctual payment of the principal or premium, if any, and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Offer Payment Date, Excess Loss Proceeds Payment Date, Excess Cash Flow Offer Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest and Additional Interest, if any, on the Notes and the performance of all other Obligations of each of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees, and any other documents contemplated hereby, as the case may be, the Issuers, the Guarantors, the Collateral Agent and the Trustee, as applicable, have simultaneously with the execution of this Indenture entered into the Collateral Documents to create the security interests and for related matters. The Trustee, the Issuers and the Guarantors each hereby agree that the Collateral Agent and Trustee hold their interest in the Collateral in trust for their benefit and for the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Issuers and the Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Collateral Agent and Trustee their interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

                (b) Additional Collateral. As soon as practicable following the acquisition by the Issuers or any Subsidiary of any property of the type which constitutes Collateral, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws,

                (i) the Issuers or the applicable Guarantor, as the case may be, and the Collateral Agent shall enter into such amendments or supplements to the Collateral Documents or such additional Mortgages or Ship Mortgages (in each case in registrable or recordable form) and other Collateral Documents, in each case in accordance with the terms thereof and subject to any exclusions relating to a particular item of Collateral and the Issuers shall cause such amendments, supplements, mortgages and other Collateral Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Collateral Agent (subject to no Liens except Permitted Liens), the Issuers shall cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant UCC, a security interest may be perfected by possession or control, deliver such certificates, promissory notes and other property (together with stock powers or assignments duly endorsed in blank), or deliver issuer acknowledgments and control agreements relating to such property in accordance with the provisions of the applicable Collateral Documents to the Collateral Agent;

                (ii) in the case of additional Collateral which constitutes Real Property having a Fair Market Value in excess of $1.0 million, each of the Issuers or the applicable Guarantor, as the case may be, shall also deliver to the Collateral Agent the following:

                        (A) a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Issuers, the Fair Market Value thereof), in favor of the Collateral Agent insuring that the Lien of the Collateral Documents or any additional Collateral Documents constitutes a valid and perfected Lien, subject to no Liens except Permitted Liens on such Real Property in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the Real Property and containing such endorsements and other assurances of the type reasonably acceptable to the Trustee, together with an Officers' Certificate stating that any Liens on such Real Property are Liens expressly permitted by this Indenture and the applicable Collateral Documents;

                        (B)     any Opinion of Counsel required pursuant to
                Section 10.02(b) below;

                        (C)     a Survey with respect to such Real Property;

                        (D) a policy or certificate of insurance as required by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by Section 10.02 of this Indenture;

                        (E) evidence of payment or a closing statement indicating payments to be made by the applicable Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

                        (F)     copies of all Leases;

                        (G) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness which materially impairs (i) the ability of such Real

                Property to be used for its intended purpose or (ii) the value or utility of such Real Property; and

                        (H) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest or leasehold interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; provided, that the Company shall only be obligated to use commercially reasonable efforts to obtain the items set forth in this clause (H); and

                (iii) The Issuers shall deliver to the Collateral Agent an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Collateral Agent pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

SECTION 10.02.          Recording, Registration and Opinions.

                (a) The Issuers and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, Mortgages, Ship Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Collateral Agent, the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Issuers and the Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any obligation to, nor shall either be responsible for any failure to, so register, file or record.

                (b) The Issuers shall furnish to the Trustee, promptly but in no event later than 30 days after the execution and delivery of this Indenture, Opinion(s) of Counsel required by TIA Section 314(b)(1).

                (c) The Issuers shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2004, an Opinion of Counsel, dated as of such date, which complies with TIA Section 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Collateral Documents under the UCC or the applicable law in those items of Collateral that can be perfected by the filing, recordings or registrations and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, Mortgage, Ship Mortgage and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Agent, the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuers shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.03.          Release of Collateral.

                (a) The Trustee shall not at any time instruct the Collateral Agent to release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents. In addition, in connection with any release of the Liens securing the Obligations on any portion of the Collateral under the Collateral Documents, the Trustee shall, to the extent that it is entitled to provide such instruction to the Collateral Agent in accordance with the terms of the Priority Intercreditor Agreement and to the extent requested by the Company (which request shall be accompanied by an Opinion of Counsel to the effect that the Trustee is entitled, in accordance with the terms of the Priority Intercreditor Agreement, to provide such instructions to the Collateral Agent) instruct the Collateral Agent to release any other Liens subject to the Priority Intercreditor Agreement on such Collateral.

                (b) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Issuers shall comply with TIA Section 313(b)(1) and TIA Section 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the each of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Issuers.

                (c) Upon the release of any Guarantor from its obligations under this Indenture and its Guarantee as described in Section 12.03, such Guarantor shall be entitled to obtain the release of all of its Collateral.

SECTION 10.04.          Possession, Use and Release of Collateral.

                Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as the Trustee or Collateral Agent has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Issuers and the Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral (other than any Trust

Monies deposited with the Collateral Agent and other than as set forth in the Collateral Documents), to freely operate, use and consume the Collateral (other than Trust Monies held by the Collateral Agent, other monies and Government Securities deposited pursuant to Article 8 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon, and otherwise comply with Section 10.06 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05.          Specified Releases of Collateral.

                (a) Satisfaction and Discharge; Defeasance. The Issuers and the Guarantors shall, subject to the provisions of the Priority Intercreditor Agreement, be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all Obligations for the payment of money due and owing to the Trustee or the Holders, or upon compliance with the conditions precedent set forth in Article 8 for Satisfaction and Discharge, Legal Defeasance or Covenant Defeasance. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), together with such documentation, if any, as may be required by the Trustee or the TIA (including, without limitation, TIA Section 314(d)) prior to the release of such Collateral, the Trustee shall subject to the terms of the Priority Intercreditor Agreement forthwith instruct the Collateral Agent to take all necessary action (at the request of and the expense of the Issuers) to release and reconvey to the each of the Issuers and the applicable Guarantors without recourse all of the Collateral, and shall instruct the Collateral Agent, subject to the provisions of the Priority Intercreditor Agreement, to deliver such Collateral in its possession to the Company and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

                (b) Release of Collateral from Lien of Collateral Documents Upon Satisfaction of Conditions. The Issuers and the Guarantors, as the case may be, shall, subject to the provisions of the Priority Intercreditor Agreement, have the right to obtain a release of items of Collateral from the Lien of the Collateral Documents securing the Obligations (other than Trust Monies) (the "Released Collateral") subject to a sale or disposition, and the Trustee shall instruct the Collateral Agent, subject to the provisions of the Priority Intercreditor Agreement, to release the Released Collateral from the Lien securing the Obligations of the Collateral Documents and reconvey the Released Collateral to the Issuers or any such Guarantor upon compliance with the condition that the Issuers deliver to the Collateral Agent the following:

                (i) a notice from the Issuers requesting the release of Released Collateral, (i) specifically describing the proposed Released Collateral, (ii) specifying the Fair Market Value of such Released Collateral on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that such Released Collateral is to be sold or otherwise disposed of and that the consideration to be received in respect of the Released Collateral is at least equal to the Fair Market Value of the Released Collateral and is also to be made Collateral subject to the Collateral Documents to the extent required by the provisions of this Indenture, (iv) stating that the release of such Released Collateral shall not impair the value of the remaining Collateral, taken as a whole, or interfere with the Collateral Agent's or the Trustee's ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale or other disposition of, or an agreement to sell or otherwise dispose of, such Released Collateral in a bona fide sale to a person that is not an Affiliate of the Issuers or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth under Section 4.20 and (vi) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of this Indenture with respect thereto, including, without limitation, the provisions set forth under Section 4.11;

                (ii) an Officers' Certificate of the Issuers stating that (i) such sale or other disposition covers only the Released Collateral or such other property subject to the sale or disposition, (ii) all Net Asset Sale Proceeds, if any, from the sale of any of the Released Collateral shall be applied pursuant to the provisions of this Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the Valuation Date, (iv) the release of the Collateral shall not result in a Default or Event of Default under this Indenture, and (v) all conditions precedent in this Indenture relating to the release in question have been complied with; and

                (iii) all documentation required by the TIA, if any, prior to the release of the Released Collateral by the Collateral Agent and, in the event that there is to be a substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

                Upon compliance by the Issuers with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuers or the applicable Guarantor the Released Collateral without recourse by instructing the Collateral Agent to execute a release in the form provided by the Issuers or the applicable Guarantor and reasonably acceptable to the Trustee and the Collateral Agent.

                (c) Release of Collateral in Connection with Events of Loss. The Issuers and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall instruct the Collateral Agent to release from the Lien securing the Obligations under the relevant Collateral Documents, items of Collateral (other than Trust Monies, excluding Trust Monies constituting Net Loss Proceeds from an Event of Loss, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under
Article 11) subject to an Event of Loss, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                (i)     an Officers' Certificate of the Company certifying that
        (A) such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds, and (B) all conditions precedent to such release have been complied with;

                (ii) the Net Loss Proceeds to be held as Trust Monies subject to the disposition thereof pursuant to Article 11;

                (iii) all documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release of Collateral by the Trustee; and

                (iv)    an Opinion of Counsel substantially to the effect

                        (1) if applicable, that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                        (2) in the case of a taking by eminent domain, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Issuers or the Holders which opinion may rely as to factual matters on a certificate of an officer of an Issuer or Guarantor, as applicable; and

                        (3) that the instrument or instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Collateral Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Collateral Documents to instruct the Collateral Agent to execute and deliver the release requested, and that all conditions precedent herein and in the Collateral Documents provided for relating to such release have been complied with.

                In any proceedings for the taking of any part of the Collateral, the Trustee and the Collateral Agent may be represented by counsel who may be counsel for the Issuers or the applicable Guarantor.

                Upon compliance by the Issuers with the conditions precedent set forth above, the Trustee shall instruct the Collateral Agent to cause to be released and reconveyed to the Issuers or the applicable Guarantor without recourse the aforementioned items of Collateral which are the subject of such Event of Loss by executing a release in the form provided by each of the Issuers or the applicable Guarantor.

SECTION 10.06.          Unconditional Release of Collateral
                        from Lien of Collateral Documents.

                Notwithstanding the provisions of Section 10.05(b) above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Issuers and the Guarantors may release items of Collateral from the Lien securing the Obligations under the relevant Collateral Documents (and upon request from the Issuers, the Trustee shall instruct the Collateral Agent to confirm in writing any such release) provided that, with respect to such items of Collateral, the Issuers or Guarantors:

                (i) sell or otherwise dispose of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective, obsolete or is not used or useful in the operation of the Issuers' or any Guarantor's business and which has an aggregate Fair Market Value of $100,000 or less;

                (ii) sell or otherwise dispose of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property;

                (iii) demolish, dismantle, tear down, scrap or abandon any Collateral if, as conclusively determined (absent manifest error) by the Board of Directors of the Company in its good faith opinion, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Issuers and the Guarantors;

                (iv) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, Equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien securing the Obligations of any of the Collateral Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to perfect the Lien of any of the relevant Collateral Document on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to continue the perfection of the Lien of any of the Collateral Documents on such property, (2) does not comply with the terms of this Indenture and the Collateral Documents or (3) otherwise impairs the Lien of the Collateral Documents;

                (v) subject to the provisions of the Collateral Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien securing the Obligations of the Collateral Documents; provided, however, that (a) any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Collateral Documents to the same extent as those previously existing and (b) if the Issuers or the relevant Guarantor shall receive any money or property in excess of the Issuers' or the relevant Guarantor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $100,000 (in which case all of the money and property so received and not just the portion in excess of $100,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Collateral Agent (unless otherwise required by a Permitted Lien permitted under the applicable Collateral Documents) as Trust Monies subject to disposition as provided in Article 11 hereof or otherwise subjected to the Lien securing the Obligations of the Collateral Documents;

                (vi)    grant a non-exclusive license of any Intellectual
        Property;

                (vii) abandon any Intellectual Property that the Issuers or the relevant Guarantor, in its reasonable business judgment, concludes is no longer used or useful in any material respect in the conduct of the business of Issuers or the relevant Guarantor;

                (viii) surrender or modify any franchise, license or permit subject to the Lien of any of the Collateral Documents which it may own or under which it may be operating if the Issuers or the relevant Guarantor in its reasonable business judgment concludes that such franchise, license or permit is no longer used or useful in the conduct of the business of the Issuers or the relevant Guarantor; and

                (ix) subject to the provisions of the Collateral Documents, grant leases or subleases in respect of any Real Property in the event that the Issuers or the relevant Guarantor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially adversely interfere with the ordinary course of business of the Issuers and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property.

SECTION 10.07.          Form and Sufficiency of Release.

                In the event that the Issuers or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section
10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Issuers or any Guarantor, and the Issuers or such Guarantor requests the Trustee to instruct the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property in respect of Obligations under this Indenture, the applicable Guarantee and the Collateral Documents, upon being satisfied that the Issuers or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.05 or 10.06 (which, in the case of Section 10.06, shall include receipt of (i) an Officers' Certificate by the Issuers or such Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of Section 10.06 may be sold, exchanged or otherwise disposed of or dealt with by the Issuers or such Guarantor without any release or consent of the Trustee or the Collateral Agent and (ii) an Opinion of Counsel (which may rely as to factual matters upon a certificate of an officer of the Issuers or a Guarantor, as applicable) stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Issuers or such Guarantor in conformity with a designated subsection of Section 10.06 and that the execution and form of such written disclaimer, release or quit-claim is appropriate under this Section 10.07), the Trustee shall instruct the Collateral Agent to execute, acknowledge and deliver to the Issuers or such Guarantor such an instrument in the form provided by the Issuers or such Guarantor, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Issuers or such Guarantor may reasonably request and as necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Collateral Agent hereunder at the instruction of the Trustee as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

SECTION 10.08.          Purchaser Protected.

                No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

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SECTION 10.09.          Authorization of Actions to Be Taken
                        by the Trustee Under the Collateral Documents.

                Subject to the provisions of the Collateral Documents:

                (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuers and the Guarantors hereunder and under the Collateral Documents; and

                (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).

SECTION 10.10.          Authorization of Receipt of Funds by the
                        Trustee Under the Collateral Documents.

                The Trustee and the Collateral Agent are each hereby authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article 11 and the other provisions of this Indenture.

SECTION 10.11.          Powers Exercisable by Receiver or Trustee.

                In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuers or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

SECTION 10.12.          Access Intercreditor Agreement.

                In connection with the incurrence by the Company of any Indebtedness where the Representative in respect of such Indebtedness or the terms of this Indenture require that an intercreditor agreement be entered into, the Trustee shall, upon the request of the Company (which request shall include an Officers' Certificate and an Opinion of Counsel, each to the effect that such Indebtedness and the Lien securing such Indebtedness are being incurred in compliance with the terms of this Indenture), instruct the Collateral Agent to enter into an access, use and intercreditor agreement (the "Access Intercreditor Agreement"). The Access Intercreditor Agreement will provide that:

                (a) the Collateral Agent and the Representative will provide notices to each other with respect to the occurrence of an event of default under this Indenture or the applicable Indebtedness, as the case may be;

                (b) for a period of up to 45 days following the date of receipt by the Representative of written notice from the Collateral Agent directing the removal by the Representative of the collateral securing the property subject to Liens permitted by clauses (k), (o),
        (s) and (t) of the definition of "Permitted Liens", the Representative may enter and use the properties on which the Collateral Agent has Liens and the equipment located on those properties constituting Collateral to the extent necessary to collect accounts and repossess, remove, sell or otherwise dispose of collateral securing such Indebtedness; and

                (c) the Collateral Agent and the Representative shall acknowledge the respective priorities of their respective Liens in the applicable property and provide written confirmation of such priorities to the extent reasonably requested by the other person.

SECTION 10.13.          Certain Provisions Relating to Mortgaged Property.

                (a) Maintenance of Mortgaged Property. Each Mortgagor (as defined in the applicable Mortgage) shall, at all times, maintain the applicable Mortgaged Property in good order, condition and repair, reasonable wear and tear excepted. Except to the extent (i) permitted pursuant to the provisions of
Section 10.06 hereof or (ii) for any Alteration that would not result in a Property Material Adverse Effect (as defined in the applicable Mortgage), no Mortgagor shall remove, demolish or alter the design or structural character of any improvement now or hereafter erected upon all or any portion of the applicable Mortgaged Property, or permit any such removal, demolition or alteration.

                (b) Alterations. No Mortgagor (as defined in the applicable Mortgage) shall make any Alteration (as defined in each Mortgage) to the applicable Mortgaged Property except (i) as permitted by Section 10.06 hereof or
(ii) would not result in a Property Material Adverse Effect (as defined in the applicable Mortgage). Each Mortgagor shall (i) use commercially reasonable efforts to complete each Alteration promptly, in a good and workmanlike manner,
(ii) complete each Alteration in compliance with all applicable local laws, ordinances and requirements, except where such failure so to comply would not result in a Property Material Adverse Effect (as defined in each Mortgage) and
(iii) pay when due all claims for labor performed and materials furnished in connection with such Alterations, except where the failure so to pay would result in a Permitted Lien of the type described in clause (b) of the definition thereof.

                (c) Leases. Mortgagor (as defined in the applicable Mortgage) shall not:

                (i) lease the Mortgaged Property substantially as an entirety to any person (except in accordance with the provisions of Section 5.01 hereof);

                (ii) enter into any Lease, or renew, modify, extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Mortgaged Property;

                (iii) receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder;

                (iv) collaterally assign, transfer or hypothecate (other than to the Collateral Agent) (x) any rental payment under any Lease whether then due or to accrue in the future, (y) the interest of Mortgagor as landlord under any Lease or (z) the rents, issues or profits of the Mortgaged Property;

                (v) after the date hereof, enter into any Lease, or renew any Lease, unless such Lease contains terms to the effect as follows:

                        (A) the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of the Collateral Agent under the applicable Mortgage,

                        (B) the Lease may be assigned by the landlord thereunder to the Collateral Agent, and

                        (C) the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof; or

                (vi) modify any Lease with respect to the matters described in clauses (A) and (B) of paragraph (v).

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

SECTION 11.01.          Collateral Account.

                (a) On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Account. All Trust Monies (including, without limitation, all Net Asset Sale Proceeds, all Net Loss Proceeds, any Capex Reserve Amount under Sections 4.11, 4.16 and 4.26 required to be deposited with the Collateral Agent and all amounts required to be deposited into the Open Market Repurchase Account) shall be held by the Collateral Agent as a part of the Collateral securing the Notes and shall, subject to the provisions of the Priority Intercreditor Agreement, be released by the Collateral Agent in accordance with this Article 11.

                (b) The Trustee shall, subject to the terms of the Priority Intercreditor Agreement, be entitled to instruct the Collateral Agent to apply any Trust Monies to cure any Event of Default.

                (c) So long as no Event of Default shall have occurred and be continuing, subject to the terms of the Priority Intercreditor Agreement, the Trustee shall, upon the written request of the Company, instruct the Collateral Agent to release all or a portion of (i) all interest, dividends or other amounts paid on funds in the Capex Reserve Account and (ii) all funds in the Open Market Repurchase Account in excess of 10% of the aggregate principal amount of Notes then outstanding.

SECTION 11.02.          Withdrawal of Loss Proceeds.

                To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Issuers and the Trustee shall instruct the Collateral Agent upon a request delivered to the Trustee to reimburse the Issuers or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Issuers or such Guarantor in connection with the repair, rebuilding or replacement of or substitution for the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

                (a) An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth

                        (i) that expenditures have been made, or costs incurred by the Issuers or such Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of or substitutions for the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Issuers or such Guarantor at the date of the acquisition thereof by the Issuers or such Guarantor;

                        (ii) that no part of such expenditures or costs that is the subject of such request has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

                        (iii) that no part of such expenditures or costs that is the subject of such request has been paid out of the proceeds of insurance upon any part of the Collateral not required to be paid to the Collateral Agent under the Collateral Documents;

                        (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Issuers, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                        (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Issuer's or such Guarantor's business;

                        (vi) that the Issuers or such Guarantor has (or will have) title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Collateral Documents;

                        (vii) that no Default or Event of Default shall have occurred and be continuing; and

                        (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

                (b) All documentation required under the TIA (including, without limitation, TIA Section 314(d));

                (c) (i) In case any part of such repairs, rebuildings, replacements or substitutions constitutes Real Property,

                        (A) with respect to any such repairs, rebuildings, replacements or substitutions that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such repairs, rebuildings, replacements or substitutions for which, if such repairs, rebuildings, replacements or substitutions include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                        (B) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $1.0 million, a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements to the extent that such repairs, rebuildings or replacements extend beyond the exterior configuration of any improvement (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of such repairs, rebuildings or replacements or other investments, together with such endorsements and other opinions as are contemplated by Section 10.01(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Real Property subject to the Lien of a Mortgage, an endorsement to the title insurance policy issued pursuant to Section 10.01(b) regarding the affected Real Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Liens other than Permitted Liens);

                        (C) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $1.0 million and affect the exterior configuration of an improvement, a Survey with respect thereto; and

                        (D) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Guarantor of all title insurance premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document to perfect such Lien; and

                (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests,

                        (A) to the extent necessary, an instrument in recordable form sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

                        (B) evidence of payment or a closing statement indicating payments to be made by the Issuers or the applicable Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

                (d)     An Opinion of Counsel substantially stating

                        (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis thereof and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this Section 11.02;

                        (ii) that the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Collateral Agent, the Trustee and the Holders and, to the extent that a security interest in any such property may be perfected under the relevant UCC, a perfected security interest in such property; and

                        (iii) that all the Issuers' or such Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Collateral Documents.

Upon compliance with the foregoing provisions of this Section 11.02 and Section 11.01, the Trustee shall, upon receipt of a Company request, instruct the Collateral Agent to pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 11.02, or the Fair Market Value to the Company or the applicable Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an independent appraiser's or independent financial advisor's certificate, if required by the TIA), whichever is less.

SECTION 11.03.          Withdrawal of Net Asset Sale
                        Proceeds to Fund an Asset Sale Offer.

                To the extent that any Trust Monies consist of Net Asset Sale Proceeds received by the Collateral Agent pursuant to the provisions of Section
4.11 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuers (and the Trustee shall instruct the Collateral Agent to remit such Trust Monies to the Paying Agent) and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.11 upon Company Order to the Trustee and upon receipt by the Trustee of the following:

                (a) An Officers' Certificate, dated not more than three days prior to the Asset Sale Offer Purchase Date stating

                        (i) that no Default or Event of Default shall have occurred and be continuing;

                        (ii) (x) that such Trust Monies constitute Net Asset Sale Proceeds, (y) that pursuant to and in accordance with
                Section 4.11, the Company has made an Asset Sale Offer and (z) the amount of Excess Proceeds to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

                        (iii)   the Asset Sale Offer Purchase Date;

                        (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                (b)     All documentation, if any, required under TIA Section
        314(d).

                Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall instruct the Collateral Agent to apply the Trust Monies as directed and specified by such Company Order, subject to Section 4.11.

SECTION 11.04.          Withdrawal of Trust Monies for
                        Investment in Replacement Assets.

                In the event the Company intends to reinvest Net Asset Sale Proceeds of an Asset Sale in Replacement Assets (the "Released Trust Monies"), such Net Asset Sale Proceeds constituting Trust Monies may be withdrawn by the Issuers (and the Trustee shall instruct the Collateral Agent to remit such Trust Monies to the Issuers) and shall be paid by the Collateral Agent to the Issuers upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                (a) a notice signed by the Issuers which shall (i) refer to this Section 11.04, (ii) be accompanied by all documents referred to below, (iii) describe with particularity the Released Trust Monies and
        (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies;

                (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Asset Sale Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Asset) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies shall not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with;

                (c) All documentation required under the TIA (including, without limitation, TIA Section 314(d));

                (d) If the Replacement Asset proposed for investment is Real Property, the Issuers or the appropriate Guarantor shall also deliver to the Trustee:

                        (i) an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                        (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 10.02(b);

                        (iii) in the event the Fair Market Value of the Real Property is in excess of $1.0 million, a Survey with respect thereto; and

                        (iv) evidence of payment or a closing statement indicating payments to be made by the Issuers or the appropriate Guarantor of all title premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

                (e) If the Replacement Asset is a personal property interest, the Issuers or the appropriate Guarantor shall deliver to the
        Trustee:

                        (i) financing statements and other instruments in form sufficient to perfect the Lien of any applicable Collateral Document on such personal property interest; and

                        (ii) evidence of payment or a closing statement indicating payments to be made by the Issuers or the appropriate Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Collateral Document; and

                (f) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                Upon compliance with the foregoing provisions, the Trustee shall instruct the Collateral Agent to apply the Released Trust Monies as directed and specified by the Company.

SECTION 11.05.          Withdrawal of Capex Reserve Amount.

                The Company shall have the right to obtain a release of all or a portion of the Capex Reserve Amount from the Capex Reserve Account and from the Lien of the Collateral Documents upon compliance with the condition that the Issuers deliver to the Collateral Agent an Officers' Certificate from the
Company:

                (i) requesting the release of all or a portion of the Capex Reserve Amount specifically describing the proposed capital expenditure that such Capex Reserve Amount will be used for;

                (ii) stating that there is no Default or Event of Default in effect or continuing on the date thereof;

                (iii) stating that the release of the Capex Reserve Amount will not result in a Default or Event of Default under this Indenture; and

                (iv) stating that all conditions precedent in this Indenture relating to the release in question have been complied with.

                Any portion of the Capex Reserve Amount remaining in the Capex Reserve Account on December 31, 2004 (the "Unused Capex Reserve Amount") shall be subject to Section 4.25 hereof.

SECTION 11.06.          Investment of Trust Monies.

                So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall instruct the Collateral Agent to sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                Neither the Trustee nor the Collateral Agent shall be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.06.

SECTION 11.07           Withdrawal of Net Loss Proceeds to Fund an Event of
                        Loss Offer.

                To the extent that any Trust Monies consist of Net Loss Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.16 hereof and an Event of Loss Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuers (and the Trustee shall instruct the Collateral Agent to remit such Trust Monies to the Paying Agent) and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.16 upon Company Order to the Trustee and upon receipt by the Trustee of the following:

                (a) An Officers' Certificate, dated not more than three days prior to the Event of Loss Offer Purchase Date stating

                        (i) that no Default or Event of Default shall have occurred and be continuing;

                        (ii) (x) that such Trust Monies constitute Net Loss Proceeds, (y) that pursuant to and in accordance with Section 4.16, the Company has made an Event of Loss Offer and (z) the amount of Net Loss Proceeds to be applied to the repurchase of the Notes pursuant to the Event of Loss Offer;

                        (iii)   the Event of Loss Offer Purchase Date;

                        (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                (b)     All documentation, if any, required under TIA Section
        314(d).

                Upon compliance with the foregoing provisions of this Section 11.07, the Trustee shall instruct the Collateral Agent to apply the Trust Monies as directed and specified by such Company Order, subject to Section 4.16.

SECTION 11.07.          Use of Trust Monies; Retirement of Notes.

                The Trustee shall instruct the Collateral Agent to apply Trust Monies not required to be applied to fund an Asset Sale Offer, Event of Loss Offer or an open market repurchase of Notes or required to be held pending application to the acquisition of Replacement Assets from time to time to the payment of the principal of, premium, and interest on, any Notes, on any Interest Payment Date, Redemption Date or the Stated Maturity or to the redemption thereof or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Issuers shall request in writing, upon receipt by the Trustee of the following:

                (a) Board Resolutions of the Issuers directing the application pursuant to this Section 11.07 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

                (b) an Officers' Certificate, dated not more than three days prior to the date of the relevant application stating

                        (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

                        (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                (c) an Opinion of Counsel stating that all conditions precedent herein provided for and relating to such application of Trust Monies have been complied with.

                Upon compliance with the foregoing provisions of this Section 11.07, the Trustee shall instruct the Collateral Agent to apply Trust Monies as directed and specified by such Board Resolution.

                A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 11.07 to the payment of the principal of, premium, interest and Additional Interest, if any, on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Agent in trust for such purpose. Such Trust Monies shall not, after compliance with the foregoing provisions of this Section 11.07, be deemed to be part of the Collateral or Trust Monies.

SECTION 11.08.          Withdrawal of Trust Monies for Open Market Repurchases.

                So long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Trustee shall instruct the Collateral Agent to release all or a portion of the funds held in the Open Market Repurchase Account upon receipt by the Trustee of the following:

                (a) an Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies from the Open Market Repurchase Account setting forth

                        (i) a statement that such Trust Monies shall be used to repurchase Notes in accordance with Section 3.10 hereof;

                        (ii) that no part of such repurchase has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this
                Section 11.08;

                        (iii) that no Default or Event of Default shall have occurred and be continuing; and

                        (iv) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

                (b) all documentation required under the TIA (including, without limitation, TIA Section 314(d));

                (c) an Opinion of Counsel stating that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                Upon compliance with the foregoing provisions of this Section 11.08, the Trustee shall instruct the Collateral Agent to apply Trust Monies as directed and specified by such application.

SECTION 11.09.          Disposition of Notes Retired.

                All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 11.07, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee's customary procedures.

                                   ARTICLE 12

                                   GUARANTEES


SECTION 12.01.          Guarantees.

                Subject to the provisions of this Article 12, each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees (each a "Guarantee"), on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that
(a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other Obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders to accelerate the Guarantee Obligations of each Guarantor hereunder in the same manner and to the same extent as the Company Obligations. Each Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes (a) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefited Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any Obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election in any proceeding instituted under the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, the Collateral Documents or as provided in Section 8.01.

                If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such Obligations. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

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SECTION 12.02.          Execution and Delivery of Guarantees.

                To evidence the Guarantees set forth in Section 12.01 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the President or one of the Vice Presidents of the Guarantors.

                Each of the Guarantors agree that the Guarantees set forth in this Article 12 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

                If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

                The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 12.03.          Guarantors May Consolidate, etc., on Certain Terms.

                (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Wholly-Owned Subsidiary that is a Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Wholly-Owned Subsidiary that is a Guarantor. Upon any such consolidation, merger, transfer or sale, the Guarantee of such Guarantor shall no longer have any force or effect.

                (b) Subject to the provisions of clause (c) below, no Guarantor shall, directly or indirectly, consolidate or merge with or into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, other than the Company or another Wholly-Owned Subsidiary that is a Guarantor, unless:

                (1) either (i) the Guarantor is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Guarantor Entity");

                (2) the Surviving Guarantor Entity (if other than the Guarantor) assumes all the Obligations of the Guarantor under its Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

                (3) immediately after giving effect to such transaction no Default or Event of Default exists;

                (4) immediately after such transaction, the surviving person holds all Permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business, except where the failure to hold such Permits would not have a material adverse effect on the general affairs, management, business, properties, condition (financial or otherwise), prospects or results of operations of the Issuers and the Guarantors, taken as a whole. Such Guarantor shall also deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture and the Collateral Documents and (b) the transaction shall not impair the rights and powers of the Trustee and Holders of the Notes under this Indenture or the Collateral Documents;

                (5) the Surviving Guarantor Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Guarantor Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

                (6) the Collateral owned by or transferred to the Surviving Guarantor Entity shall

                        (i) continue to constitute Collateral under this Indenture and the Collateral Documents,

                        (ii) be subject to the Lien in favor of the Trustee for the benefit of the Holders, and

                        (iii) not be subject to any Lien other than Permitted Liens;

                (7) the property and assets of the Person which is merged or consolidated with or into the Surviving Guarantor Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture; and

                (8) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

                (c)     In the event of:

                (x) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise; or

                (y) a sale or other disposition of all of the Equity Interests of any Guarantor, in each case to a Person which is not the Company or a Subsidiary (but excluding a Subsidiary that is a Non-Guarantor Subsidiary) or another Affiliate of the Company;

then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any Obligations under its Guarantee, this Indenture and the Collateral Documents; provided that:

                (1) the Net Asset Sale Proceeds of such sale or other disposition are applied in accordance with the provisions described in
        Section 4.11; and

                (2) all Obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

SECTION 12.04.          Limitation of Guarantor's Liability.

                Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article 12 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article 12, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 12.05.          Application of Certain Terms
                        and Provisions to the Guarantors.

                (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section
        1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

                (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to such Guarantor.

                (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 13.02 as if references therein to the Company were references to such Guarantor.

                (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 13.04 hereof as if all references therein to the Company were references to such Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.          Trust Indenture Act Controls.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.          Notices.

                Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                If to the Issuers:

                        Trump Casino Holdings, LLC
                        Trump Casino Funding, Inc.
                        725 Fifth Avenue
                        26th Floor
                        New York, New York  10022
                        Attention:  Executive Vice-President and Corporate
                                    Treasurer
                        Telephone No.:  (212) 891-1500
                        Telecopier No.:  (212) 688-0397

                and a copy to:

                        LeBoeuf, Lamb, Greene & McRae L.L.P.
                        125 West 55th Street
                        New York, New York  10019
                        Attention:  Theodore LaPier
                        Telephone No.:  (216) 424-8500
                        Telecopier No.:  (216) 424-8530

                If to the Trustee:

                        U.S. Bank National Association
                        U.S. Bank Trust Center
                        St. Paul, MN  55101
                        Attention:  Richard Prokosch
                        Telephone No.:  (651) 244-0721
                        Telecopier No.:  (651) 244-0711

                The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.          Communication by Holders with Other Holders.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.          Certificate and Opinion as to Conditions Precedent.

                Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.          Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.          Rules by Trustee and Agents.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.          No Personal Liability of Members,
                        Stockholders, Officers, Directors; Non-Recourse.

                No direct or indirect stockholder, partner, member, employee, officer or director, as such, past, present or future, of either of the Issuers, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuers or any Guarantor under this Indenture or the Notes or the Guarantees thereof by reason of his or its status as such stockholder, partner, member, employee, officer or director, except to the extent such person is an Issuer or Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.          Governing Law.

                THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION

OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 13.09.          No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.          Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.          Severability.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.          Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.          Table of Contents, Headings, etc.

                The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.          Gaming Authorities.

                Nothing in this Indenture shall require the Trustee to take any action contrary to the New Jersey Casino Control Act, the Indiana Riverboat Act or any other Gaming Law or the rules, regulations or determinations promulgated by any Gaming Authority.

                         [Signatures on following pages]

                                   SIGNATURES


                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    ISSUERS:

                                    TRUMP CASINO HOLDINGS, LLC

                                    By:      /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: CFO, Executive Vice President,
                                               Corporate Treasurer and
                                               Secretary


                                    TRUMP CASINO FUNDING, INC.

                                    By:      /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: CFO, Executive Vice President,
                                               Corporate Treasurer and
                                               Secretary

                                    GUARANTORS:

                                    TRUMP INDIANA, INC.

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: Executive Vice President
                                               and Treasurer


                                    TRUMP INDIANA REALTY, LLC

                                    By: Trump Casino Holdings, LLC, its member

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: CFO, Executive Vice President,
                                               Corporate Treasurer and Secretary


                                    TRUMP MARINA, INC.

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: Vice President and Treasurer


                                    TRUMP MARINA ASSOCIATES, L.P.

                                    By: Trump Marina, Inc., its general partner

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: Vice President and Treasurer

                                    THCR MANAGEMENT HOLDINGS, LLC

                                    By: Trump Casino Holdings, LLC, its member

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: CFO, Executive Vice President,
                                               Corporate Treasurer and Secretary


                                    THCR MANAGEMENT SERVICES, LLC

                                    By: THCR Management Holdings, LLC, its
                                         member
                                    By: Trump Casino Holdings, LLC, its member

                                    By:    /s/ John P. Burke
                                        ----------------------------------------
                                        Name:  John P. Burke
                                        Title: CFO, Executive Vice President,
                                               Corporate Treasurer and Secretary

                                    TRUSTEE:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: /s/ Richard H. Prokosch
                                        ----------------------------------------
                                        Name:   Richard H. Prokosch
                                        Title:  Vice President


                                    COLLATERAL AGENT:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: /s/ Richard H. Prokosch
                                        ----------------------------------------
                                        Name:   Richard H. Prokosch
                                        Title:  Vice President

                                                                       EXHIBIT A

                THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN

COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE),
(E) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                 (Face of Note)

                                                        CUSIP No:  [        ]

                 11 5/8% First Priority Mortgage Notes due 2010

No. [            ]                                                      $

                           TRUMP CASINO HOLDINGS, LLC
                           TRUMP CASINO FUNDING, INC.

promises to pay to [            ] or registered assigns,

the principal sum of                                Dollars on March 15, 2010.

Interest Payment Dates:     March 15, June 15, September 15 and December 15,
                            commencing June 15, 2003

Record Dates:   March 1, June 1, September 1 and December 1

                                                     Dated:

                                    TRUMP CASINO HOLDINGS, LLC

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    TRUMP CASINO FUNDING, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Certificate of Authentication:

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION

By:
   ----------------------------------
         Authorized Signatory

Dated:

                                 (Back of Note)

                 11 5/8% First Priority Mortgage Notes due 2010

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. Trump Casino Holdings, LLC, a Delaware limited liability company and Trump Casino Funding, Inc., a Delaware corporation (the "Issuers"), promise to pay interest on the principal amount of this Note at 11 5/8% per annum (the "Base Interest Rate"). The Issuers shall pay interest and Additional Interest, if any, quarterly on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") beginning June 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                If the First Priority Leverage Ratio as of and for any fiscal year for which a calculation of the First Priority Leverage Ratio is made pursuant to Section 4.01(b) of the Indenture (as defined below) is determined to be in excess of (x) 4.8 to 1.0, the Base Interest Rate shall increase by 0.5% per annum and (y) 5.3 to 1.0, the Base Interest Rate shall increase by 1.0% per annum, in each case from and after March 15 of such fiscal year up to but not including March 15 of the following year, at which point the interest rate on the Notes shall revert to the original Base Interest Rate, subject to increase as of March 15 of such following fiscal year if the calculation of the First Priority Leverage Ratio pursuant to Section 4.01(b) of the Indenture on February 28th of such following fiscal year requires an increase of the Base Interest Rate pursuant to this sentence; provided that the rate of interest on the Notes shall in no event increase by more than 1.0% as a result of the provisions of this paragraph.

                2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on all Global Notes and all other Notes the Holders of more than $1,000 in aggregate principal amount of Notes which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying

Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

                4. Indenture. The Issuers issued the Notes under an Indenture dated as of March 25, 2003 ("Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                The Obligations under the Indenture, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Documents, subject to the provisions of such documents. Holders are referred to the Collateral Documents for a statement of such terms.

                5. Optional Redemption. On or after March 15, 2007, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

        YEAR                                            PERCENTAGE
        2007..............................                 108.719%
        2008..............................                 104.359%
        2009..............................                 100.000%

                In addition, at any time prior to March 15, 2006, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any Equity Offering; provided that:

                (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

                (2) the redemption must occur within 45 days after the date of the closing of such Equity Offering.

                Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Issuers' option prior to March 15, 2007.

                6. Mandatory Redemption. Other than as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                7. Mandatory Disposition in Accordance with Gaming Laws. If any Gaming Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such lesser period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Issuers shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such lesser period as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and (z) the Fair Market Value of such Notes. The Issuers shall notify the Trustee in writing of any redemption pursuant to Section 3.09 of the Indenture as soon as practicable.

                Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes will not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further rights (i) to receive any interest with respect to the Notes; or (ii) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or (iii) receive any remuneration in any form for services rendered or otherwise.

                The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. Neither the Issuers nor any Subsidiary shall be liable therefor.

                8. Change of Control Offer. Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

                10. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Guarantor's obligations to Holders in case of a merger or consolidation or sale of all or substantially all of the Issuers' or any Guarantor's property, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

                Notwithstanding the foregoing, Collateral may only be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to releases of Collateral expressly permitted by the Collateral Documents.

                12. Defaults and Remedies. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                13. Ranking and Security. The Notes shall be senior Obligations of the Issuers and shall rank equal in right of payment with all existing and future senior indebtedness of the Issuers and senior in right of payment to all existing and future subordinated debt.

                The Issuers' Obligations under the Notes shall be fully and unconditionally guaranteed on a senior basis, jointly and severally, by each of the Guarantors. The Guarantees shall be senior Obligations of the Guarantors and shall rank equal in right of payment with all existing and future senior debt of the Guarantors and senior in right of payment to any Indebtedness of the Guarantors that is subordinated to such Guarantees.

                Pursuant to the Collateral Documents, the Notes and the Guarantees shall be secured by a first priority Lien (subject to certain exceptions described in the Collateral Documents) on the Collateral.

                14. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Issuers, as such, shall not have any liability for any Obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                16. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

                17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. Additional Rights of Holders of Notes. In addition to the rights provided to Holders under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchaser.

                19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Issuers shall furnish to any Holder upon written request and without charge a copy of this Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                         Trump Casino Holdings, LLC
                         Trump Casino Funding, Inc.
                         725 Fifth Avenue
                         26th Floor
                         New York, New York  10022
                         Attention:  Executive Vice President and
                                     Corporate Treasurer
                         Telephone No.:  (212) 891-1500
                         Telecopier No.:  (212) 688-0397

                                    GUARANTEE

                The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture and any additional Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include that (a) the principal of, and premium and interest and Additional Interest, if any, on the 11 5/8% First Priority Mortgage Notes due 2010 (the "Notes") of Trump Casino Holdings, LLC and Trump Casino Funding, Inc. (the "Issuers"), shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other Obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                The Obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and this Indenture are expressly set forth in
Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. The Obligations are secured by a pledge of the Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

                No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                Except as set forth in the Indenture, this is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.

Dated as of March 25, 2003


                                    GUARANTORS:

                                    TRUMP INDIANA, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TRUMP INDIANA REALTY, LLC

                                    By: Trump Casino Holdings, LLC, its member


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TRUMP MARINA, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TRUMP MARINA ASSOCIATES, L.P.

                                    By: Trump Marina, Inc., its general partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    THCR MANAGEMENT HOLDINGS, LLC

                                    By: Trump Casino Holdings, LLC, its member

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    THCR MANAGEMENT SERVICES, LLC

                                    By: THCR Management Holdings, LLC, its
                                        member

                                    By: Trump Casino Holdings, LLC, its member

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                 Assignment Form

        To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to___________________________________________________________

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
     --------------

     Your Signature:
                     -----------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

     Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11, 4.14, 4.16 or 4.25 of the Indenture, check the box below:

       [ ] Section 4.11 [ ] Section 4.14 [ ] Section 4.16 [ ] Section 4.25

                If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11, 4.14, 4.16 or 4.25 of the Indenture, state the amount you elect to have purchased: $___________

Date:                         Your Signature:
     --------------                          -----------------------------------
                              (Sign exactly as your name appears on the Note)

                              Tax Identification No.:
                                                     ---------------------------

Signature Guarantee:
                    ---------------------------------------
                    Participant in a recognized Signature
                    Guarantee Medallion Program (or other
                    signature guarantor program reasonably
                    acceptable to the Trustee)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 Principal Amount of
                     Amount of decrease   Amount of increase      this Global Note          Signature of
                    in Principal Amount   in Principal Amount      following such        authorized officer
                           of                     of                decrease (or         of Trustee or Note
Date of Exchange    this Global Note        this Global Note         increase)                Custodian
----------------    -------------------   -------------------    -------------------     ------------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


         Re: Trump Casino Holdings, LLC's and Trump Casino Funding, Inc.'s 11 5/8% First Priority Mortgage Notes due 2010 (the "Notes")

                  This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Definitive Notes by ______ (the "Transferor").

The Transferor:

                [ ]     has requested by written order that the Registrar
deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Definitive Note or Definitive Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                [ ]     has requested by written order that the Registrar
exchange or register the transfer of a Definitive Note or Definitive Notes.

                In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

                [ ]     Such Note is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                [ ]     Such Note is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                [ ]     Such Note is being transferred to an institutional
"accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit C to the Indenture.

                [ ]     Such Note is being transferred in reliance on Regulation
S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit D to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                [ ]     Such Note is being transferred in reliance on Rule 144
under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                [ ]     Such Note is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                                    --------------------------------------------
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       -----------------------------------------
                                                [Authorized Signatory]

Date:
     --------------
*Check applicable box.

                                    EXHIBIT C

                   Form of Transferee Letter of Representation

U.S. Bank National Association
U.S. Bank Trust Center
180 East Fifth Street
St. Paul, MN  55101

Attention:  Corporate Trust Services

Ladies and Gentlemen:

                This certificate is delivered to request a transfer of $________ principal amount of the 11 5/8% First Priority Mortgage Notes due 2010 of Trump Casino Holdings, LLC and Trump Casino Funding, Inc. (the "Issuers"), and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                Name:  ___________________________________________________
                Address:__________________________________________________
                Taxpayer ID Number:_______________________________________

                The undersigned represents and warrants to you that:

                1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

                3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we shall not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Issuers or any subsidiary of the Issuers, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the

Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

                We understand that the Trustee shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes shall bear a legend to that effect.

                We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


Dated:                              TRANSFEREE:
      -------------

                                    By:
                                       -----------------------------------------

                                    EXHIBIT D


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                           _______________, ____

U.S. Bank National Association
U.S. Bank Trust Center
180 East Fifth Street
St. Paul, MN  55101


Attention:  Corporate Trust Services

Re: Trump Casino Holdings, LLC and Trump Casino Funding, Inc.'s 11 5/8% First Priority Mortgage Notes due 2010 (the "Notes")

Ladies and Gentlemen:
                In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:
                                       -----------------------------------------

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT


           [Intentionally omitted--filed herewith as separate exhibit]

                                   EXHIBIT F-1

                                FORM OF MORTGAGE


           [Intentionally omitted--filed herewith as separate exhibit]

                                      F-1-1

                                                                     EXHIBIT F-2

================================================================================

                [FORM OF] FIRST LEASEHOLD MORTGAGE, ASSIGNMENT OF
                                LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                                [_______________]

                                   Mortgagor,

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION,
                              as Collateral Agent,
                                    Mortgagee

                           Dated as of [______],[____]

                            Relating to Premises in:
                            [____] County, [_______]

================================================================================

                       After recording, please return to:

                              Athy A. Mobilia, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005
                                  212-701-3000

                                   ----------



                                     F-2-1

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PREAMBLE...................................................................    1

RECITALS...................................................................    1

AGREEMENT..................................................................    2

                    ARTICLE I DEFINITIONS AND INTERPRETATION

SECTION 1.1     Definitions................................................    2
SECTION 1.2     Interpretation.............................................    8
SECTION 1.3     Resolution of Drafting Ambiguities.........................    8

                    ARTICLE II GRANTS AND SECURED OBLIGATIONS

SECTION 2.1     Grant of Mortgaged Property................................    8
SECTION 2.2     Assignment of Leases and Rents.............................    9
SECTION 2.3     Secured Obligations........................................    9
SECTION 2.4     Future Advances............................................    9
SECTION 2.5     No Release.................................................    9

             ARTICLE III REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1     Authority and Validity.....................................   10
SECTION 3.2     Warranty of Title..........................................   10
SECTION 3.3     Condition of Mortgaged Property............................   11
SECTION 3.4     Leases.....................................................   12
SECTION 3.5     Insurance..................................................   13
SECTION 3.6     Charges....................................................   13
SECTION 3.7     Environmental..............................................   13
SECTION 3.8     No Conflicts, Consents, etc................................   14
SECTION 3.9     Benefit to the Mortgagor...................................   14

                    ARTICLE IV CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1     Payment....................................................   14
SECTION 4.2     Title......................................................   14
SECTION 4.3     Maintenance and Use of Leased Premises; Alterations........   15
SECTION 4.4     Notices Regarding Certain Defaults.........................   16
SECTION 4.5     Access to Leased Premises, Books and Records;
                  Other Information........................................   16
SECTION 4.6     Limitation on Liens; Transfer Restrictions.................   16
SECTION 4.7     Environmental..............................................   16
SECTION 4.8     Estoppel Certificates......................................   18

                                                                            PAGE
                                                                            ----
                                ARTICLE V LEASES

SECTION 5.1     Mortgagor's Affirmative Covenants with Respect to Leases...   18
SECTION 5.2     Mortgagor's Negative Covenants with Respect to Leases......   18
SECTION 5.3     Additional Requirements with Respect to New Leases.........   18

              ARTICLE VI CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1     Present Assignment; License to the Mortgagor...............   19
SECTION 6.2     Collection of Rents by the Mortgagee.......................   19
SECTION 6.3     No Release.................................................   19
SECTION 6.4     Irrevocable Interest.......................................   19
SECTION 6.5     Amendment to Leases........................................   20

                  ARTICLE VII TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1     Payment of Charges.........................................   20
SECTION 7.2     Escrow of Taxes............................................   20
SECTION 7.3     Certain Statutory Liens....................................   20
SECTION 7.4     Stamp and Other Taxes......................................   20
SECTION 7.5     Certain Tax Law Changes....................................   21
SECTION 7.6     Proceeds of Tax Claim......................................   21

                             ARTICLE VIII INSURANCE

SECTION 8.1     Required Insurance Policies and Coverages..................   21
SECTION 8.2     Delivery After Foreclosure.................................   21

                        ARTICLE IX CONTESTING OF PAYMENTS

SECTION 9.1     Contesting of Charges......................................   21
SECTION 9.2     Contesting of Insurance....................................   22

                            ARTICLE X EVENTS OF LOSS

SECTION 10.1    Events of Loss.............................................   22

                    ARTICLE XI EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1    Events of Default..........................................   22
SECTION 11.2    Remedies in Case of an Event of Default....................   22
SECTION 11.3    Sale of Mortgaged Property if Event of Default Occurs;
                   Proceeds of Sale........................................   23
SECTION 11.4    Additional Remedies in Case of an Event of Default.........   24

                                                                            PAGE
                                                                            ----

SECTION 11.5    Legal Proceedings After an Event of Default................   25
SECTION 11.6    Remedies Not Exclusive.....................................   26
SECTION 11.7    Jurisdiction of the [STATE GAMING COMMISSION]..............   26

                ARTICLE XII SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1    Security Agreement.........................................   26
SECTION 12.2    Fixture Filing.............................................   26

                         ARTICLE XIII FURTHER ASSURANCES

SECTION 13.1    Recording Documentation to Assure Security.................   27
SECTION 13.2    Further Acts...............................................   27
SECTION 13.3    Additional Security........................................   28

                            ARTICLE XIV MISCELLANEOUS

SECTION 14.1    Covenants To Run with the Leased Premises..................   28
SECTION 14.2    No Merger..................................................   28
SECTION 14.3    Concerning Mortgagee.......................................   28
SECTION 14.4    Mortgagee May Perform; Mortgagee Appointed
                  Attorney-in-Fact.........................................   29
SECTION 14.5    Expenses...................................................   30
SECTION 14.6    Indemnity..................................................   30
SECTION 14.7    Continuing Security Interest; Assignment...................   31
SECTION 14.8    Termination; Release.......................................   31
SECTION 14.9    Modification in Writing....................................   31
SECTION 14.10   Notices....................................................   31
SECTION 14.11   GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF
                  JURY TRIAL...............................................   32
SECTION 14.12   Severability of Provisions.................................   32
SECTION 14.13   Limitation on Interest Payable.............................   32
SECTION 14.14   Business Days..............................................   33
SECTION 14.15   Relationship...............................................   33
SECTION 14.16   No Credit for Payment of Taxes or Impositions..............   33
SECTION 14.17   No Claims Against the Mortgagee............................   33
SECTION 14.18   Obligations Absolute.......................................   33
SECTION 14.19   Mortgagee's Right To Sever Indebtedness....................   34
SECTION 14.20   Mortgaged Leases...........................................   35
SECTION 14.21   Gaming Authorities.........................................   36

SIGNATURE
ACKNOWLEDGMENTS

SCHEDULE A      Legal Description

SCHEDULE B      Mortgaged Leases
SCHEDULE C      Prior Liens

EXHIBIT 1       Form of Subordination, Non-Disturbance
                and Attornment Agreement

       FIRST LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

                THIS FIRST LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage"), dated as of [______], [____], made by [______________], a [_______] [_______] having an office at
[__________________], as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association having an office at 180 East Fifth Street, St. Paul, MN 55101 ("U.S. Bank"), in its capacity as collateral agent pursuant to the Priority Intercreditor Agreement (as hereinafter defined) (the "Collateral Agent"), and as mortgagee, assignee and secured party hereunder (in such capacities and together with any successors in such capacities, the "Mortgagee").

                                    RECITALS:

                A. Trump Casino Holdings, LLC ("Holdings") and Trump Casino Funding, Inc. ("Funding", together with Holdings, the "Issuers"), the Guarantors (from time to time party thereto) and U.S. Bank, as trustee (in such capacity, along with successors in such capacity, the "First Priority Trustee") have, in connection with the execution and delivery of this Mortgage, entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "First Priority Indenture"), pursuant to which the Issuers under the First Priority Indenture have issued their 11?% first priority mortgage notes due 2010 in the aggregate principal amount of $425,000,000 (the "First Priority Mortgage Notes"). It is contemplated that the Issuers under the First Priority Indenture may, after the date hereof, issue (a) exchange notes and private exchange notes (the "First Priority Mortgage Exchange Notes") and (b) additional notes (the "Additional First Priority Mortgage Notes"; together with the First Priority Mortgage Exchange Notes and the First Priority Mortgage Notes, the "First Notes") pursuant to the provisions of the First Priority Indenture.

                B. The Issuers, the Guarantors (from time to time party thereto) and U.S. Bank, as trustee (in such capacity, along with successors in such capacity, the "Second Priority Trustee") have, in connection with the execution and delivery of that certain Second Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 25, 2003 (the "Second Priority Mortgage"), entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Priority Indenture"), pursuant to which the Issuers under the Second Priority Indenture have issued their 17?% second priority notes due 2010 in the aggregate principal amount of $65,000,000 (the "Second Priority Mortgage Notes"). It is expressly understood and agreed that the Issuers under the Second Priority Indenture shall pay a portion of the interest on the Second Notes (as hereinafter defined) by the issuance of pay-in-kind notes (the "PIK Notes"), which PIK Notes shall increase the aggregate principal amount of the Second Priority Mortgage. It is contemplated that the Issuers under the Second Priority Indenture may, after the date hereof, issue exchange notes and private exchange notes (the "Second Priority Mortgage Exchange Notes"); together with the PIK Notes and the Second Priority Mortgage Notes, "Second Notes") pursuant to the provisions of the Second Priority Indenture.

                C. Mortgagee has been appointed the collateral agent pursuant to that certain Priority Intercreditor Agreement dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Priority Intercreditor Agreement") to act for its benefit and for the benefit of the First Priority Trustee (for the benefit of the Holders of the First Notes) (the First Priority Trustee, the Holders of the First Notes and the Collateral Agent, the "Secured Parties").

                D. The Mortgagor has, pursuant to the First Priority Indenture, among other things, unconditionally guaranteed the obligations of the Issuers under the First Priority Indenture and the First Notes.

                E. The Mortgagor will receive substantial benefits from the execution, delivery and performance of the obligations under the First Priority Indenture and the First Notes and is, therefore, willing to enter into this Mortgage.

                F. The Mortgagor is the legal owner of (i) the Mortgaged Property (as hereinafter defined) and (ii) the tenant's or lessee's interest created by those certain leases, subleases and other agreements (as amended to date and as amended from time to time in accordance with the provisions of this Mortgage, the "Mortgaged Leases") set forth in Schedule B annexed hereto, which affect a portion of the property set forth in Schedule A annexed hereto as indicated therein. The Mortgaged Leases or Memoranda of Leases relating to the Mortgaged Leases, as the case may be, were recorded at the times and in the real property records set forth in Schedule B annexed hereto.

                G. Holdings owns, directly or through its Subsidiaries, all of the issued and outstanding equity interests of the Mortgagor.

                H. Pursuant to the requirements of the First Priority Indenture, the Mortgagor is entering into this Mortgage to create a first priority mortgage lien on and security interest in the Mortgaged Property to secure the performance and payment by the Mortgagor of all the Secured Obligations (as hereinafter defined).

                I. It is expressly understood and agreed that, notwithstanding the terms thereof, the Second Priority Mortgage and the rights of the secured parties thereunder shall at all times be and remain subject and subordinate in all respects to this Mortgage and the rights of the Secured Parties hereunder, all as more particularly set forth in the Priority Intercreditor Agreement.

                                   AGREEMENT:

                NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                SECTION 1.1 Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the First Priority Indenture shall have the meanings given to them in the First Priority Indenture, including the following:

        "Affiliate"; "Bankruptcy Code"; "Business Day"; "Collateral"; "Collateral Account"; "Event of Default"; "FF&E Financing Agreement"; "GAAP"; "Gaming Authorities"; "Gaming Law"; "Gaming Licenses"; "Holder"; "Indebtedness"; "Lien"; "Net Asset Sale Proceeds"; "Net Loss Proceeds"; "Officers' Certificate"; "Permitted Indebtedness"; "Permitted Liens"; and "Security Agreement".

                (b) The following terms in this Mortgage shall have the following meanings:

                "ACM" shall have the meaning assigned to such term in Section 4.7(ii) hereof.

                "Alterations" shall mean any and all alterations, installations, improvements, additions, modifications or changes, structural or nonstructural.

                "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

                "Collateral Agent" shall have the meaning assigned to such term in the Preamble hereof.

                "Collateral Documents" shall mean those Collateral Documents as defined in the First Priority Indenture other than those which specifically secure the Second Notes.

                "Contracts" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

                "Default Rate" shall mean the rate per annum equal to the highest rate then payable under the First Priority Indenture.

                "Environmental Laws" shall mean any and all present and future (except with respect to representations and warranties contained herein which shall relate to such laws as in effect on the date such representation or warranty is made) applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law, in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, (including without limitation, ambient air, indoor air, soil, surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora and fauna), and including, without limitation, those relating to releases or threatened releases of Hazardous Materials in or into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

                "Event of Loss" shall mean any Event of Loss as defined in the First Priority Indenture with respect to the Premises and the Leased Premises or any part thereof.

                "Excluded Property" shall have the meaning assigned to such term in the Security Agreement.

                "First Notes" shall have the meaning assigned to such term in Recital A hereof.

                "Fixture" shall mean, to the extent owned (and with respect to the Leased Premises, to the extent demised pursuant to the Mortgaged Leases) by the Mortgagor, all machinery, apparatus, equipment, fittings, fixtures, Improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the land that is the subject of the Mortgaged Leases or any other Improvement or used in connection with the use and enjoyment of the land that is the subject of the Mortgaged Leases or any other Improvement, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the land that is subject to the Mortgaged Leases which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof.

                "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

                "Guarantor" shall have the meaning assigned to such term in the First Priority Indenture and collectively shall be referred to as the "Guarantors".

                "Hazardous Materials" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, material, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

                "Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the land that is the subject of the Mortgaged Leases, including, without limitation (i) all Fixtures, (ii) all attachments, foundations, sidewalks, drives, roads, curbs, streets, ways, subways, pedestrian bridges, alleys, passages, passageways, sewer rights, parking areas, driveways, fences, walls and all other facilities and (iii) all materials now or hereafter located on the land that is the subject of the Mortgaged Leases, intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements that are also incorporated therein.

                "Indemnified Liabilities" shall have the meaning assigned to such term in Section 14.6(i) hereof.

                "Indemnitees" shall have the meaning assigned to such term in
Section 14.6(i) hereof.

                "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to Section 4.18 of the First Priority Indenture and all renewals and extensions thereof.

                "Insurance Requirements" means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Mortgaged Property or any use or condition thereof.

                "Issuers" shall have the meaning assigned to such term in Recital A hereof.

                "Landlord" shall mean any landlord, sublandlord, lessor, sublessor, franchisor, licensor or grantor, as applicable.

                "Leased Premises" shall mean the Mortgagor's interest and estate in the Mortgaged Leases and all recorded or unrecorded extensions, amendments, supplements and restatements thereof, together with all right, title and interest of the lessee under the Mortgaged Leases in and to (i) the land that is the subject of the Mortgaged Leases, (ii) any and all easements, rights-of-way, reversions, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, mineral, gas and oil rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Leases, if any, and/or described in Schedule B, or which hereafter shall in any way be demised under the Mortgaged Leases and (iii) the Improvements.

                "Leases" shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Leased Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals, if any, thereof, whether now in effect or hereafter coming into effect, but excluding room rental agreements for hotel guests and boat slip agreements.

                "Mortgage" means this Mortgage, as amended, amended and restated, supplemented or otherwise modified from time to time.

                "Mortgaged Leases" shall have the meaning assigned to such term in Recital F hereof.

                "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                "Mortgagee" shall have the meaning assigned to such term in the Preamble hereof.

                "Mortgagor" shall have the meaning assigned to such term in the Preamble hereof.

                "Mortgagor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

                "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental permits or certificates, industrial permits or licenses and certificates of operation; provided, however, Gaming Licenses shall not constitute Permits for the purposes of this definition.

                "Permitted Mortgaged Property Liens" shall have the meaning assigned to such term in Section 4.6(i) hereof.

                "Person" shall have the meaning assigned to the term "person" in the First Priority Indenture.

                "PIK Notes" shall have the meaning ascribed to such term in Recital B hereof.

                "Priority Intercreditor Agreement" shall have the meaning ascribed to such term in Recital C hereof.

                "Prior Liens" shall mean, collectively, the Liens identified in Schedule C annexed to this Mortgage.

                "Proceeds" shall mean, collectively, any and all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person which is not a party to this Mortgage), indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property including, without limitation, all Net Loss Proceeds, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Leased Premises by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Proceeds, (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

                "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Leased Premises; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or
(c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably expect to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

                "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Leased Premises and located in the locality where the Leased Premises are located as applicable.

                "Records" shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, Tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

                "Rents" shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

                "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

                "Second Priority Mortgage" shall have the meaning assigned to the term in Recital B hereof.

                "Second Priority Secured Parties" shall mean the Second Priority Trustee and the Holders of the Second Notes.

                "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuers under the First Priority Indenture and any and all of the Guarantors from time to time arising under or in respect of this Mortgage, the First Priority Indenture, the First Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the First Priority Indenture, the First Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or
(iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuers under the First Priority Indenture, any Guarantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                "Secured Parties" shall have the meaning assigned to such term in Recital C hereof.

                "Subordination Agreement" shall mean a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit 1 annexed to this Mortgage.

                "Subsidiary" shall have the meaning assigned to such term in the First Priority Indenture and collectively shall be referred to as the "Subsidiaries".

                "Tenant" shall mean any tenant, subtenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Leased Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Leased Premises are located, "UCC" shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                SECTION 1.2 Interpretation. The rules of construction set forth in Section 1.04 of the First Priority Indenture shall be applicable to this Mortgage.

                SECTION 1.3 Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

                SECTION 2.1 Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns and conveys to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), and hereby grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), a security interest in and upon, all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

                (i)     Leased Premises;

                (ii)    Leases;

                (iii)   Rents;

                (iv)    Permits;

                (v)     Contracts;

                (vi)    Records; and

                (vii)   Proceeds.

                Notwithstanding anything to the contrary contained in clauses
(i) through (vii) above, the Lien created by this Mortgage shall not extend to, and the term "Mortgaged Property" shall not include, any Excluded Property.

                TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

                SECTION 2.2 Assignment of Leases and Rents. During the term hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably pledges, grants, sells, conveys, delivers, hypothecates, assigns, transfers and sets over to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), and grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), subject to the terms of Article VI hereof, all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Mortgagor's Interest"):

                        (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                        (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to the Mortgagor as a result of such failure;

                        (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                        (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

                SECTION 2.3 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

                SECTION 2.4 Future Advances. This Mortgage shall secure the maximum aggregate amount of all advances of principal under the First Priority Indenture (which advances are obligatory to the extent the conditions set forth in the First Priority Indenture relating thereto are satisfied), plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with all other sums secured hereby.

                SECTION 2.5 No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage, the First Priority Indenture, the First Notes or any other Collateral Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this
Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage and the First Priority Indenture, the First Notes and the Collateral Documents.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

                SECTION 3.1 Authority and Validity. The Mortgagor represents and warrants that as of the date hereof:

                        (i) it is duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization;

                        (ii) it is duly qualified to transact business and is in good standing in the state in which the Leased Premises are located;

                        (iii) it has full corporate or other organizational power and lawful authority to execute and deliver this Mortgage and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign the Mortgagor's Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

                        (iv) this Mortgage is a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or by other laws and regulations of non-U.S. jurisdictions.

                SECTION 3.2 Warranty of Title. The Mortgagor represents and warrants that:

                        (i) it owns the tenant's interest in the Mortgaged Leases and holds the Landlord's interest and estate under or in respect of the Leases and holds good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Mortgaged Property Liens;

                        (ii) each of the Mortgaged Leases (a) is a valid and existing lease, superior and paramount to all other Leases respecting the property to which the Mortgaged Leases relate, (b) is in full force and effect and, to the best of Mortgagor's knowledge, and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under any of the Mortgaged Leases and (c) to the best of the Mortgagor's knowledge, are not subject to any defenses, offsets or counterclaims and (d) there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Leases not previously disclosed to the Mortgagee;

                        (iii) subject to the rights of tenants under the Lease disclosed in Schedule D hereof and the rights of hotel guests under room rental agreements, it is in actual possession of the Leased Premises;

                        (iv) it is in compliance with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which would result in a Property Material Adverse Effect; and

                        (v) this Mortgage creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property subject to Permitted Mortgaged Property Liens, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Permitted Mortgaged Property Liens.

                SECTION 3.3 Condition of Mortgaged Property. The Mortgagor represents and warrants that:

                        (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present use, operation and occupancy of the Leased Premises by the Mortgagor and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits except those Permits which, if not so issued and in full force and effect, would not reasonably be expected to result in a Property Material Adverse Effect;

                        (ii) the Leased Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities, except any non-compliance which would not reasonably be expected to result in a Property Material Adverse Effect;

                        (iii) the Leased Premises are served by all utilities necessary for the present use thereof, and the Mortgagor has not received notice of termination of such utility service;

                        (iv) the Mortgagor has access to the Leased Premises from public and private roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor and its Tenants and invitees to conduct their respective businesses at the Leased Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access, except where the failure to be served would not reasonably be expected to result in a Property Material Adverse Effect;

                        (v) the Mortgagor has not received notice of any Event of Loss as a result of a condemnation or the commencement or pendency of any action or proceeding therefor related to the Leased Premises;

                        (vi) there has not occurred any Event of Loss as a result of any fire or other casualty which has not been fully restored;

                        (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Leased Premises and no state of facts exists which could give rise to any such claim other than such disputes that would not reasonably be expected to result in a Property Material Adverse Effect;


                        (viii) all liquid and solid waste disposal, septic and sewer systems located on the Leased Premises are in a good and safe condition and repair and in material compliance with all Requirements of Law, except such non-compliance which would not reasonably be expected to result in a Property Material Adverse Effect;

                        (ix) no portion of the Leased Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Leased Premises is located within such area, the Mortgagor has obtained the insurance prescribed in Article VIII hereof; and

                        (x) there are no options or rights of first refusal to purchase or acquire all or any portion of the Leased Premises other than those in favor of the Mortgagor.

                SECTION 3.4 Leases. The Mortgagor represents and warrants that:

                        (i) the Leases identified on Schedule D attached hereto are the only Leases in existence on the date hereof with respect to the Leased Premises;

                        (ii) true copies of such Leases have been previously delivered to the Mortgagee and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

                        (iii) it is the sole owner of all of the Mortgagor's Interest in such Leases;

                        (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of the Mortgagor and the applicable Tenant thereunder, and is enforceable against the Mortgagor and such Tenant in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or by other laws and regulations of non-U.S. jurisdictions;

                        (v) to the best of Mortgagor's knowledge, there is no default under any of such material Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

                        (vi) all Rents due under such Leases have been paid in full through the date hereof;

                        (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Mortgagee pursuant to the provisions hereof;

                        (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one (1) month in advance;

                        (ix) to the best of Mortgagor's knowledge, there exists no offsets or defenses to the payment of any portion of the Rents and the Mortgagor owes no monetary obligation to any Tenant under any such Lease;

                        (x) it has received no notice from any Tenant challenging the validity or enforceability of any such Lease;

                        (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

                        (xii) each such Lease is subordinate to this Mortgage either pursuant to its terms or pursuant to a recordable Subordination Agreement.

                SECTION 3.5 Insurance. The Mortgagor represents and warrants that, except where the failure of clauses (i), (ii) or (iii) hereof to be true would not reasonably be expected to result in a Property Material Adverse Effect, (i) the Leased Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Mortgagor has not received notice of violation or cancellation thereof and (iv) all Insurance Policies or insurance certificates required pursuant to the First Priority Indenture have been delivered to the Mortgagee.

                SECTION 3.6 Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Permitted Mortgaged Property Lien but are not yet due and payable.

                SECTION 3.7 Environmental. The Mortgagor represents and warrants that:

                        (i) it has obtained all material Permits which are necessary with respect to the ownership and operation of its business and the Leased Premises under any and all Environmental Laws and is in material compliance with all terms and conditions thereof;

                        (ii) it is in material compliance with and has no material liability under any and all Environmental Laws applicable to the ownership and operation of its business and the Leased Premises including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws;

                        (iii) there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened, to Mortgagor's knowledge, against it or any Affiliate under the Environmental Laws which with respect to the Leased Premises would reasonably be expected to result in a material liability or material obligation under Environmental Laws, or in a Property Material Adverse Effect; and

                        (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent material compliance by the Mortgagor with the Environmental Laws, or which may give rise to any material liability under Environmental Laws including, without limitation, material liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, against or relating to the Mortgagor based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials, which would reasonably be expected to result in a material liability or material obligation under Environmental Laws or in a Property Material Adverse Effect.

                SECTION 3.8 No Conflicts, Consents, etc. Neither the execution and delivery hereof by the Mortgagor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Mortgagor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (ii) conflicts with any Requirement of Law applicable to the Mortgagor or its property or (iii) will result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property, except in the case of clause (i) and (ii) of this sentence, where such violation or conflict, would not result in a Property Material Adverse Effect. Other than consents previously provided to the Mortgagor, no consent of any party (including, without limitation, equityholders or creditors of the Mortgagor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by the Mortgagor granted by it pursuant to this Mortgage or for the execution, delivery or performance hereof by the Mortgagor except for the filing of this Mortgage and the other filings contemplated hereby or (ii) other than as described in
Article XI, the exercise by the Mortgagee of the remedies in respect of the Mortgaged Property pursuant to this Mortgage.

                SECTION 3.9 Benefit to the Mortgagor. The Mortgagor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the First Priority Indenture, the First Notes and the Collateral Documents.

                                   ARTICLE IV

                         CERTAIN COVENANTS OF MORTGAGOR

                SECTION 4.1 Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the First Priority Indenture, the First Notes and the Collateral Documents.

                SECTION 4.2     Title. The Mortgagor shall:

                        (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property except as permitted pursuant to the First Priority Indenture and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;

                        (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property, or the noncompliance with which may result in the imposition of a Lien (other than a Permitted Mortgaged Property
        Lien) on the Mortgaged Property, except where the failure to so comply would not result in a Property Material Adverse Effect, or the noncompliance with which may result in the imposition of a Lien (other than a Permitted Mortgaged Property Lien) on the Mortgaged Property, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Mortgaged Property Liens; and

                        (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Leased Premises or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Leased Premises as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Leased Premises or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such Proceeds are hereby assigned to and shall be paid to the Mortgagee for deposit into the Collateral Account and shall be applied in the manner applicable to Net Loss Proceeds to restore the Leased Premises in accordance with the provisions of Section 4.16 of the First Priority Indenture.

                SECTION 4.3     Maintenance and Use of Leased Premises;
 Alterations.

                        (i) Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true, in each and every respect, except where the failure so to be true would not result in a Property Material Adverse Effect.

                        (ii) Maintenance of Leased Premises. The Mortgagor shall maintain the Leased Premises in accordance with the provisions of the First Priority Indenture.

                        (iii) Alterations. The Mortgagor shall not make any Alteration to the Leased Premises except as permitted pursuant to the First Priority Indenture.

                        (iv) Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by
        Section 3.3(i) hereof, except where the failure to maintain such Permits would not reasonably be expected to have a Property Material Adverse Effect. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall comply with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Leased Premises or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except where the failure so to be in compliance would not reasonably be expected to result in a Property Material Adverse Effect.

                        (v) Zoning. The Mortgagor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Leased Premises without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld, conditioned or delayed.

                SECTION 4.4 Notices Regarding Certain Defaults. The Mortgagor shall, promptly upon receipt of any written notice regarding (i) any material default by the Mortgagor relating to the Mortgaged Property or any material portion thereof or (ii) the failure to discharge any of the Mortgagor's material obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

                SECTION 4.5 Access to Leased Premises, Books and Records; Other Information. Subject to the requirements of any Gaming Laws, upon reasonable prior notice to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have reasonable access to visit and inspect, as applicable, during normal business hours and such other reasonable time as may be requested by the Mortgagee to all of the Mortgaged Property including, without limitation, all of the books, correspondence and Records of the Mortgagor relating thereto. The Mortgagee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Mortgagor agrees to render to the Mortgagee at the Mortgagor's cost and expense, such clerical and other assistance as may be reasonably requested by the Mortgagee with regard thereto. The Mortgagor shall, at any and all times, within a reasonable time after written request by the Mortgagee, furnish or cause to be furnished to the Mortgagee, in such manner and in such detail as may be reasonably requested by the Mortgagee, additional information with respect to the Leased Premises; provided that any such inspection shall not unreasonably interfere with the Mortgagor's operations.

                SECTION 4.6 Limitation on Liens; Transfer Restrictions. (a) The Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber or hypothecate all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right to suffer to exist the following Liens in respect of the Mortgaged Property: (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless consented to by the Mortgagee); (ii) Permitted Liens (other than those described in clauses (c), (j), (l) and (p) of the definition of Permitted Liens); (iii) the Liens created pursuant to the Collateral Documents (as defined in the First Priority Indenture) and (iv) Leases to the extent permitted pursuant to the provisions of Article V hereof (the Liens described in clauses
(i) through (iv) of this sentence, collectively, "Permitted Mortgaged Property Liens").

                (b) The Mortgagor shall not sell, convey or otherwise dispose of any part of the Mortgaged Property except as permitted in the First Priority Indenture.

                SECTION 4.7     Environmental.

                        (i) Hazardous Materials. The Mortgagor shall (A) comply in all material respects with any and all present and future Environmental Laws, (B) not release, store, treat, handle, use, process, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Leased Premises in material violation of or in a manner that could reasonably be expected to result in any material liability under any present and future Environmental Law and (C) take all commercially reasonable steps to initiate and expeditiously complete all investigative, remedial, corrective and other action to eliminate any
        (1) violation of Environmental Laws or other conditions which could reasonably be expected to give rise to material liability or material obligations under Environmental Laws or (2) Property Material Adverse Effect. In the event the Mortgagor fails to comply with the covenants in the preceding sentence, the Mortgagee may, in addition to any other remedies set forth herein, as agent for and at the Mortgagor's sole cost and expense, cause any necessary investigation, remediation, removal or response action relating to Hazardous Materials to be taken and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Leased Premises for such purpose. Any costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and shall bear interest at the Default Rate. If, at any time that the Secured Obligations are outstanding, the Mortgagee has a reasonable basis to conclude that the Mortgagor has failed to comply with the covenants in this Section 4.7, or has breached the representations and warranties in Section 3.7 hereof, the Mortgagee shall have the right, but not the obligation, at the sole cost and expense of the Mortgagor, to conduct an environmental assessment of the Leased Premises by such Persons or firms appointed by the Mortgagee, and the Mortgagor shall cooperate in all respects in the conduct of such environmental assessment, including, without limitation, by providing reasonable access to the Leased Premises and to all Records relating thereto. To the extent that any environmental assessment identifies conditions which materially violate, or would reasonably be expected to give rise to material liability or material obligations under, Environmental Laws, or such violation, liability, or obligation would reasonably be expected to have a Property Material Adverse Effect, the Mortgagor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies in all material respects with the Environmental Laws and mitigates associated material health and environmental risks. Mortgagor shall indemnify and hold the Mortgagee and each Holder harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that the Mortgagee or the Holders may sustain by reason of the assertion against the Mortgagee or the Holders by any party of any claim relating to such Hazardous Materials on, under, or from the Leased Premises or actions taken with respect thereto as authorized hereunder except to the extent such claim arises from the gross negligence or willful misconduct of the Mortgagee or the Holders or is based upon acts or omissions subsequent to the Mortgagee's or the Holders' (or either of their agents' or designees') taking of possession and control of the Mortgaged Property. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof; and

                        (ii) Asbestos. The Mortgagor shall not install nor permit to be installed in or removed from the Leased Premises, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance, in all material respects, with all Environmental Laws, and with respect to any ACM currently present in the Leased Premises, such Mortgagor shall promptly either (A) remove or encapsulate any ACM which such Environmental Laws require to be removed or (B) otherwise comply, in all material respects, with such Environmental Laws with respect to such ACM, all at such Mortgagor's sole cost and expense. If such Mortgagor shall fail so to remove or encapsulate any ACM or otherwise comply, in all material respects, with such Environmental Laws, the Mortgagee may, in addition to any other remedies set forth herein, take reasonable or necessary steps to remove or encapsulate any ACM from the Leased Premises or otherwise comply, in all material respects, with applicable Environmental Laws, regulations or orders and such Mortgagor shall provide to the Mortgagee and its agents and employees reasonable access to the Leased Premises for such purpose. Any reasonable costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and bear interest at the Default Rate. The Mortgagor shall indemnify and hold the Mortgagee and each Holder harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Mortgagee or the Holders may sustain, as a result of the presence of any ACM and any removal thereof or compliance with all applicable Environmental Laws, except to the extent arising from the gross negligence or willful misconduct of the Mortgagee or its respective employees or agents or is based upon acts or omissions subsequent to the Mortgagee's or the Holders' (or either of their agents' or designees') taking possession and control of the Mortgaged Property. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

                SECTION 4.8 Estoppel Certificates. The Mortgagor shall, from time to time, upon ten (10) days' prior written request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the First Priority Indenture, the First Notes and the Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that to the Mortgagor's knowledge this Mortgage, the First Priority Indenture, the First Notes and the Collateral Documents, as applicable, are in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the First Notes.

                                    ARTICLE V

                                     LEASES

                SECTION 5.1 Mortgagor's Affirmative Covenants with Respect to Leases. With respect to each material Lease, the Mortgagor shall:

                        (i) observe and perform all the material obligations imposed upon the Landlord under such Lease;

                        (ii) promptly send copies to the Mortgagee of all notices of a material default which the Mortgagor shall send or receive thereunder; and

                        (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed, to the extent such enforcement would be commercially reasonable.

                SECTION 5.2 Mortgagor's Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall comply with provisions concerning Mortgagor's Negative Covenants within the First Priority Indenture.

                SECTION 5.3 Additional Requirements with Respect to New Leases. In addition to the requirements of Sections 5.1 and 5.2 hereof, the Mortgagor shall not enter into any Lease after the date hereof unless the Tenant under such Lease has subordinated its interest in the Leased Premises to the Lien of this Mortgage by the terms of such Lease or by entering into a Subordination Agreement and has otherwise complied with the provisions of
Section 10.06(ix) of the First Priority Indenture.

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

                SECTION 6.1     Present Assignment; License to the Mortgagor.
Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by the Mortgagor to the Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to the Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate in accordance with the First Priority Indenture (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Leased Premises), which is not conditioned upon Mortgagee being in possession of the Leased Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                SECTION 6.2     Collection of Rents by the Mortgagee.

                        (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and charges shall be applied to the Secured Obligations. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of any Event of Default or invalidate any act done pursuant to such notice.

                        (ii) The Mortgagor hereby irrevocably authorizes and directs the Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee following the occurrence and during the continuance of an Event of Default for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand. For the purposes of this Section 6.2, a notice from the Mortgagee to the Tenant shall be deemed to be conclusive.

                SECTION 6.3 No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any obligation for the operation, control, care, management or repair of the Leased Premises.

                SECTION 6.4 Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                SECTION 6.5 Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

                SECTION 7.1 Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due, all Charges that the Mortgagor is required to pay under the Mortgaged Leases. The Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

                SECTION 7.2 Escrow of Taxes. From and after the occurrence of an Event of Default, at the option and upon the request of the Mortgagee and to the extent not required by the Second Priority Trustee pursuant to the terms of the Second Priority Indenture, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof. Such amounts shall be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof.

                SECTION 7.3 Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, would result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, unless such Lien would constitute a Permitted Mortgage Property Lien.

                SECTION 7.4 Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of
Section 14.5 hereof.

                SECTION 7.5 Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage, the First Priority Indenture, the First Notes or any other Collateral Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

                SECTION 7.6 Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such Proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the Proceeds of any tax claim during any redemption period. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall be applied in accordance with the Priority Intercreditor Agreement.

                                  ARTICLE VIII

                                    INSURANCE

                SECTION 8.1 Required Insurance Policies and Coverages. The Mortgagor shall maintain in respect of the Leased Premises the Insurance Policies and coverages required under Section 4.18 of the First Priority Indenture.

                SECTION 8.2 Delivery After Foreclosure. In the event that the Proceeds of any insurance claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such Proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. Mortgagee shall retain its interest in the Insurance Policies required to be maintained pursuant to this Mortgage during any redemption period. The amount of any such Proceeds in excess of any deficiency claim of the Mortgagee shall be applied in accordance with the Priority Intercreditor Agreement.

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

                SECTION 9.1 Contesting of Charges. The Mortgagor may at its own expense contest the validity, amount or applicability of any Charges by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; to the extent that such contest is permitted by and conducted in accordance with the provisions set forth in clauses (a), (b), (e) and (f) of the definition of Permitted Liens. Notwithstanding the foregoing provisions of this Section 9.1,
(i) no contest of any such obligations may be pursued by the Mortgagor if such contest would expose the Mortgagee or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability unless the Mortgagor shall have furnished a bond or other security therefor satisfactory to the Mortgagee and (ii) if at any time payment or performance of any obligation contested by the Mortgagor pursuant to this Section 9.1 shall become necessary to prevent the imposition of remedies because of non-payment, the Mortgagor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

                SECTION 9.2 Contesting of Insurance. The Mortgagor shall not take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could reasonably be expected to be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Leased Premises and the Mortgagor shall otherwise comply in all respects with all Insurance Requirements in respect of the Leased Premises; provided, however, that the Mortgagor may, at its own expense and after written notice to the Mortgagee, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.

                                    ARTICLE X

                                 EVENTS OF LOSS

                SECTION 10.1 Events of Loss. If there shall occur any Event of Loss, individually or in the aggregate, in excess of $1.0 million, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Event of Loss. The Proceeds of any Event of Loss, insurance payable or award or payment in respect of such Event of Loss are hereby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps reasonably necessary to notify the condemning authority of such assignment. All Net Loss Proceeds, shall be made available to the Mortgagor for application in accordance with the provisions of Section 4.16 of the First Priority Indenture.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

                SECTION 11.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the First Priority Indenture.

                SECTION 11.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may, subject to the provisions of any applicable Gaming Laws, at its option, in addition to any other action permitted under this Mortgage or the First Priority Indenture or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

                        (i) by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

                        (ii) personally, or by its agents or attorneys, (A) give notice of such Event of Default to the Lessor under the Mortgaged Leases, (B) to the extent permitted by the Mortgaged Leases, act in all respects as lessee in respect of the Mortgaged Leases and perform on behalf of and for the account of the Mortgagor, any of the obligations of lessee thereunder, (C) enter into and upon and take possession of all or any part of the Leased Premises together with the books, Records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (D) use, operate, manage and control the Leased Premises and conduct the business thereof, (E) maintain and restore the Leased Premises, (F) make all reasonably necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (G) manage, lease and operate the Leased Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (H) collect and receive all Rents;

                        (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section
        11.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                        (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the First Priority Indenture, the First Notes and the other Collateral Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

                SECTION 11.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

                        (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the First Priority Indenture and the First Notes and realization on the Mortgaged Property and Proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and, (to the extent permitted by applicable Gaming Laws), the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property so assigned or conveyed. The power and agency hereby granted are coupled with an interest and are irrevocable by dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Leased Premises by the Mortgagor, or any Person claiming under the Mortgagor, shall be as Tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any Person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be Tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to Tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                        (ii) In the event of any sale made under or by virtue of this Article XI, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                        (iii) The Proceeds of any sale made under or by virtue of this Article XI, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article XI or otherwise, shall be applied in accordance with the provisions of the Priority Intercreditor Agreement.

                        (iv) Subject to the provisions of any applicable Gaming Laws, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this
        Article XI and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee is authorized to deduct under this Mortgage.

                        (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                        (vi) If the Leased Premises are comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 11.3 in respect of any or a number of individual parcels.

                SECTION 11.4    Additional Remedies in Case of an Event of
Default.

                        (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, Charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any Proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, Charges and costs (with interest at the Default Rate) from the Proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

                        (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                        (iii)   Any monies collected by the Mortgagee under this
        Section 11.4 shall be applied in accordance with the provisions of the Priority Intercreditor Agreement.

                SECTION 11.5    Legal Proceedings After an Event of Default.

                        (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                        (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any Person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any Mortgaged Property at the time held by or payable or deliverable under the terms of the First Priority Indenture.

                        (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct.

                SECTION 11.6 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                (b) The word "sale" as used in this Article XI with respect to the Mortgaged Leases shall mean the sale, transfer, assignment or conveyance for value of the leasehold interest of the Mortgagor in the Mortgaged Leases, together with all of the Mortgagor's right, title and interest in and to the other items comprising the Mortgaged Property.

                SECTION 11.7 Jurisdiction of the [STATE GAMING COMMISSION]. [Local counsel to provide].

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

                SECTION 12.1 Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, subject to the provisions of any applicable Gaming Laws, such personal property may, at the Mortgagee's option, (i) be sold hereunder together with any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days' prior notice of the time and place of any intended disposition.

                SECTION 12.2 Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

       NAME AND ADDRESS OF THE DEBTOR:    NAME AND ADDRESS OF THE SECURED PARTY:

                                          U.S. Bank National Association,
       _______________________              as Collateral Agent
       _______________________            180 East Fifth Street
       _______________________            St. Paul, MN  55101

       This Financing Statement covers the following types or items of property:

       This instrument covers the Mortgaged Property and goods or items of personal property which are or are to become Fixtures upon the real property described in Schedule A attached hereto. The name of the record owner of the Property on which such Fixtures are or are to be located is [________________________].

                                  ARTICLE XIII

                               FURTHER ASSURANCES

                SECTION 13.1 Recording Documentation to Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall (if it has not already done so), at its sole cost and expense, properly, duly and validly record an appropriate memorandum of the Mortgaged Leases and any material amendments or supplements thereto in each jurisdiction in which any of the land underlying the Leased Premises may be situated. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                SECTION 13.2 Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the

Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its commercially reasonable efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail within ten (10) days after written demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 13.2, the Mortgagee may, to the extent permitted by applicable Gaming Laws, execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and irrevocable.

                SECTION 13.3 Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                SECTION 14.1 Covenants To Run with the Leased Premises. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Leased Premises and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

                SECTION 14.2 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

                SECTION 14.3    Concerning Mortgagee.

                (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Priority Intercreditor Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Priority Intercreditor Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Priority Intercreditor Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and except as expressly set forth herein to the contrary, shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Priority Intercreditor Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring

        Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

                (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

                (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

                (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral.

                SECTION 14.4 Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage and such failure shall continue for a period of thirty (30) days after written notice thereof or, if such failure cannot be cured within such thirty (30) day period after diligent efforts by the Mortgagor to so cure, the cure period shall be extended for such period of time as is necessary to so cure, provided that the Mortgagor shall continuously, diligently and in good faith pursue a cure, (including, without limitation, the Mortgagor's covenants to (i) pay the premiums in respect of all required Insurance Policies hereunder,
(ii) pay Charges, (iii) make repairs, (iv) discharge Liens that do not constitute Permitted Mortgaged Property Liens or (v) pay or perform any obligations of the Mortgagor under any of the Mortgaged Leases) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), subject to the provisions of any applicable Gaming Laws and to the extent the same or similar rights are not exercised by the Second Priority Trustee pursuant to the Second Priority Indenture, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article IX hereof or the First Priority Indenture. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 14.5 hereof. Neither the provisions of this Section 14.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 14.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. Upon the occurrence and during the continuance of an Event of Default, subject to the provisions of any applicable Gaming Laws, the Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor to take any action and to execute any instrument consistent with the terms hereof and the other Collateral Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                SECTION 14.5 Expenses. The Mortgagor will upon demand pay to the Mortgagee the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Mortgagee may reasonably incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Mortgagee is made a party or participates pursuant to the provisions of this Mortgage or in which the right to use the Leased Premises or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Leased Premises with any Requirements of Law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Mortgagee or any Secured Party hereunder or (vi) the failure by the Mortgagor to perform or observe any of the provisions hereof. All amounts expended by the Mortgagee and payable by the Mortgagor under this
Section 14.5 shall be due three (3) days after demand thereof (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. The Mortgagor's obligations under this Section 14.5 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage.

                SECTION 14.6    Indemnity.

                (i) The Mortgagor agrees to indemnify, pay and hold harmless the Mortgagee and the officers, directors, employees, agents and Affiliates of the Mortgagee (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out hereof, the First Priority Indenture, the First Notes, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by the Mortgagor in this Mortgage, the First Priority Indenture, the First Notes, any other Collateral Document or any other document evidencing the Secured Obligations (the "Indemnified Liabilities"); provided, however, that the Mortgagor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee or is based upon acts or omissions subsequent to the Mortgagee's or the Holders' (or either of their agents' or designees') taking of possession and control of the Mortgaged Property. The Mortgagor need not pay for any settlement made without its consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                (ii) Survival. The obligations of the Mortgagor contained in this Section 14.6 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage, the First Priority Indenture and the other Collateral Documents.

                (iii) Reimbursement. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

                SECTION 14.7 Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its respective successors and assigns and (ii) subject to the provisions of applicable Gaming Laws, inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of the Mortgagor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), subject to the provisions of applicable Gaming Laws, any Holder of the First Notes may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject however, to the provisions of the First Priority Indenture.

                SECTION 14.8 Termination; Release. The Mortgaged Property shall be released from the Lien of this Mortgage in accordance with the provisions of the First Priority Indenture. Mortgagee, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded by the Mortgagor in the places where this Mortgage is recorded, shall conclusively evidence the release or assignment of this Mortgage.

                SECTION 14.9 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the First Priority Indenture and unless in writing and signed by the Mortgagee and the Mortgagor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Collateral Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

                SECTION 14.10 Notices. Unless otherwise provided herein or in the First Priority Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the First Priority Indenture, if to the Mortgagor, addressed to it at the address of the Issuers under the First Priority Indenture set forth in the First Priority Indenture, and if to the Mortgagee, addressed to it at its address set forth in the First Priority Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.

                SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE LEASED PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE MORTGAGOR AT ITS ADDRESS SET FORTH IN THE FIRST PRIORITY INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY THE MORTGAGOR REFUSES TO ACCEPT SERVICE, THE MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE MORTGAGEE TO BRING PROCEEDINGS AGAINST THE MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                SECTION 14.12 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                SECTION 14.13 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under the First Priority Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the First Priority Indenture or any other related document exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                SECTION 14.14 Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                SECTION 14.15 Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of mortgagor and mortgagee and nothing contained in the First Priority Indenture, the First Notes, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as mortgagor and mortgagee.

                SECTION 14.16 No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the First Priority Indenture or the First Notes, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Leased Premises or any part thereof.

                SECTION 14.17 No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                SECTION 14.18 Obligations Absolute. All obligations of the Mortgagor hereunder shall be absolute and unconditional irrespective of:

                (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Issuers under the First Priority Indenture, the Mortgagor or any other Guarantor;

                (ii) any lack of validity or enforceability of the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto;

                (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto;

                (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, the First Priority Indenture, the First Notes or any other agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 14.9 hereof; or

                (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

                SECTION 14.19   Mortgagee's Right To Sever Indebtedness.

                (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific amount and to execute in respect of such item a separate indenture and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate indenture, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an "Allocation Notice") to the Mortgagor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate obligation of the Mortgagor unrelated to the other transactions contemplated by the First Priority Indenture, any other Collateral Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 14.19, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of the Priority Intercreditor Agreement.

                (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the First Priority Indenture or any other Collateral

        Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

                (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this
        Section 14.19, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may, subject to the provisions of applicable Gaming Laws, and following the Mortgagor's failure to do so within ten
        (10) days of a request therefor, execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.

                (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.19 shall be effective only to the maximum extent permitted by law.

                SECTION 14.20   Mortgaged Leases.

                (i) The Mortgagor shall punctually and properly perform, observe and otherwise comply with each and every covenant, agreement, requirement and condition set forth in the Mortgaged Leases and do or cause to be done all things necessary or appropriate to keep the Mortgaged Leases in full force and effect and to preserve and keep unimpaired the rights of the Mortgagor thereunder. Upon request of the Mortgagee, the Mortgagor shall, subject to the terms of the Mortgaged Leases, request from the Lessor an estoppel certificate, addressed to the Mortgagee, stating that there is no default under the Mortgaged Leases, or any state of facts which, with the passage of time or notice or both, would constitute a default thereunder, or if there be any default under the Mortgaged Leases, giving the details thereof.

                (ii) In the event the Mortgagor acquires the fee simple title or any other estate or interest in the property subject to the Mortgaged Leases, such acquisition will not merge with the leasehold estate created by the Mortgaged Leases, but such other estate or interest will remain discrete and immediately become subject to the Lien of this Mortgage, and the Mortgagor shall execute, acknowledge and deliver any instruments requested by the Mortgagee to confirm the coverage of the Lien evidenced hereby upon such other estate or interest. The Mortgagor shall pay any and all conveyance or mortgage taxes and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

                (iii) The Mortgagor shall promptly notify the Mortgagee in writing of the occurrence of any default (or any event which, with the lapse of time or notice or both, would constitute a default) on the part of or caused by any party to the Mortgaged Leases. If for any reason the Mortgagor cannot timely make any payment under the Mortgaged Leases or perform or comply with any of its obligations under the Mortgaged Leases, the Mortgagor shall notify the Mortgagee in sufficient time to enable the Mortgagee (but the Mortgagee shall not be obligated) timely to make such payments and/or to perform or comply with such other obligations. On receipt by the Mortgagee from the Mortgagor pursuant to this subsection 14.20(iii), or from the Lessor under the Mortgaged Leases, of any such notice of default by, or inability to make any payment by, the Mortgagor thereunder, the Mortgagee may rely thereon and, after reasonable notice to the Mortgagor, take such action as the Mortgagee deems reasonably necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by the Mortgagor or by any other person.

                (iv) The Mortgagor shall not surrender the leasehold estate created by the Mortgaged Leases, or terminate or cancel the Mortgaged Leases. The Mortgagor shall not, without the prior written consent of the Mortgagee (which consent will not be unreasonably withheld, conditioned or delayed), amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of the Mortgaged Leases in whole or in part, whether or not a default shall have occurred and shall be continuing thereunder. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 14.20(iv) shall be void and of no force or effect.

                (v) No forbearance of any of the Mortgagor's obligations under the Mortgaged Leases, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release the Mortgagor from any of the Mortgagor's obligations under this Mortgage, including, without limitation, the Mortgagor's obligations with respect to the payment of rent as provided in the Mortgaged Leases and the performance of all of the other terms, provisions, covenants, conditions and agreements contained in the Mortgaged Leases to be performed by the Mortgagor thereunder.

                (vi) The leasehold estate of the Mortgagor created by the Mortgaged Leases and the estate of the Lessor under the Mortgaged Leases shall each at all times remain separate and apart and retain their separate identities, and no merger of the estate of the Mortgagor with the estate of the Lessor will result with respect to the Mortgagee or with respect to any purchaser acquiring the Leased Premises at any sale on foreclosure of the Lien of this Mortgage without the written consent of the Mortgagee.

                (vii) The Mortgagor covenants and agrees that if it shall be the subject of a proceeding under the Federal Bankruptcy Code, it shall not elect to treat the Mortgaged Leases as terminated (pursuant to Section 365 of the Federal Bankruptcy Code or any similar statute or law) without the prior written consent of the Mortgagee. The Mortgagor hereby irrevocably assigns to the Mortgagee the right to exercise such election.

                SECTION 14.21 Gaming Authorities. Nothing in this Mortgage shall require the Mortgagee to take any action contrary to the Indiana Riverboat Gambling Act or any Gaming Law or the rules, regulations or determinations promulgated by any Gaming Authority.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

                                    [_________________],
                                    Mortgagor

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                 ACKNOWLEDGMENT

                           [Local counsel to provide]

                                   Schedule A

                               [Legal Description]

                           [to come from title policy]

                                   Schedule B

                                Mortgaged Leases

                           [Local counsel to provide]

                                   Schedule C

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked title insurance commitment or the pro forma title commitment, as the case may be, issued by [______] Insurance Company, dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [_________] Title Insurance Company policy number [________] relating to the real property described in Schedule A attached hereto.

                                   Schedule D

                                     Leases

                                    [To come]

                                    Exhibit 1

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, 200__ by and between _________________________________, as collateral agent, having an office at ______________________________ (in such capacity, "Collateral Agent"), and _____________________, having an office at __________________________
("Tenant").

                                    RECITALS:

                A. Tenant is the tenant under a certain lease dated _____________, ____ between ________________________________, as landlord
("Landlord"), and Tenant, as tenant (as amended through the date hereof, the "Lease"), pursuant to which Tenant leased a portion (the "Leased Premises") of the property known as _____________________________, located at
_____________________________, as more particularly described in Schedule A attached hereto (the "Property").

                B. Landlord has or will grant a mortgage lien on and security interest in the Property to Collateral Agent (for its benefit and for the benefit of the holders of certain senior secured notes and notes issued in exchange therefor pursuant to that certain indenture dated as of March __, 2003) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the "Security Instruments").

                C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Collateral Agent has agreed not to disturb Tenant's possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

                NOW, THEREFORE, the parties hereto mutually agree as follows:

                1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Collateral Agent thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

                2. Nondisturbance. So long as Tenant complies with the provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Collateral Agent agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

                3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

                4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Collateral Agent, any receiver nor any Acquiring Party shall be:

                (a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

                (b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

                (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

                (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

                (e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

                (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Collateral Agent; or

                (g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

                Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

                5. Certain Acknowledgments and Agreements by Tenant. (a) Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Collateral Agent as security for the notes secured by the Security Instruments. In the event Collateral Agent notifies Tenant of the occurrence of a default under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Collateral Agent, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Collateral Agent or as otherwise authorized in writing by Collateral Agent. Landlord irrevocably authorizes Tenant to make the foregoing payments to Collateral Agent upon such notice and demand.

                (b) Tenant shall send a copy of any and all notices or statements under the Lease to Collateral Agent at the same time such notices or statements are sent to Landlord.

                (c) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

                6.              Collateral Agent to Receive Default Notices.
Tenant shall notify Collateral Agent of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Collateral Agent shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default or, if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

                7. Estoppel. Tenant hereby certifies and represents to Collateral Agent that as of the date of this Agreement:

                (a)     the Lease is in full force and effect;

                (b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant's obligations under the Lease;

                (c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant's knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

                (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

                (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one (1) month in advance;

                (f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

                (g) except for ____________, the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

                (h) except for _____________,Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

                (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

                8. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                9. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however, that in the event of the assignment or transfer of the interest of Collateral Agent, all obligations and liabilities of Collateral Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Collateral Agent's interest is assigned or transferred; and provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Collateral Agent which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

                10. Duplicate Original; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

                11. Limitation of Collateral Agent's Liability. (a) Collateral Agent shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                (b) In the event that Collateral Agent shall acquire title to the Leased Premises or the Property, Collateral Agent shall have no obligation, nor incur any liability, beyond Collateral Agent's then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Collateral Agent, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Collateral Agent hereunder or under the Lease, and Collateral Agent is hereby released and relieved of any other obligations hereunder and under the Lease.

                12. Modification in Writing. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                13. Lien of Security Instruments. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

                14. Compliance with Lease. Tenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

                15. Governing Law; Severability. This Agreement shall be governed by the laws of the State of [ ]. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                16. Further Actions. Tenant agrees at its own expense to execute and deliver, at any time and from time to time upon the reasonable request of Collateral Agent or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement. Moreover, Tenant hereby irrevocably appoints and constitutes Collateral Agent or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Collateral Agent or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days' notice from Collateral Agent or any Acquiring Party, has failed to execute and deliver.

                IN WITNESS WHEREOF, Collateral Agent and Tenant have duly executed this Agreement as of the date first above written.

                                         ---------------------------------,
                                         as Collateral Agent

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------,
                                         as Tenant

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

                The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as mortgagor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Collateral Agent of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.


                                         --------------------------------,a

                                         --------------------------------


                                         By:
                                            -----------------------------
                                            Name
                                            Title:

                                 ACKNOWLEDGMENT

                           [Local counsel to provide]

                             SCHEDULE A to EXHIBIT 1

                          Description of Real Property

                                   EXHIBIT F-3

                              FORM OF SHIP MORTGAGE


           [Intentionally omitted--filed herewith as separate exhibit]

                                      F-3-1

                                   EXHIBIT F-4

                    FORM OF PRIORITY INTERCREDITOR AGREEMENT


           [Intentionally omitted--filed herewith as separate exhibit]

                                      F-3-1

                                                                         Annex A

             Terms of Amendment to Priority Intercreditor Agreement

        The amendment to the Priority Intercreditor Agreement required to be entered into by each Representative of First Priority Pari Passu Indebtedness that is secured by a pari passu first priority Lien on any part of the Collateral shall contain the following terms and shall otherwise be substantially consistent with the existing terms of the Priority Intercreditor
Agreement:

Appointment of Collateral Agent

        The Representative shall appoint the Collateral Agent to take all such actions with respect to the Liens on the Collateral securing such First Priority Pari Passu Indebtedness as Collateral Agent is authorized to take on behalf of Trustee with respect to the Liens securing the Obligations and the Second Priority Obligations (as defined in the Priority Intercreditor Agreement), including without limitation, to: (i) execute and deliver any documents relating to the Lien securing such First Priority Pari Passu Indebtedness, (ii) hold its Lien on the Collateral and (iii) act as its agent in any enforcement action relating to the Collateral.

Acknowledgement of Liens

        The Representative shall acknowledge the Liens on the Collateral securing the Obligations and the Second Priority Obligations and shall agree that it will not contest such Liens in any judicial or other proceeding and the Trustee and the Second Priority Trustee will acknowledge the Liens on the Collateral securing such First Priority Pari Passu Indebtedness and shall agree that each will not contest such Liens in any judicial or other proceeding.

Enforcement; Cooperation

        The Representative shall agree that it shall not take any action directly or indirectly to enforce the Liens on the Collateral securing the First Priority Pari Passu Indebtedness (including, without limitation, commencing or joining with any creditor other than Collateral Agent or the Trustee in any enforcement, collection, execution, levy or foreclosure proceeding with respect to the Collateral) prior to the Obligations being indefeasibly paid in full in cash and the Indenture being discharged in accordance with its terms. The Representative shall agree to cooperate in any such enforcement action brought by the Trustee with respect to the Collateral. The amendment will also provide that after the Obligations have been indefeasibly paid in full in cash and the Indenture has been discharged in accordance with it's terms, the Representative shall have the same control over enforcement proceedings with respect to the Collateral securing such First Priority Pari Passu Indebtedness with respect to the Second Priority Trustee as the Trustee had with respect to the Representative and the Second Priority Trustee prior to such repayment of the Obligations. The Collateral Agent shall agree not to follow any instruction from Representative that is inconsistent on its face with the limitations on the Representative's powers provided in such amendment to the Priority Intercreditor Agreement.

Liquidation; Dissolution; Bankruptcy

        After the Obligations have been indefeasibly paid in full in cash and the Indenture has been discharged in accordance with it's terms, the holders of First Priority Pari Passu Indebtedness on

                                    Annex A-1
whose behalf the Representative are acting shall have the same rights concerning the matters set forth in the preceding sentence with respect to the First Priority Trustee as are provided to the Trustee with respect to the Representative and the Second Priority Trustee prior to such repayment of the Obligations. The Representative shall agree not to contest the enforceability of the provisions of the Priority Intercreditor Agreement in any bankruptcy or similar proceeding.

Application of Proceeds of Shared Collateral

        The Representative shall agree that any proceeds received from any disposition of Collateral on which the holders of the First Priority Pari Passu Indebtedness on whose behalf it is acting has a Lien shall be paid: first, to the expenses of the Collateral Agent in connection with such disposition, second, pro rata to the Trustee and the Representative for payment of their respective expenses under the Indenture and the instrument creating or evidencing the First Priority Pari Passu Indebtedness for the holders of which the Representative is acting; third, pro rata to the Trustee for payment of the Obligations and the Indebtedness held by the Representative fourth, to the Second Priority Trustee for payment of the Second Priority Secured Obligations in accordance with the terms of the Second Priority Indenture and fifth, to the Issuers, the Guarantors or any other party entitled thereto.

Paying over of Proceeds

        The Representative shall agree that in the event it forecloses upon or receives any proceeds of Collateral prior to the Obligations being paid in full in cash, it shall turn such Collateral or proceeds over to the Collateral Agent for application as provided in the Priority Intercreditor Agreement. The Second Priority Trustee shall agree that in the event it forecloses upon or receives any proceeds of Collateral on which the holders of First Priority Pari Passu Indebtedness have been granted a Lien prior to such First Priority Pari Passu Indebtedness being paid in full in cash, it shall turn such Collateral or proceeds over to the Collateral Agent for application as provided in the Priority Intercreditor Agreement.

                                    Annex A-2

                                SCHEDULE 4.20(b)

                              RELATED TRANSACTIONS


             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   Affiliate party transactions are governed by the provisions of the indentures governing the Notes, which generally require that such transactions be on terms as favorable as would be obtainable from an unaffiliated party.

   Transaction with Trump Casinos II, Inc. Pursuant to the Castle Services Agreement, TCI-II agreed to provide Marina Associates consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other services with respect to the business and operations of Marina Associates, in exchange for certain fees to be paid in those years in which EBITDA exceeds prescribed amounts, as discussed below. For purposes of calculating the fees pursuant to the Castle Services Agreement, EBITDA represents income from operations before depreciation, amortization, refinancing costs and the non-cash write-downs of CRDA investments.

   Under the Castle Services Agreement, Marina Associates was required to pay TCI-II an annual fee of $1.5 million for each year in which EBITDA exceeded $50 million. If EBITDA in any fiscal year did not exceed such amount, no annual fee was due. In addition to the annual fee, TCI-II was entitled to receive an incentive fee in an amount equal to 10% of EBITDA in excess of $45.0 million for such fiscal year. Pursuant to the Castle Services Agreement, Mr. Trump earned approximately $2.3 million, $2.2 million and $3.5 million, based on Marina Associates' EBITDA for the years ended December 31, 2000, 2001 and 2002, respectively.

   In connection with the offering, Mr. Trump has caused TCI-II to agree to terminate the Castle Services Agreement if the offering is consummated; provided, however, that any incentive compensation earned under the Castle Services Agreement in respect of 2002 but payable thereafter shall remain payable.

   Transaction with Trump Taj Majal Associates. In December 2000, Trump Administration, a division of Trump Taj Majal Associates, assumed the rights and responsibilities of Trump Casino Services, LLC, or TCS, as a result of the merger of TCS with and into Trump Taj Majal Associates. TCS was formed in June 1996 to provide managerial, financial, accounting, purchasing, legal and other services necessary and incidental to the operations of each of the Trump casino properties pursuant to a Second Amended and Restated Services Agreement (or the Administrative Services Agreement), dated as of January 1, 1998, by and among TCS and each of (i) Trump Plaza Associates, (ii) Trump Taj Majal Associates,
(iii) Marina Associates, and (iv) Trump Indiana, Inc. The Administrative Services Agreement requires Trump Plaza Associates, Trump Taj Majal Associates, Marina Associates and/or Trump Indiana, Inc., as the case may be, to pay Trump Administration on an allocated basis all of the costs and expenses incurred by Trump Administration in providing such services, including without limitation, all payroll and employee benefits and related costs associated with the employees utilized by Trump Administration in providing such services as well as all overhead and other expenses incurred in the ordinary course of providing the administrative services for the casinos. The term of the Administrative Services Agreement is 10 years unless terminated earlier by any of the parties upon 90 days prior written notice to each of the other parties. For the years ended December 31, 2000, 2001 and 2002, Marina Associates and Trump Indiana, Inc. incurred fees and expenses of approximately $4.9 million, $3.5 million and $3.4 million respectively, under the Administrative Services Agreement. The indentures governing the Notes limit the total amounts payable by the Company under the Administrative Services Agreement with respect to such administrative services to $6.0 million per year.

   Transaction with Trump Marketing Services, LLC. On April 27, 2001, Trump Indiana, Inc. entered into a Marketing Agreement with Trump Marketing Services, LLC, or Trump Marketing, an entity wholly-owned by THCR Holdings. Pursuant to the Marketing Agreement, Trump Marketing agreed to (i) conduct and manage all marketing and player development activities at Trump Indiana; (ii) develop and implement hotel sales and reservation systems; and (iii) develop and produce live entertainment stage shows. In addition, Trump Marketing granted to Trump Indiana, Inc. a non-exclusive right and license to use the "Trump" name in connection with casino gaming and related activities conducted by Trump Indiana, Inc. in consideration for payment of an annual fee of $2 million. In consideration of the services rendered by Trump Marketing, Trump Indiana is required to pay an annual base fee of $2.5 million plus an annual incentive fee equal to a percentage of gross operating profit (as defined in the Marketing Agreement) of Trump Indiana, Inc. in excess of a specified amount. Trump Indiana, Inc. also agreed to reimburse for reasonable and sufficiently documented expenses incurred by Trump Marketing, its officers and employees and/or agents in rendering services pursuant to the Marketing Agreement. For the years ended December 31, 2000, 2001 and 2002, Trump Marketing earned $4.7 million, $4.7 million and $6.1 million, respectively.

   Prior to the closing of this offering and the concurrent private offering of Second Priority Notes to an affiliate of ours, Trump Marketing will assign all of its rights under this Marketing Agreement to Trump Casino Holdings, an issuer of the Notes, effectively eliminating this expense on a consolidated basis. The Marketing Agreement will be amended to extend the term to December 1, 2010 at the closing of this offering and the concurrent private offering of Second Priority Notes to an affiliate of ours.

   Intercompany Promissory Note. Trump Indiana, Inc. issued a promissory note, dated as of January 1, 1996 and amended and restated as of April 27, 2001, to THCR Holdings in a principal amount up to $90 million in respect of investments made in Trump Indiana, Inc. Interest on the promissory note is payable quarterly on the first day of March, June, September and December until maturity at a rate of 15% per annum. THCR Holdings will contribute the promissory note to Trump Casino Holdings prior to the closing of this offering and the concurrent private offering of Second Priority Notes to an affiliate of ours, effectively eliminating this expense on a consolidated basis. The promissory note will be amended to extend the maturity date to December 1, 2010 at the closing of this offering and the concurrent private offering of Second Priority Notes to an affiliate of ours.

   Indemnification Agreements. In March 2000, the Board of Directors of THCR authorized and directed THCR to cause Marina Associates and Trump Indiana, Inc. to enter into indemnification agreements with each of the Directors of THCR in connection with the performance of their duties as directors. In addition, directors and officers of the Issuers and the Guarantors are entitled to indemnification under their respective organizational documents.

   Use of Proceeds. A portion of the net proceeds of this offering and the concurrent private offering of Second Priority Notes to an affiliate of ours will be distributed to THCR Holdings, an affiliate of the Company, and used to retire debt of THCR Holdings, some of which debt ($1.7 million principal amount) is owned by Donald J. Trump.

   Second Priority Notes.  In connection with the issuance of the Notes, Donald
J. Trump, or one of his affiliates, will purchase, in a concurrent private offering, $15.0 million aggregate principal amount of additional Second Priority Notes at the same purchase price at which the Initial Purchasers are purchasing the Second Priority Notes. A portion of the funds required by Mr. Trump to purchase such Second Priority Notes may be obtained through a loan from an affiliate of UBS Warburg LLC, one of the Initial Purchasers. In connection with such purchase, we have agreed to provide the purchaser with certain registration rights under the Securities Act.

   Affiliates of certain of the Initial Purchasers may purchase all or a portion of the Second Priority Notes offered hereby.